As filed with the Securities and Exchange Commission on March 27, 2003



                                  Investment Company Act File No. 811-21299
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM N-1A

                       REGISTRATION STATEMENT UNDER THE
                        INVESTMENT COMPANY ACT OF 1940      [X]



                                Amendment No. 2             [X]
                       (Check appropriate box or boxes)



                             ____________________

                              MASTER MONEY TRUST
              (Exact Name Of Registrant As Specified In Charter)
                             ____________________

                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                   (Address Of Principal Executive Offices)

             (Registrant's Telephone Number, Including Area Code):
                                (609) 282-2800
                             ____________________

                                TERRY K. GLENN
                              Master Money Trust
             800 Scudders Mill Road, Plainsboro, New Jersey 08536
       Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and address of agent for service)
                             ____________________

                                  Copies to:

   Counsel for the Trust:                          Philip L. Kirstein, Esq.
SIDLEY AUSTIN BROWN & WOOD LLP                    FUND ASSET MANAGEMENT, L.P.
    787 Seventh Avenue                                  P.O. Box 9011
 New York, New York 10019-6018                Princeton, New Jersey 08543-9011
Attention: Laurin Blumenthal Kleiman, Esq.

                          Jeffrey S. Alexander, Esq.
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                           1400 Merrill Lynch Drive
                         Pennington, New Jersey 08534

==============================================================================

                               EXPLANATORY NOTE

        This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

        This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Registrant's Part B is incorporated by reference into the Registrant's Part A and the Registrant's Part A is incorporated by reference into the Registrant's Part B.

                                   PART A.



                                March 27, 2003



                              MASTER MONEY TRUST
                      MASTER GOVERNMENT SECURITIES TRUST
                            MASTER TAX-EXEMPT TRUST
                             MASTER TREASURY TRUST

Responses to Items 1, 2, 3, 5 and 9 Have Been Omitted Pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.


        Each of Master Money Trust ("Money Trust"), Master Government Securities Trust ("Government Trust"), Master Tax-Exempt Trust ("Tax-Exempt Trust") and Master Treasury Trust ("Treasury Trust" and, collectively, the "Trusts") is part of a corresponding master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (1)(a) Post-Effective Amendment No. 36 of the Registration Statement on Form N-1A (Securities Act File No. 2-59311 and Investment Company Act File No. 811-02752) of CMA Money Fund, (b) Post-Effective Amendment No. 26 of the Registration Statement on Form N-1A (Securities Act File No. 2-72724 and Investment Company Act File No. 811-03205) of CMA Government Securities Fund,
(c) Post-Effective Amendment No. 30 of the Registration Statement on Form N-1A (Securities Act File No. 2-69877 and Investment Company Act File No. 811-3111) of CMA Tax-Exempt Fund, and (d) Post-Effective Amendment No. 18 of the Registration Statement on Form N-1A (Securities Act File No. 33-37439 and Investment Company Act File No. 811-06196) of CMA Treasury Fund, each as filed with the Securities and Exchange Commission (the "Commission") on February 10, 2003, and as amended from time to time (the "CMA Registration Statements") and
(2)(a) Pre-Effective Amendment No. 1 of the Registration Statement on Form N-1A (Securities Act File No. 333-99387 and Investment Company Act File No. 811-21196) of WCMA Money Fund, (b) Pre-Effective Amendment No. 1
of the Registration Statement on Form N-1A (Securities Act File No. 333-99395 and Investment Company Act File No. 811-21197) of WCMA Government Securities Fund, (c) Pre-Effective Amendment No. 1 of the Registration Statement on Form N-1A (Securities Act File No. 333-99391 and Investment Company Act File No. 811-21198) of WCMA Tax-Exempt Fund, and (d) Pre-Effective Amendment No. 1 of the Registration Statement on Form N-1A (Securities Act File No. 333-99389 and Investment Company Act File No. 811-21199) of WCMA Treasury Fund, each as filed with the Commission on March 20, 2003, and as may be amended from time to time (the "WCMA Registration Statements").

        This Registration Statement refers to CMA Money Fund, CMA Government Securities Fund, CMA Tax-Exempt Fund and CMA Treasury Fund collectively as the CMA Funds. The WCMA Money Fund, WCMA Government Securities Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund are collectively referred to herein as the WCMA Funds. Part A of each CMA Registration Statement includes the prospectus of the CMA Funds. Part A of each WCMA Registration Statement includes the prospectus of the WCMA Funds. Each corresponding CMA Fund (as defined below), each corresponding WCMA Fund (as defined below) and any other feeder fund that may invest in a corresponding Trust (as defined below) are referred to herein as "Feeder Funds."

        Each Feeder Fund invests all of its respective assets in beneficial interests of its corresponding Trust. All portfolio investments will be at the level of each corresponding Trust. As of the date hereof, only two Feeder Funds, each corresponding CMA Fund and WCMA Fund, invest in each corresponding Trust as noted in the chart below:


Corresponding CMA Fund           Corresponding WCMA Fund           Corresponding Trust
----------------------           -----------------------           -------------------
CMA Money Fund                   WCMA Money Fund                   Master Money Trust

CMA Government Securities        WCMA Government Securities        Master Government Securities
Fund                             Fund                              Trust

CMA Tax-Exempt Fund              WCMA Tax-Exempt Fund              Master Tax-Exempt Trust


CMA Treasury Fund                WCMA Treasury Fund                Master Treasury Trust





ITEM 4.  Investment Objectives, Principal Investment Strategies, and Related
Risks.

        Each Trust is an open-end management investment company that was organized on August 29, 2002 as a statutory trust under the laws of the State of Delaware. Beneficial interests in each Trust are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the 1933 Act. Investments in a Trust may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Fund Asset Management, L.P. (the "Manager") manages each Trust's investments under the overall supervision of the Boards of Trustees of each Trust.

   (a)  Investment Objectives.


        Money Trust

        The investment objectives of the Money Trust are to seek current income, preservation of capital and liquidity.

        Government Trust

        The Government Trust's investment objectives are to seek preservation of capital, current income and liquidity.

        Tax-Exempt Trust

        The investment objectives of the Tax-Exempt Trust are to seek current income exempt from Federal income tax, preservation of capital and liquidity.

        Treasury Trust

        The investment objectives of the Treasury Trust are to seek preservation of capital, liquidity and current income.


   (b)  Implementation of Investment Objectives.

        Money Trust

     The Money Trust tries to achieve its objectives by investing in a diversified portfolio of short term securities. These instruments are dollar-denominated short term securities that mature or reset to a new interest rate within 13 months (25 months if the U.S. Government has issued or guaranteed the debt). The Trust will provide shareholders with at least 60 days' prior written notice before changing this strategy. The Trust's dollar-weighted average maturity will not exceed 90 days.


        Other than U.S. Government and certain U.S. Government agency securities, the Money Trust invests in short term securities having one of the two highest short term ratings from a nationally recognized rating agency. The Money Trust also may invest in unrated short term securities, but only when the Manager, pursuant to authority delegated by the Board of Trustees, determines that the credit quality is comparable to securities having one of the two highest ratings. Certain short term securities are entitled to the benefit of guarantees, letters of credit or similar arrangements provided by a financial institution. When this is the case, the Manager may consider the obligation of the financial institution and its creditworthiness in determining whether the security is an appropriate investment for the Money Trust.


        The Manager will vary the types of short term securities in the Money Trust's portfolio, as well as the Trust's average maturity. The Manager decides which securities to buy and sell based on its assessment of the relative value of different securities and future interest rates. The Manager seeks to improve the Trust's yield by taking advantage of differences in yield that regularly occur among similar kinds of securities.

        Among the short term securities the Money Trust may buy are:

        U.S. Government Securities -- Debt securities that are issued by or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

        U.S. Government Agency Securities -- Debt securities issued or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government sponsored enterprises and U.S. Government instrumentalities that are not direct obligations of the U.S. Government.

        Bank Money Instruments -- Obligations of commercial banks of other depository institutions, such as certificates of deposit, bankers' acceptances, bank notes and time deposits. The Money Trust may invest only in obligations of savings banks and savings and loan associations organized and operating in the United States. The obligations of commercial banks may be Eurodollar obligations or Yankeedollar obligations. The Trust may invest in Eurodollar obligations only if they, by their terms, are general obligations of the U.S. parent bank.

        The Money Trust also may invest up to 25% of its total assets in bank money instruments issued by foreign depository institutions and their foreign branches and subsidiaries.

        Commercial Paper -- Obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short term funding.

        Short Term Obligations -- Corporate or foreign government debt and asset-backed securities with a period of 397 days or less remaining to maturity.

        Floating Rate Obligations -- Obligations of government agencies, corporations, depository institutions or other issuers that periodically reset their interest rate to reflect a current market rate, such as the federal funds rate or a bank's prime rate, or the level of an interest rate index, such as LIBOR (a well-known short term interest rate index).

        Insurance Company Obligations -- Short term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

        Master Notes -- Variable principal amount demand instruments issued by securities firms and other corporate issuers.

        Other Eligible Investments -- Other money market instruments permitted by SEC rules governing money market funds.


         Repurchase Agreements; Purchase and Sale Contracts -- The Money Trust may enter into certain types of repurchase agreements or purchase and sale contracts. In a repurchase agreement the Money Trust buys a security from another party, which agrees to buy it back at an agreed upon time and price. The Money Trust may invest in repurchase agreements involving the money market securities described above. Purchase and sale contracts are similar to repurchase agreements, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Trust may lose money.

        Reverse Repurchase Agreements -- In a reverse repurchase agreement, the Money Trust sells a security to another party and agrees to buy it back at a specific time and price. The Trust may engage in reverse repurchase agreements involving the securities described above.

        When Issued Securities, Delayed Delivery Securities and Forward Commitments -- The Money Trust may buy or sell money market securities on a when issued, delayed delivery and forward commitment basis. In these transactions, the Trust buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

        The Money Trust cannot guarantee that it will achieve its objectives.



        Government Trust



        The Trust tries to achieve its objectives by investing exclusively in a diversified portfolio made up only of short term securities that are direct U.S. Government obligations. The Trust also enters into repurchase agreements with banks and securities dealers that involve direct obligations of the U.S. Government. The Trust will provide its shareholders with at least 60 days' prior written notice before changing this strategy.



        In seeking to achieve the Government Trust's objectives, the Manager varies the kinds of short term U.S. Government securities held in the Trust's portfolio as well as its average maturity. The Manager decides which of these securities to buy and sell based on its assessment of the relative values of various short term U.S. Government securities and repurchase agreements, as well as future interest rates.


        The Government Trust may invest only in short term U.S. Government securities that are issued or guaranteed by U.S. Government entities and are backed by the full faith and credit of the United States, such as:

        o      U.S. Treasury obligations

        o      U.S. Government agency securities

        o Variable rate U.S. Government agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate

        o Deposit receipts, which represent interests in component parts of U.S. Treasury bonds or other U.S. Government or U.S. Government agency securities


        The Government Trust may invest in short term U.S. Government securities with maturities of up to 762 days (25 months). The Trust's dollar-weighted average maturity will not exceed 90 days.

        The Government Trust also may enter into repurchase agreements involving U.S. Government securities described above. The Trust also may invest in the U.S. Government securities described above pursuant to purchase and sale contracts.

        The Government Trust may buy and sell U.S. Government securities on a when issued, delayed delivery or forward commitment basis. In these transactions, the Trust buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

        The Government Trust cannot guarantee that it will achieve its objectives.



        Tax-Exempt Trust


        The Tax-Exempt Trust tries to achieve its objectives by investing in a diversified portfolio of short term tax-exempt securities. These securities mature or reset to a new interest rate within 13 months. Certain short term tax-exempt securities have maturities that are longer than 13 months, but give the Trust the right to demand payment from a financial institution within that period. The Trust treats these securities as having a maturity of 13 months or less. The Trust's dollar-weighted average maturity will not exceed 90 days.

        The Tax-Exempt Trust only invests in short term tax-exempt securities having one of the two highest ratings from a nationally recognized rating agency. The Tax-Exempt Trust also may invest in unrated short term securities, but only when the Manager, pursuant to authority delegated by the Board of Trustees, determines that the credit quality is comparable to securities having one of the two highest ratings. Certain short term tax-exempt securities are entitled to the benefit of insurance, guarantees, letters of credit or similar arrangements provided by a financial institution. When this is the case, the Manager may consider the obligation of the financial institution and its creditworthiness in determining whether the security is an appropriate investment for the Trust.


        The Manager will seek to keep its assets fully invested to maximize the yield on the Trust's portfolio. There may be times, however, when the Trust has uninvested cash, which will reduce its yield.


        The Manager will vary the types of short term tax-exempt securities in the Tax-Exempt Trust's portfolio, as well as its average maturity. The Manager decides which securities to buy based on its assessment of relative values of different securities and future interest rates. The Manager seeks to improve the Trust's yield by taking advantage of differences in yield that regularly occur between similar kinds of securities.

        The Tax-Exempt Trust does not presently intend to invest more than 25% of its assets in short term tax-exempt securities of issuers located in a single state.


        The Tax-Exempt Trust may invest up to 10% of its net assets in illiquid securities.

        The Tax-Exempt Trust will not invest in taxable securities, except that certain tax-exempt bonds, known as "private activity bonds," may subject certain investors to a Federal alternative minimum tax. Distributions of tax-exempt income from the Trust may be subject to state and local income taxes. Distributions of capital gains, if any, will generally be subject to Federal and state (and local, if applicable) income taxes.

        Among the short term tax-exempt securities the Tax-Exempt Trust may buy are:

        Tax-Exempt Notes -- short term municipal debt obligations often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

        Tax-Exempt Commercial Paper -- short term unsecured promissory notes used to finance general short term credit needs.


        Tax-Exempt Bonds -- long term debt obligations that pay interest exempt from Federal income tax. The Tax-Exempt Trust will only invest in long term debt obligations that have remaining maturities of 397 days or less or that the Trust has a contractual right to sell (put) periodically or on demand within that time.


        Variable Rate Demand Obligations -- floating rate securities that combine an interest in a long term tax-exempt bond with a right to demand payment periodically or on notice. The Tax-Exempt Trust also may buy a participation interest in a variable rate demand obligation owned by a commercial bank or other financial institution. When the Trust purchases a participation interest, it receives the right to demand payment on notice to the owner of the obligation. The Trust will not invest more than 20% of its total assets in participation interests in variable rate demand obligations.

        Short Term Tax-Exempt Derivatives -- a variety of securities that generally represent the Tax-Exempt Trust's ownership interest in one or more tax-exempt bonds held by a trust or partnership coupled with a contractual right to sell (put) that interest to a financial institution, periodically or on demand, for a price equal to face value. Income on the underlying tax-exempt bonds is "passed through" the trust or partnership to the Trust and other institutions that have an ownership interest. Depending on the particular security, the Trust may receive pass-through income at a fixed interest rate or a floating money market interest rate.


        Municipal Lease Obligations -- participation certificates issued by government authorities to finance the acquisition, development or construction of equipment, land or facilities. The certificates represent participations in a lease or similar agreement and may be (but are not obligated to be) backed by the municipal issuer's promise to budget for and appropriate funds to make payments due under the lease.


        When Issued Securities and Delayed Delivery Securities -- The Tax-Exempt Trust may buy or sell short term tax-exempt securities on a when issued or delayed delivery basis. In these transactions, the Trust buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

        The Tax-Exempt Trust's portfolio represents a significant percentage of the market in short term tax-exempt securities. A shortage of available high quality short term tax-exempt securities will affect the yield on the Trust's portfolio. The Tax-Exempt Trust may suspend or limit sales of beneficial interests if, due to such a shortage, the sale of additional shares of beneficial interests would not be in the best interest of the Trust's shareholders.

        The Tax-Exempt Trust cannot guarantee that it will achieve its objectives.

        Treasury Trust


        The Trust seeks to achieve its objectives by investing exclusively in a diversified portfolio of short term marketable securities that are direct obligations of the U.S. Treasury. The Trust will provide shareholders with at least 60 days' prior written notice before changing this strategy.


        The Trust may invest in short term U.S. Treasury securities with maturities of up to 762 days (25 months). The Trust's dollar-weighted average maturity will not exceed 90 days.


        In seeking to achieve the Treasury Trust's objectives, the Manager varies the kinds of short term U.S. Treasury securities held in the Trust's portfolio and its average maturity. The Manager decides which U.S. Treasury securities to buy and sell based on its assessment of their relative values and future interest rates.


        The Trust may buy or sell U.S. Treasury securities on a when issued, delayed delivery or a forward commitment basis. In these transactions, the Trust buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than the purchase or sale price.

        The Treasury Trust cannot guarantee that it will achieve its objectives.



   (c)  Risks


        This section contains a summary discussion of the general risks of investing in each Trust. As with any mutual fund, no assurance can be given that each Trust will meet its investment objectives or that each Trust's performance will be positive for any period of time.


        Credit Risk -- Credit risk is the risk that the issuer of a security owned by a Trust will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. While the Trusts invest only in money market securities of highly rated issuers, those issuers still may default on their obligations.

        Selection Risk -- Selection risk is the risk that the securities that the Manager selects will underperform other funds with similar investment objectives and investment strategies.

        Interest Rate Risk -- Interest rate risk is the risk that prices of money market securities owned by a Trust generally increase when interest rates go down and decrease when interest rates go up. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

        Borrowing Risk -- A Trust may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of a Trust's beneficial interests and in the yield on a Trust's portfolio. Borrowing will cost a Trust interest expense and other fees. The cost of borrowing money may reduce a Trust's return.

        Income Risk -- Each Trust's yield will vary as the short term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.


        When Issued Securities, Delayed Delivery Securities and Forward Commitments -- When issued and delayed delivery securities and forward commitments involve the risk that the security a Trust buys will lose value prior to its delivery. There is also the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, a Trust loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

        Repurchase Agreements; Purchase and Sale Contracts -- The Money Trust and the Government Trust may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price. This insulates a Trust from changes in the market value of the security during the period, except for currency fluctuations. Purchase and sale contracts are similar to repurchase agreements, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, a Trust may lose money.


        Additional Risks of the Money Trust

        Securities Lending Risk -- The Money Trust may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust also could lose money if it does not recover the securities and/or the value of the collateral falls including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Trust.

        Reverse Repurchase Agreement -- The Money Trust may enter into reverse repurchase agreements with financial institutions. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Trust could lose money if it is unable to recover its securities and the value of the collateral held by the Trust is less than the value of the securities. These events could trigger adverse tax consequences to the Trust.

        Foreign Market Risk -- The Money Trust may invest in U.S. dollar denominated money market instruments and other short term debt obligations issued by foreign banks and similar institutions. Although the Trust will invest in these securities only if the Manager determines they are of comparable quality to the Trust's U.S. investments, investing in securities of foreign issuers involves some additional risks that also can increase the chances that the Trust will lose money. These risks include the possibly higher costs of foreign investing, and the possibility of adverse political, economic or other developments. The Trust is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be difficult for the Trust to buy and sell securities on these exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

        Additional Risks of Tax-Exempt Trust

        Variable Rate Demand Obligations and Municipal Derivatives -- When the Tax-Exempt Trust invests in variable rate demand obligations or short term municipal derivatives, it assumes credit risk with respect to the financial institution providing the Trust with the right to demand payment or put (sell) the security. While the Trust invests only in short term municipal securities of high quality issuers, or which are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations.

        Short Term Municipal Derivatives -- Short term municipal derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short term municipal securities. These issues might be resolved in a manner adverse to the Tax-Exempt Trust. For example, the Internal Revenue Service has never ruled on the subject of whether pass-through income paid to the Trust is tax-exempt. The Trust receives an opinion of counsel that pass-through income is tax-exempt, but that does not mean that the IRS will never rule that pass-through income is taxable.

        Municipal Lease Obligations -- In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but it is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for the payment of the lease obligation, the leased obligation is secured by the leased property. It may be difficult, however, to sell the property and the proceeds of sale might not cover the Tax-Exempt Trust's loss.

        Illiquid Securities -- If the Tax-Exempt Trust buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

ITEM 6.  Management, Organization, and Capital Structure.


   (a)  (1)  Investment Manager.


        The Manager manages each Trust's investments and business operations under the overall supervision of each Trust's Board of Trustees. The separate management agreements between each Trust and the Manager gives the Manager responsibility for making all investment decisions for each Trust. Each Trust pays the Manager a fee at the annual rate of 0.250% of that Trust's average daily net assets not exceeding $500 million; 0.175% of the average daily net assets exceeding $500 million but not exceeding $1 billion; and 0.125% of the average daily net assets exceeding $1 billion.


        The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Manager and its affiliates had approximately $450 billion in investment company and other portfolio assets under management as of January 2003.


    (a) (2)  Portfolio Managers.

        Money Trust

        Richard Mejzak is a Vice President and the Portfolio Manager of the Money Trust. Mr. Mejzak has been a Vice President of Merrill Lynch Investment Managers ("MLIM") since 1995 and has been employed by MLIM since 1990.

        Government Trust

        John Ng is a Vice President and the Portfolio Manager of the Government Trust. Mr. Ng has been a Vice President of MLIM since 1998 and has been employed by MLIM since 1976.

        Tax-Exempt Trust

        Peter J. Hayes is a Vice President and the Portfolio Manager of the Tax-Exempt Trust. Mr. Hayes has been a First Vice President of MLIM since 1997, was a Vice President of MLIM from 1988 to 1997 and has been employed by MLIM since 1987.

        Treasury Trust


        Cindy Macaulay is a Vice President and the Portfolio Manager of the Treasury Trust. Ms. Macaulay has been a Vice President of MLIM since 1996 and has been employed by MLIM since 1989.


   (b)  Capital Stock


        Investors in each Trust have no preemptive rights, and beneficial interests in each Trust are fully paid and non-assessable. Each Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees of the Trust, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Trust, its corresponding Feeder Funds would be entitled to their pro rata beneficial interest of the assets of that Trust that are available for distribution.


        Each Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in its corresponding Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of its corresponding Trust in accordance with its pro rata interest in that Trust.


        Investments in each Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in its corresponding Trust at net asset value on any day on which the New York Stock Exchange (the "NYSE") is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in its corresponding Trust, please see Item 7(c) herein.

ITEM 7.  Shareholder Information.


   (a)  Pricing of Beneficial Interests in Each Trust.


        The net asset value of shares of beneficial interest of each Trust is determined by the Manager at 12:00 noon, Eastern time, on each business day that either the New York Stock Exchange (the "NYSE") or New York banks are open for business, immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each business day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        Money Trust, Government Trust and Treasury Trust


        The net asset value of beneficial interests of the Money Trust, Government Trust and Treasury Trust is computed under the "penny rounding" method by adding the value of each Trust's net assets plus the value of all of such Trust's securities and other assets, deducting such Trust's liabilities, dividing by the total number of beneficial interests of the Trust outstanding at such time and rounding the result to the nearest whole cent. It is anticipated that the net asset value of each Trust's beneficial interests will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard. Securities with remaining maturities of greater than 60 days for which market quotations are readily available will be valued at market value. Securities with remaining maturities of 60 days or less will be valued on an amortized cost basis, i.e., by valuing the instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. Other securities held by the Trusts will be valued at their fair value as determined in good faith by or under direction of that Trust's Board of Trustees.


        Tax-Exempt Trust



        The net asset value of beneficial interests of the Tax-Exempt Trust is computed by adding the value of the Trust's net assets plus the value of all of the Tax-Exempt Trust's securities and other assets, deducting its liabilities and dividing by the number of beneficial interests of the Trust outstanding at such time. It is anticipated that the net asset value of the Tax-Exempt Trust's beneficial interests will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard.


        The Tax-Exempt Trust values its portfolio securities based upon their amortized cost in accordance with the terms of a rule adopted by the Commission. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Tax-Exempt Trust would receive if it sold the instrument.

   (b)  Purchase of Beneficial Interests in Each Trust.


        Beneficial interests in each Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in each Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

        There is no minimum initial or subsequent investment in each Trust. However, because each Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in federal funds (i.e., monies credited to the account of each Trust's custodian bank by a Federal Reserve Bank).

        Each Trust reserves the right to stop accepting investments from any of its corresponding Feeder Funds or to reject any investment order.


   (c)  Redemption of Beneficial Interests in Each Trust.


        A Feeder Fund may withdraw all or any portion of its investment in its corresponding Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to each Trust. When a request is received in proper form, each Trust will redeem its corresponding Feeder Fund's interests at the next determined net asset value. Each Trust will make payment for all interests redeemed within seven days after receipt by that Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in each Trust may not be transferred.


    (d) Dividends and Distributions. Not applicable.


    (e) Tax Consequences.

        Because each Trust is classified as a partnership for Federal income tax purposes, each Trust will not be subject to any income tax. Based upon the status of each Trust as a partnership, a Feeder Fund will take into account its share of its corresponding Trust's ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund's share of its corresponding Trust's ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

ITEM 8.  Distribution Arrangements.


    (a) Sales Loads. Not applicable.

    (b) 12b-1 Fees. Not applicable.


    (c) Multiple Class and Master-Feeder Funds.

        Each Trust is part of a separate master-feeder structure. Members of the general public may not purchase beneficial interests in a Trust. However, a Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by its corresponding Trust and will pay a proportionate share of its corresponding Trust's expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

        The "master-feeder" fund structure permits the pooling of assets of two or more feeder funds in each Trust in an effort to achieve potential economies of scale and efficiencies in portfolio management while preserving separate identities, management, pricing structures and/or distribution channels at the feeder fund level. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from each Trust's portfolio by its various corresponding Feeder Funds may offset each other and produce a lower net cash flow.

        A Feeder Fund's investment in its corresponding Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in its corresponding Trust or withdraws from its corresponding Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from its corresponding Trust if that Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Trustees of that Feeder Fund. The withdrawal of all of a Feeder Fund's assets from its corresponding Trust may affect the investment performance of the Feeder Fund and its corresponding Trust.


        Each Trust normally will not hold meetings of investors, except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in its corresponding Trust. When a Feeder Fund is requested to vote on matters pertaining to its corresponding Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in its corresponding Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the "master-feeder" structure, please see Part A of each CMA Registration Statement under "Management of the Funds--Master/Feeder Structure" and Part A of each WCMA Registration Statement under "Management of the Funds - Master/Feeder Structure."

                                    PART B.



                                March 27, 2003



                              MASTER MONEY TRUST
                      MASTER GOVERNMENT SECURITIES TRUST
                            MASTER TAX-EXEMPT TRUST
                             MASTER TREASURY TRUST

ITEM 10.  Cover Page and Table of Contents.



        This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Money Trust (the "Money Trust"), Master Government Securities Trust (the "Government Trust"), Master Tax-Exempt Trust (the "Tax-Exempt Trust") and Master Treasury Trust (the "Treasury Trust" and, collectively, the "Trusts"), dated March 27, 2003, as it may be revised from time to time (the "Trust Part A"). To obtain a copy of the Trust Part A, please call the Trusts at 1-800-221-7210, or write to the Trusts at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust Part A.


        As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from (1)(a) Post-Effective Amendment No. 36 of the Registration Statement on Form N-1A (Securities Act File No. 2-59311 and Investment Company Act File No. 811-02752) of CMA Money Fund, (b) Post-Effective Amendment No. 26 of the Registration Statement on Form N-1A (Securities Act File No. 2-72724 and Investment Company Act File No. 811-03205) of CMA Government Securities Fund, (c) Post-Effective Amendment No. 30 of the Registration Statement on Form N-1A (Securities Act File No. 2-69877 and Investment Company Act File No. 811-3111) of the CMA Tax-Exempt Fund, and
(d) Post-Effective Amendment No. 18 of the Registration Statement on Form N-1A (Securities Act File No. 33-37439 and Investment Company Act File No. 811-06196) of CMA Treasury Fund, each as filed with the Securities and Exchange Commission (the "Commission") on February 10, 2003 and as amended from time to time (the "CMA Registration Statements") and (2)(a) on Form N-1A (Securities Act File No. 333-99387 and Investment Company Act File No. 811-21196) of WCMA Money Fund, (b) Pre-Effective Amendment No. 1 of the Registration Statement on Form N-1A (Securities Act File No. 333-99395 and Investment Company Act File No. 811-21197) of WCMA Government Securities Fund,
(c) Pre-Effective Amendment No. 1 of the Registration Statement on Form N-1A (Securities Act File No. 333-99391 and Investment Company Act File No. 811-21198) of WCMA Tax-Exempt Fund, and (d) Pre-Effective Amendment No. 1 of the Registration Statement on Form N-1A (Securities Act File No. 333-99389 and Investment Company Act File No. 811-21199) of WCMA Treasury Fund, each as filed with the Commission on March 20, 2003 and as may be amended from time to time (the "WCMA Registration Statements").

     This Registration Statement refers to CMA Money Fund, CMA Government Securities Fund, CMA Tax-Exempt Fund and CMA Treasury Fund collectively as the CMA Funds. The WCMA Money Fund, the WCMA Government Securities Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund are collectively referred to herein as the WCMA Funds. Part A of each CMA Registration Statement includes the prospectus of the CMA Funds. Part B of each CMA

Registration Statement includes the statement of additional information of the CMA Funds. Part A of each WCMA Registration Statement includes the prospectus of the WCMA Funds. Part B of each WCMA Registration Statement includes the statement of additional information of the WCMA Funds. Each corresponding CMA Fund (as defined below) and each corresponding WCMA Fund (as defined below) and any other feeder fund that may invest in a corresponding Trust (as defined below) are referred to herein as "Feeder Funds."

        Each Trust is part of a separate "master-feeder" structure. Each Feeder Fund invests all of its respective assets in beneficial interests of its corresponding Trust. All portfolio investments will be at the level of each corresponding Trust. The CMA Funds and the WCMA Funds are the only Feeder Funds that currently invest in each corresponding Trust, as noted in the chart below:



Corresponding CMA Fund           Corresponding WCMA Fund           Corresponding Master Trust
----------------------           -----------------------           --------------------------
CMA Money Fund                   WCMA Money Fund                   Master Money Trust

CMA Government Securities        WCMA Government Securities        Master Government Securities
Fund                             Fund                              Trust

CMA Tax-Exempt Fund              WCMA Tax-Exempt Fund              Master Tax-Exempt Trust

CMA Treasury Fund                WCMA Treasury Fund                Master Treasury Trust



Page

Trusts History.............................................................B-2

Description of the Trusts and their Investments and Risks..................B-3

Management of the Trusts..................................................B-13

Control Persons and Principal Holders of Securities.......................B-18

Management and Other Services.............................................B-19

Brokerage Allocation and Other Practices..................................B-20

Capital Stock and Other Securities........................................B-20

Purchase, Redemption and Pricing of Beneficial Interests..................B-20

Taxation of the Trusts....................................................B-22

Underwriters..............................................................B-23

Calculation of Performance Data...........................................B-23

Financial Statements......................................................B-24


ITEM 11.  Trusts History.


        Information relating to the history of the Trusts are incorporated herein by reference from Item 4 of the Trust Part A.

ITEM 12.  Description of the Trusts and their Investments and Risks.


        The following information supplements and should be read in conjunction with Item 4 of the Trust Part A.

        Information relating to the types of securities purchased by the Trusts, the investment techniques used by the Trusts, and certain risks relating thereto, as well as other information relating to the Trusts' investment programs, is incorporated herein by reference from the section entitled "INVESTMENT OBJECTIVES AND POLICIES" in the statement of additional information of each CMA Registration Statement and the statement of additional information of each WCMA Registration Statement.


    (a) Investment Restrictions.

        Money Trust

        Money Trust has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. Fundamental investment restrictions may not be changed without the approval of the holders of a majority of the Money Trust's outstanding voting securities as defined in the Investment Company Act (which for this purpose means the lesser of (i) 67% of the beneficial interests represented at a meeting at which more than 50% of the outstanding beneficial interests are represented or (ii) more than 50% of the outstanding beneficial interests). Non-fundamental investment restrictions may be changed by the Trust's Board of Trustees without shareholder approval.

        Under its fundamental investment restrictions, the Money Trust may not:

               (1) Issue senior securities to the extent such issuance would violate applicable law.

               (2) Borrow money, except that (i) the Money Trust may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Money Trust may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Money Trust may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Money Trust may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Money Trust's Prospectus and Statement of Additional Information. The Money Trust may not pledge its assets other than to secure such borrowings or to the extent permitted by the Money Trust's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

               (3) Underwrite securities of other issuers, except insofar as the Money Trust may be deemed an underwriter under the Securities Act of 1933 (the "Securities Act") in selling portfolio securities.

               (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities and certain instruments issued by domestic banks).

               (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Money Trust may invest in securities directly or indirectly secured by real estate interests therein or issued by companies which invest in real estate or interests therein.

               (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Money Trust may do so in accordance with applicable law and its Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

               (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Money Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Money Trust's Prospectus and Statement of Additional Information, as they may be amended from time to time.

               (8) Make any investment inconsistent with the Money Trust's classification as a diversified company under the Investment Company Act.

        Under the Money Trust's non-fundamental investment restrictions, the Trust may not:

               a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

               b. Make short sales of securities or maintain a short position.

               c. Write, purchase or sell puts, calls or combinations thereof.

               d. Subject to fundamental investment restriction (7) above, the Money Trust may from time to time lend securities from its portfolio to brokers, dealers and financial institutions and receive collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Such cash collateral will be invested in short-term securities, the income from which will increase the return to the Money Trust. Such loans will be terminable at any time. The Money Trust will have the right to regain record ownership of loaned securities to exercise beneficial rights. The Money Trust may pay reasonable fees in connection with the arranging of such loan.

               e. Subject to fundamental investment restriction (8) above, the Money Trust may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on
        Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time its beneficial interests are owned by another investment company that is part of the same group of investment companies as the Money Trust.

               f. Change its policy of purchasing any securities other than types of money market securities and investments described under "Investment Objectives and Policies," unless the Money Trust provides its shareholders with 60 days' prior written notice of such change.

               g. Purchase the securities of any one issuer, other than the U.S. Government, its agencies or instrumentalities, if immediately after the purchase, more than 5% of the value of its total assets (taken at market value) would be invested in such issuer, except that, in the case of bank money market instruments or repurchase agreements with any one bank, up to 25% of the value of the Money Trust's total assets may be invested without regard to such 5% limitation but shall instead be subject to a 10% limitation.

               h. Purchase more than 10% of the outstanding securities, or more than 10% of the outstanding voting securities, of an issuer.

               i. Enter into repurchase agreements if, as a result, more than 10% of the Money Trust's net assets (taken at market value at the time of each investment, together with any other investments deemed illiquid) would be subject to repurchase agreements maturing in more than seven days.

               j. Make investments for the purpose of exercising control or management.

               k. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

               l. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements) (usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Money Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Money Trust will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

               m. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Money Trust except as may be necessary in connection with borrowings referred to in its non-fundamental investment restriction (g) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Money Trust's net assets taken at the market value.

               n. Invest in securities with legal or contractual restrictions on resale (except for repurchase agreements) or for which no readily available market exists if, regarding all such securities, more than 10% of its net assets (taken at market value) would be invested in such securities.

               o. Invest in securities of issuers (other than issuers of U.S. Government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets (taken at market value) would be invested in such securities.

               p. Enter into reverse repurchase agreements if, as a result thereof, the Money Trust's obligations with respect to reverse repurchase agreements would exceed one-third of its net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements).

               q. Purchase or retain the securities of any issuer, if those individual officers and Trustees of the Money Trust, the Manager or any subsidiary thereof each owning beneficially more than 1% of the securities of such issuer own in the aggregate more than 5% of the securities of the issuer.

        Government Trust

        Government Trust has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. Fundamental investment restrictions may not be changed without the approval of the holders of a majority of the Government Trust's outstanding voting securities as defined in the Investment Company Act (which for this purpose means the lesser of (i) 67% of the beneficial interests represented at a meeting at which more than 50% of the outstanding beneficial interests are represented or (ii) more than 50% of the outstanding beneficial interests). Non-fundamental investment restrictions may be changed by the Government Trust's Board of Trustees without shareholder approval.

        Under the Government Trust's fundamental investment restrictions, the Trust may not:

               (1) Issue senior securities to the extent such issuance would violate applicable law.

               (2) Borrow money, except that (i) the Government Trust may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Government Trust may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Government Trust may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Government Trust may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Government Trust's Prospectus and Statement of Additional Information. The Government Trust may not pledge its assets other than to secure such borrowings or to the extent permitted by the Government Trust's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

               (3) Underwrite securities of other issuers except insofar as the Government Trust may be deemed an underwriter under the Securities Act in selling portfolio securities.

               (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

               (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Government Trust may invest in securities directly or indirectly secured by real estate interests therein or issued by companies which invest in real estate or interests therein.

               (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Government Trust may do so in accordance with applicable law and its Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

               (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Government Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Government Trust's Prospectus and Statement of Additional Information, as they may be amended from time to time.

               (8) Make any investment inconsistent with the Government Trust's classification as a diversified company under the Investment Company Act.

        Under the Government Trust's non-fundamental investment restrictions, the Trust may not:

               a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

               b. Make short sales of securities or maintain a short position.

               c. Write, purchase or sell puts, calls or combinations thereof.

               d. Subject to fundamental investment restriction (8) above, the Government Trust may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on
        Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time its beneficial interests are owned by another investment company that is part of the same group of investment companies as the Government Trust.

               e. Change its policy of purchasing any securities other than short term marketable securities which are direct obligations of the U.S. Government and repurchase agreements pertaining to such securities, unless the Government Trust provides its shareholders with 60 days' prior written notice of such change.

               f. Enter into repurchase agreements with any one bank or primary dealer or an affiliate thereof, if immediately thereafter, more than 5% of the value of its total assets (taken at market value) would be invested in repurchase agreements with such bank or primary dealer or an affiliate thereof.

               g. Enter into repurchase agreements if, as a result thereof, more than 10% of the Government Trust's net assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

               h. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Government Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Government Trust will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

               i. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Government Trust except as may be necessary in connection with borrowings mentioned in (d) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Government Trust's net assets, taken at market value.

        Tax-Exempt Trust

        Tax-Exempt Trust has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. Fundamental investment restrictions may not be changed without the approval of the holders of a majority of the Tax-Exempt Trust's outstanding voting securities as defined in the Investment Company Act (which for this purpose means the lesser of (i) 67% of the beneficial interests represented at a meeting at which more than 50% of the outstanding beneficial interests are represented or (ii) more than 50% of the outstanding beneficial interests). Non-fundamental investment restrictions may be changed by the Tax-Exempt Trust's Board of Trustees without shareholder approval.

        Under the Tax-Exempt Trust's fundamental investment restrictions, the Trust may not:

               (1) Issue senior securities to the extent such issuance would violate applicable law.

               (2) Borrow money, except that (i) the Tax-Exempt Trust may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Tax-Exempt Trust may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Tax-Exempt Trust may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Tax-Exempt Trust may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Tax-Exempt Trust's Prospectus and

        Statement of Additional Information. The Tax-Exempt Trust may not pledge its assets other than to secure such borrowings or to the extent permitted by the Tax-Exempt Trust's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

               (3) Underwrite securities of other issuers except insofar as the Tax-Exempt Trust may be deemed an underwriter under the Securities Act in selling portfolio securities.

               (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

               (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Tax-Exempt Trust may invest in securities directly or indirectly secured by real estate interests therein or issued by companies which invest in real estate or interests therein.

               (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Tax-Exempt Trust may do so in accordance with applicable law and the Tax-Exempt Trust's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

               (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Tax-Exempt Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Tax-Exempt Trust's Prospectus and Statement of Additional Information, as they may be amended from time to time.

               (8) Make any investment inconsistent with Tax-Exempt Trust's classification as a diversified company under the Investment Company Act.


     As an additional fundamental policy, the Tax-Exempt Trust will, under normal circumstances, invest at least 80% of its assets in securities the income from which is exempt from Federal income tax and any Federal alternative minimum tax or will invest in securities so that at least 80% of the income that it distributes will be exempt from Federal income tax and any Federal alternative minimum tax. For this purpose, "assets" means net assets plus the amount of any borrowings for investment purposes.


        Under the Tax-Exempt Trust's non-fundamental investment restrictions, the Trust may not:

               a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

               b. Make short sales of securities or maintain a short position.

               c. Write, purchase or sell puts, calls or combinations thereof.

               d. Subject to fundamental investment restriction (8) above, the Tax-Exempt Trust may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on
        Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time its beneficial interests are owned by another investment company that is part of the same group of investment companies as the Tax-Exempt Trust.

               e. Purchase any securities other than Tax-Exempt Securities referred to herein and in any appendix to a Feeder Funds registration statement under the heading "Information Concerning Tax-Exempt Securities."

               f. Invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities of any one issuer except that such restriction shall not apply to securities backed (i.e., guaranteed) by the United States Government or its agencies or instrumentalities (for purposes of this restriction, the Tax-Exempt Trust will regard each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member and each public authority which issues securities on behalf of a private entity as a separate issuer, except that if the security is backed only by the assets and revenues of a non-government entity then the entity with the ultimate responsibility for the payment of interest and principal may be regarded as the sole issuer).

               g. Invest more than 5% of its total assets (taken at market value at the time of each investment) in industrial revenue bonds where the entity supplying the revenues from which the issue is to be paid, including predecessors, has a record of less than three years of continuous operation.

               h. Make investments for the purpose of exercising control or management.

               i. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

               j. Borrow amounts in excess of 20% of its total assets taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes. (Usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Tax-Exempt Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Tax-Exempt Trust will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.)

               k. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Tax-Exempt Trust except as may be necessary in connection with borrowings mentioned in (f) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of its total assets, taken at value.

               l. Invest in securities with legal or contractual restrictions on resale or for which no readily available market exists if, regarding all such securities, more than 10% of its net assets (taken at value), would be invested in such securities.

        Treasury Trust

        Treasury Trust has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. Fundamental investment restrictions may not be changed without the approval of the holders of a majority of the Treasury Trust's outstanding voting securities as defined in the Investment Company Act (which for this purpose means the lesser of (i) 67% of the beneficial interests represented at a meeting at which more than 50% of the outstanding beneficial interests are represented or (ii) more than 50% of the outstanding beneficial interests). Non-fundamental investment restrictions may be changed by the Treasury Trust's Board of Trustees without shareholder approval.

        Under the Treasury Trust's fundamental investment restrictions, the Trust may not:

               (1) Issue senior securities to the extent such issuance would violate applicable law.

               (2) Borrow money, except that (i) the Treasury Trust may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Treasury Trust may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Treasury Trust may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Treasury Trust may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Treasury Trust's Prospectus and Statement of Additional Information. The Treasury Trust may not pledge its assets other than to secure such borrowings or to the extent permitted by the Treasury Trust's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

               (3) Underwrite securities of other issuers except insofar as the Treasury Trust may be deemed an underwriter under the Securities Act in selling portfolio securities.

               (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

               (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Treasury Trust may invest in securities directly or indirectly secured by real estate interests therein or issued by companies which invest in real estate or interests therein.

               (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Treasury Trust may do so in accordance with applicable law and the Treasury Trust's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

               (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Treasury Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Treasury Trust's Prospectus and Statement of Additional Information, as they may be amended from time to time.

               (8) Make any investment inconsistent with the Treasury Trust's classification as a diversified company under the Investment Company Act.

        Under the Treasury Trust's non-fundamental investment restrictions, the Trust may not:

               a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

               b. Make short sales of securities or maintain a short position.

               c. Write, purchase or sell puts, calls or combinations thereof.

               d. Subject to fundamental investment restriction (8) above, the Treasury Trust may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on
        Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time its beneficial interests are owned by another investment company that is part of the same group of investment companies as the Treasury Trust.

               e. Change its policy of purchasing any securities other than direct obligations of the U.S. Treasury with remaining maturities of more than 762 days (25 months), unless the Treasury Trust provides its shareholders with 60 days' prior written notice of such change.


               f. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Treasury Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Treasury Trust will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

               g. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Treasury Trust except as may be necessary in connection with borrowings mentioned in (b) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Treasury Trust's net assets, taken at market value.

ITEM 13.  Management of the Trusts.

   (a)  Boards of Trustees of the Trusts


        The Trustees of each Trust consist of eight individuals, seven of whom are not "interested persons" of each Trust, respectively as defined in the Investment Company Act of 1940 (the "Investment Company Act"). The eight Trustees of each Trust are also the Trustees of each Feeder Fund. The seven Trustees who are not interested persons of each Trust similarly comprise the Trustees who are not interested persons of each Feeder Fund, and are sometimes referred to herein as the "non-interested Trustees." The Trustees of each Trust are responsible for the overall supervision of the operations of each Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

     Committee and Board Meetings. Each non-interested Trustee is a member of each Trust's Audit and Oversight Committee (the "Committee"). The principal responsibilities of each Committee are the appointment, compensation and oversight of the Trust's independent auditors, including the resolution of disagreements regarding financial reporting between the Manager and such independent auditors. The Committee's responsibilities include, without limitation, to (i) review with the independent auditors the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent auditors certain matters relating to the Trust's financial statements, including any adjustment to such financial statements recommended by such independent auditors or any other results of any audit; (iii) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (iv) consider the comments of the independent auditors with respect to the quality and adequacy of the Trust's accounting and financial reporting policies and practices and internal controls. The Board of each Trust has adopted a written charter for the Committee. Each Committee also reviews and nominates candidates to serve as non-interested Trustees. Each Committee generally will not consider nominees recommended by holders of beneficial interest of each Trust. Each Committee has retained independent legal counsel to assist it in connection with these duties. Each Committee met once during the fiscal year ending March 31, 2003.


   (b)  Management Information

        Biographical Information. Certain biographical and other information relating to the non-interested Trustees of each Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Manager and its affiliate, Merrill

Lynch Investment Managers, L.P. ("MLIM") ("MLIM/FAM-advised Funds") and other public directorships:


                                                                                    Number of
                                                                                    MLIM/FAM-Advised
                            Position      Term of Office**   Principal              Funds and
                            Held with     and Length of      Occupation(s) During   Portfolios      Public
Name, Address* and Age      the Trusts    Time Served        Past Five Years        Overseen        Directorships
-----------------------     ------------  -----------------  ---------------------- -----------     ------------
Ronald W. Forbes (62)       Trustee of    Trustee of each    Professor Emeritus     45 registered   None
                            each Trust    Trust since 2002   of Finance, School     investment
                                                             of Business, State     companies
                                                             University of New      consisting of
                                                             York at Albany since   54 portfolios
                                                             2000 and Professor
                                                             thereof from 1989 to
                                                             2000; International
                                                             Consultant, Urban
                                                             Institute,
                                                             Washington, D.C.
                                                             from 1995 to 1999.

Cynthia A. Montgomery (50)  Trustee of    Trustee of each    Professor, Harvard     45 registered   UnumProvident
                            each Trust    Trust since 2002   Business School        investment      Corporation
                                                             since 1989;            companies       (insurance
                                                             Associate Professor,   consisting      products);
                                                             J.L. Kellogg           of 54           Newell
                                                             Graduate School of     portfolios      Rubbermaid Inc.
                                                             Management,
                                                             Northwestern
                                                             University from 1985
                                                             to 1989; Associate
                                                             Professor, Graduate
                                                             School of Business
                                                             Administration, the
                                                             University of
                                                             Michigan from 1979
                                                             to 1985.

Charles C. Reilly (71)      Trustee of    Trustee of each    Self-employed          45 registered   None
                            each Trust    Trust since 2002   financial consultant   investment
                                                             since 1990;            companies
                                                             President and Chief    consisting of
                                                             Investment Officer     54 portfolios
                                                             of Verus Capital,
                                                             Inc. from 1979 to
                                                             1990; Senior Vice
                                                             President of Arnold
                                                             and S. Bleichroeder,
                                                             Inc. from 1973 to
                                                             1990; Adjunct
                                                             Professor, Columbia
                                                             University Graduate
                                                             School of Business
                                                             from 1990 to 1991;
                                                             Adjunct Professor,
                                                             Wharton School,
                                                             University of
                                                             Pennsylvania from
                                                             1989 to 1990;
                                                             Partner, Small
                                                             Cities Cable
                                                             Television from 1986
                                                             to 1997.

Kevin A. Ryan (70)          Trustee of    Trustee of each    Founder and            45 registered   None
                            each Trust    Trust since 2002   currently Director     investment
                                                             Emeritus of the        companies
                                                             Boston University      consisting of
                                                             Center for the         54 portfolios
                                                             Advancement of
                                                             Ethics and Character
                                                             and Director thereof
                                                             from 1989 to 1999;
                                                             Professor from 1982
                                                             to 1999 and
                                                             currently Professor
                                                             Emeritus of
                                                             Education of Boston
                                                             University; formerly
                                                             taught on the
                                                             faculties of The
                                                             University of
                                                             Chicago, Stanford
                                                             University and Ohio
                                                             State University.



                                     B-14

                                                                                    Number of
                                                                                    MLIM/FAM-Advised
                            Position      Term of Office**   Principal              Funds and
                            Held with     and Length of      Occupation(s) During   Portfolios      Public
Name, Address* and Age      the Trusts    Time Served        Past Five Years        Overseen        Directorships
-----------------------     ------------  -----------------  ---------------------- -----------     ------------

Roscoe S. Suddarth (67)     Trustee of    Trustee of each    Associate, Global      45 registered   None
                            each Trust    Trust since 2002   Business Access,       investment
                                                             Ltd. since 1998;       companies
                                                             President, Middle      consisting
                                                             East Institute, from   of 54 portfolios
                                                             1995 to 2001;
                                                             Foreign Service
                                                             Officer, United
                                                             States Foreign
                                                             Service, from 1961
                                                             to 1995; Career
                                                             Minister, from 1989
                                                             to 1995; Deputy
                                                             Inspector General,
                                                             U.S. Department of
                                                             State, from 1991 to
                                                             1994; U.S.
                                                             Ambassador to the
                                                             Hashemite Kingdom of
                                                             Jordan, from 1987 to
                                                             1990.

Richard R. West (64)        Trustee of    Trustee of each    Professor of Finance   45              Bowne &
                            each Trust    Trust since 2002   since 1984, Dean       registered      Co., Inc
                                                             from 1984 to 1993      investment      (financial
                                                             and currently Dean     companies       printers);
                                                             Emeritus of New York   consisting      Vornado
                                                             University Leonard     of 54           Realty
                                                             N. Stern School of     portfolios      Trust,
                                                             Business                               Inc. (real
                                                             Administration.                        estate
                                                                                                    holding
                                                                                                    company);
                                                                                                    Alexander's,
                                                                                                    Inc. (real
                                                                                                    estate
                                                                                                    company)


Edward D. Zinbarg (68)      Trustee of    Trustee of each    Self-employed          45              None
                            each Trust    Trust since 2002   financial consultant   registered
                                                             since 1994;            investment
                                                             Executive Vice         companies
                                                             President of the       consisting
                                                             Prudential Insurance   of 54
                                                             Company of America     portfolios
                                                             from 1988 to 1994;
                                                             Former Director of
                                                             Prudential
                                                             Reinsurance Company
                                                             and former Trustee
                                                             of the Prudential
                                                             Foundation.


-----------------------

*   The address for each Trustee is P.O. Box 9095, Princeton, New Jersey
08543-9095.
** Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in each Trust's by-laws, charter or by statute.

        Certain biographical and other information relating to the Trustee who is an officer and an "interested person" of the Trusts as defined in the Investment Company Act (the "interested Trustee"), and to the other officers of each Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of MLIM/FAM-advised Funds overseen and public directorships held.




                                                                                    Number of
                            Position(s)   Term of Office     Principal              MLIM/FAM-
                            Held with     and Length of      Occupation(s) During   Advised Funds   Public
Name, Address + and Age     the Trusts    Time Served        Past Five Years        Overseen        Directorships
-----------------------     ------------  -----------------  ---------------------- -----------     -------------
Terry K. Glenn++(62)        President and President* and     Chairman (Americas     117             None
                            Trustee of    Trustee** of       Region) of MLIM        registered
                            each Trust    each Trust         from 2000 to 2002;     investment
                                          since 2002         Executive Vice         companies
                                                             President of the       consisting
                                                             Manager and MLIM       of 162
                                                             (which terms as        portfolios
                                                             used herein,
                                                             include their
                                                             corporate
                                                             predecessors) from
                                                             1983 to 2002;
                                                             President of
                                                             Merrill Lynch
                                                             Mutual Funds from
                                                             1999 to 2002;
                                                             President of FAM
                                                             Distributors, Inc.
                                                             ("FAMD") from 1986
                                                             to 2002 and
                                                             Director thereof
                                                             from 1991 to 2002;
                                                             Executive Vice
                                                             President and
                                                             Director of
                                                             Princeton Services,
                                                             Inc. ("Princeton
                                                             Services") from
                                                             1993 to 2002;
                                                             President of
                                                             Princeton
                                                             Administrators,
                                                             L.P. from 1988 to
                                                             2002; Director of
                                                             Financial Data
                                                             Services, Inc. from
                                                             1985 to 2002.


Donald C. Burke (42)        Vice          Vice President     First Vice President   117 registered  None
                            President and and Treasurer of   of the                 investment
                            Treasurer of  each Trust since   Manager and MLIM       companies
                            each Trust    2002*              since 1997 and the     consisting
                                                             Treasurer thereof      of 162
                                                             since 1999; Senior     portfolios
                                                             Vice President and
                                                             Treasurer of
                                                             Princeton Services
                                                             since 1999; Vice
                                                             President of the
                                                             Distributor since
                                                             1999; Vice
                                                             President of the
                                                             Manager and MLIM
                                                             from 1990 to 1997;
                                                             Director of
                                                             Taxation of MLIM
                                                             since 1990.

Richard Mejzak (34)         Vice          Vice President     Vice President of      5               None
                            President and and Portfolio      MLIM since 1995;       registered
                            Portfolio     Manager of         employee of MLIM       investment
                            Manager of    Money Trust        since 1990.            companies
                            Money Trust   since 2002*                               consisting
                                                                                    of 4
                                                                                    portfolios

John Ng (49)                Vice          Portfolio Manager  Vice President of      4 registered    None
                            President and and Vice           MLIM since 1998;       investment
                            Portfolio     President of the   employee of MLIM       companies
                            Manager of    Government Trust   since 1976.            consisting
                            Government    since 2002*                               of 3 portfolios
                            Trust

Peter J. Hayes (43)         Vice          Portfolio Manager  First Vice President   4 registered    None
                            President and and Vice President of MLIM since 1997;    investment
                            Portfolio     of the Tax-Exempt  Vice President of      companies
                            Manager of    Trust since 2002*  MLIM from 1988 to      consisting
                            Tax-Exempt                       1997.                  of 3 portfolios
                            Trust

Cindy Macaulay (36)         Vice          Portfolio Manager  Vice President and     3 registered    None
                            President and and Vice President Portfolio Manager      investment
                            Portfolio     of the Treasury    of MLIM since          companies
                            Manager of    Trust since 2002*  2002.                  consisting of
                            Treasury                                                2 portfolios
                            Trust

Kenneth A. Jacob (51)       Vice          Vice President of  First Vice             6 registered    None
                            President of  of the Tax-Exempt  President of MLIM      investment
                            Tax-Exempt    Trust since 2002*  since 1997; Vice       companies
                            Trust                            President of MLIM      consisting
                                                             from 1984 to 1997.     of 19 portfolios




                                     B-16


                                                                                    Number of
                            Position(s)   Term of Office     Principal              MLIM/FAM-
                            Held with     and Length of      Occupation(s) During   Advised Funds   Public
Name, Address + and Age     the Trusts    Time Served        Past Five Years        Overseen        Directorships
-----------------------     ------------  -----------------  ---------------------- -----------     -------------

Phillip S. Gillespie (39)   Secretary of  Secretary of       First Vice             38              None
                            each Trust    each Trust         President of MLIM      registered
                                          since 2002*        since 2001;            investment
                                                             Director of MLIM       companies
                                                             from 2000 to 2001;     consisting
                                                             Vice President of      of 66
                                                             the Manager from       portfolios
                                                             1999 to 2000;
                                                             Attorney associated
                                                             with MLIM since
                                                             1998; Assistant
                                                             General Counsel of
                                                             Chancellor LGT
                                                             Asset Management
                                                             Inc. from 1997 to
                                                             1998; Senior
                                                             Counsel and
                                                             Attorney in the
                                                             Division of
                                                             Investment
                                                             Management and the
                                                             Office of General
                                                             Counsel at the
                                                             Commission from
                                                             1993 to 1997.


---------------------
+    The address of each officer listed is P.O. Box 9011, Princeton, New
Jersey 08543-9011.
++   Mr. Glenn is an "interested person," as defined in the Investment Company
Act, of the Trusts based on his former positions as Chairman (Americas Region) and Executive Vice President of the Manager and MLIM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.
*    Elected by and serves at the pleasure of the Board of Trustees of each
Trust.
**   Serves until his successor is elected and qualified, until December
31 of the year in which he turns 72, or until his resignation, or removal as provided in each Trust's by-laws, charter or statute.


        Share Ownership. Information relating to each Trustee's ownership of beneficial interests in each Trust and in shares of all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee ("Supervised Merrill Lynch Funds") as of December 31, 2002 is set forth in the chart below.




                                                                                        Aggregate
                                                                                        Dollar
                                Aggregate     Aggregate     Aggregate     Aggregate     Range of
                                Dollar        Dollar        Dollar        Dollar        Securities
                                Range of      Range of      Range of      Range of      in
                                Equity in     Equity in     Equity in     Equity in     Supervised
                                the Money     Government    Tax-Exempt    Treasury      Merrill
Name of Trustee                 Trust*        Trust*        Trust*        Trust*        Lynch Funds
----------------                ------------  ------------  -----------   -----------   ------------
Interested Trustee:
       Terry K. Glenn           N/A           N/A           N/A           N/A           Over $100,000

Non-Interested Trustee:
       Ronald W. Forbes         N/A           N/A           N/A           N/A           Over $100,000
       Cynthia A. Montgomery    N/A**         N/A           N/A           N/A           $10,001-$50,000
       Charles C. Reilly        N/A+          N/A           N/A           N/A           Over $100,000
       Kevin A. Ryan            N/A           N/A           N/A           N/A           Over $100,000
       Roscoe S. Suddarth       N/A++         N/A           N/A           N/A           Over $100,000
       Richard R. West          N/A           N/A           N/A           N/A           Over $100,000
       Edward D. Zinbarg        N/A           N/A           N/A           N/A           Over $100,000

__________________
*    The Trusts do not offer beneficial interests for sale to the public.
**   Ms. Montgomery's aggregate dollar range of equity in the CMA Money Fund is $1-$10,000.
+    Mr. Reilly's aggregate dollar range of equity in the CMA Money Fund is over $100,000.
++   Mr. Suddarth's aggregate dollar range of equity in the CMA Money Fund is
     $50,001-$100,000.


        As of March 1, 2003, the Trustees and officers of each Trust as a group owned an aggregate of less than 1% of the outstanding beneficial interests of the Trust. As of the date of this Part B, none of the non-interested Trustees of each Trust nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").

   (c)  Compensation


        Each corresponding Trust pays each non-interested Trustee of its Feeder Funds and the Trust, respectively, a combined fee, for service on the Board and the Committee of such Feeder Funds and the Trust, as set forth below. Each Co-Chair of each Committee receives an additional fee, as set forth below. The Feeder Funds and each corresponding Trust reimburse each non-interested Trustee for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings.




                                                      Fee Per In-Person    Additional Annual Fee
                                        Combined      Meeting Attended    Paid to Each Committee
                                       Annual Fee    Board    Committee        Co-Chairman
                                       -----------   -------- ------------ ----------------------
        CMA Money Fund, WCMA Money        $14,000     $500      $500         $1,000
        Fund and Money Trust

        CMA Government Securities          $4,400     $200      $200         $1,000
        Fund, WCMA Government
        Securities Fund and Government
        Trust

        CMA Tax-Exempt Fund, WCMA          $7,000     $250      $250         $1,000
        Tax-Exempt Fund and Tax-Exempt
        Trust

        CMA Treasury Fund, WCMA            $4,400     $200      $200         $1,000
        Treasury Fund and Treasury
        Trust



          The following table sets forth the estimated compensation expected to be paid by the Feeder Funds and their corresponding Trust to the non-interested Trustees projected through the end of each Trust's first full fiscal year ended March 31, 2004 and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2002.




                                                                                             Estimated
                                                                                             Pension
                                                                                             or
                                                                                             Retirement     Aggregate
                                                                                             Benefits       Compensation
                                  Estimated      Estimated     Estimated       Estimated     Accrued        from Trusts
                                  Compensation   Compensation  Compensation    Compensation  as Part        and other
                        Position  from           from          from            from          of             MLIM/FAM-
                        with      Money          Government    Tax-Exempt      Treasury      Trusts         Advised
Name of Trustee         Trusts    Trust          Trust         Trust           Trust         Expense        Funds
-------------------     --------  -------------  ------------  --------------  ------------  -----------    -------------
Ronald W. Forbes*       Trustee   $18,750        $6,750         $9,750         $6,750        None           $308,400
Cynthia A. Montgomery   Trustee   $18,000        $6,000         $9,000         $6,000        None           $266,400
Charles C. Reilly*      Trustee   $15,250        $5,650         $8,000         $5,650        None           $308,400
Kevin A. Ryan           Trustee   $18,000        $6,000         $9,000         $6,000        None           $266,400
Roscoe S. Suddarth      Trustee   $18,000        $6,000         $9,000         $6,000        None           $266,400
Richard R. West         Trustee   $18,000        $6,000         $9,000         $6,000        None           $275,400
Edward D. Zinbarg       Trustee   $18,000        $6,000         $9,000         $6,000        None           $266,400


---------------------
* Co-Chairman of each Committee.


    (d) Sales Loads. Not Applicable.

ITEM 14.  Control Persons and Principal Holders of Securities.


        As of March 1, 2003, the Feeder Funds, each a Massachusetts business trust, together own 100% of the outstanding interests in their corresponding Trust and, therefore, control the Trust. Set forth in the table below is each Feeder Fund's approximate percentage ownership of its corresponding Trust.



                                                    Feeder Funds
                    ------------------------------------------------------------------------------------------------


                                                    Approx. % of                                         Approx. % of
Trust               CMA Fund                        Trust Owned          WCMA Fund                       Trust Owned
------------------  ------------------------------  ---------------      ------------------------------  -----------
Money Trust         CMA Money Fund                     100%              WCMA Money Fund                     --*


Government Trust    CMA Government Securities Fund     100%              WCMA Government Securities Fund     --**

Tax-Exempt Trust    CMA Tax-Exempt Fund                100%              WCMA Tax-Exempt Fund                --+

Treasury Trust      CMA Treasury Fund                  100%              WCMA Treasury Fund                  --++

__________________
*    Less than .0004%.
**   Less than .0060%.
+    Less than .0009%.
++   Less than .0070%.


        As of March 1, 2003, the officers and Trustees of the Money Trust, the Government Trust and the Treasury Trust, each as a group (11 persons) and the Tax-Exempt Trust as a group (12 persons), owned an aggregate of less than 1% of the outstanding beneficial interests of common stock of ML & Co., and owned no beneficial interests in the Trusts.


ITEM 15.  Management and Other Services.

        The following information supplements and should be read in conjunction with Item 4 in the Trust Part A.


        Information relating to the investment management and other services provided to each Trust by or on behalf of each Trust is incorporated herein by reference from the sub-section entitled "Management and Advisory Arrangements," from the section entitled "General Information" in Part B of each CMA Registration Statement and from the section entitled "General Information" in Part B of each WCMA Registration Statement. The following list identifies the specific sections and sub-sections in Part B of each CMA Registration Statement and each WCMA Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

                                        Sections Incorporated by Reference from
                                        Part B of each CMA Registration
                                        Statement and Part B of each WCMA
              Form N-1A Item No.        Registration Statement
              -----------------------   ---------------------------------------
              Item 15(a)                Management and Advisory Arrangements
              Item 15(c)                Management and Advisory Arrangements
              Item 15(d)                Management and Advisory Arrangements
              Item 15(e)                Not Applicable
              Item 15(f)                Not Applicable
              Item 15(g)                Not Applicable
              Item 15(h)                General Information

        Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), 4 World Financial Center, New York, New York 10281, an affiliate of the Manager, acts as placement agent for each Trust pursuant to a separate placement agent agreement (the "Placement Agent Agreement"). Under each Placement Agent Agreement, Merrill Lynch receives no compensation for acting as placement agent for the Trust.

ITEM 16.  Brokerage Allocation and Other Practices.


        Information relating to portfolio turnover and brokerage allocation for or on behalf of each Trust is incorporated herein by reference from the section entitled "Portfolio Transactions" in Part B of each CMA Registration Statement and from the section entitled "Portfolio Transactions" in Part B of each WCMA Registration Statement.

ITEM 17.  Capital Stock and Other Securities.

        The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust Part A. Under each Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Trust. Upon liquidation of a Trust, its corresponding Feeder Funds would be entitled to share in the assets of that Trust that are available for distribution in proportion to their investment in that Trust.


        Each Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in its corresponding Trust. Each Feeder Fund will participate in the earnings, dividends and assets of its corresponding Trust in accordance with its pro rata interests in that Trust. No certificates are issued.

        Each investor is entitled to a vote, with respect to matters affecting each Trust, in proportion to the amount of its investment in each Trust. Investors in each Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in each Trust may elect all of the Trustees of each Trust if they choose to do so and in such event the other investors in each Trust would not be able to elect any Trustee. Each Trust is not required to hold annual meetings of investors but each Trust will hold special meetings of investors when in the judgment of each Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate each Trust without a vote of the interest holders.

ITEM 18.  Purchase, Redemption and Pricing of Beneficial Interests.


        The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Trust Part A.


    (a) Purchase of Beneficial Interests in each Trust.

        The net asset value of each Trust is determined by the Manager at 12:00 noon, Eastern time, on each business day that either the NYSE or New York banks are open for business, immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each business day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed for New Year's Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

       Money Trust, Government Trust and Treasury Trust


        The net asset value per beneficial interest of the Money Trust, Government Trust and Treasury Trust is computed under the "penny rounding" method by adding the value of each

Trust's net assets plus the value of all of such Trust's securities and other assets, deducting such Trust's liabilities, dividing by the total number of beneficial interests of the Trust outstanding at such time and rounding the result to the nearest whole cent. It is anticipated that the net asset value of each Trust's beneficial interests will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard. Securities with remaining maturities of greater than 60 days for which market quotations are readily available will be valued at market value. Securities with remaining maturities of 60 days or less will be valued on an amortized cost basis, i.e., by valuing the instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. Other securities held by the Trusts will be valued at their fair value as determined in good faith by or under direction of that Trust's Board of Trustees.

        Tax-Exempt Trust

        The net asset value per beneficial interest of the Tax-Exempt Trust is computed by adding the value of the Trust's net assets plus the value of all of the Tax-Exempt Trust's securities and other assets, deducting its liabilities and dividing by the number of beneficial interests of the Trust outstanding at such time. It is anticipated that the net asset value of the Tax-Exempt Trust's beneficial interests will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard.


        The Tax-Exempt Trust values its portfolio securities based upon their amortized cost in accordance with the terms of a rule adopted by the Commission. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in evaluation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Tax-Exempt Trust would receive if it sold the instrument.

                           ------------------------


        In accordance with the Commission regulations applicable to the valuation of portfolio securities, the Trusts will maintain a dollar-weighted average portfolio maturity of 90 days or less and will purchase instruments having remaining maturities of not more than 397 days (13 months), with the exception of U.S. Government and U.S. Government agency securities, which may have remaining maturities of up to 762 days (25 months). The Trusts will invest only in securities determined by the Trustees to be of high quality with minimal credit risks. In addition, the Trustees have established procedures designed to stabilize, to the extent reasonably possible, the value of each Trust's beneficial interests so that a corresponding Feeder Fund can compute for the purpose of sales and redemptions a net asset value per share of $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on a "penny rounded" basis or "amortized cost" basis, in the case of the Tax-Exempt Trust, will be reported to the Trustees of the Trust by the Manager. In the event the Trustees determine that a deviation exists with respect to any Trust that may result in material dilution or other unfair results to investors or existing shareholders of a Trust, the Trust will take such corrective action as it regards necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten the Trust's average portfolio maturity; withholding dividends; or establishing a value of the beneficial interest solely by using available market quotations.




        Beneficial interests in each Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in each Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

        There is no minimum initial or subsequent investment in each Trust. However, because each Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in Federal funds (i.e., monies credited to the account of each Trust's custodian bank by a Federal Reserve Bank).

        Each Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

        A Feeder Fund may withdraw all or any portion of its investment in its corresponding Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to each Trust. When a request is received in proper form, each Trust will redeem its corresponding Feeder Fund's interests at the next determined net asset value. Each Trust will make payment for all interests redeemed within seven days after receipt by that Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in each Trust may not be transferred.


    (b) Fund Reorganizations. Not applicable.

    (c) Offering Price. Not applicable.



ITEM 19.  Taxation of the Trusts.


        Because each Trust is classified as a partnership for Federal income tax purposes, each Trust should not be subject to any income tax. Based upon the status of each Trust as a partnership, each Feeder Fund will take into account its share of its corresponding Trust's ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund's share of a Trust's ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

        Each Trust's first taxable year-end is March 31, 2003. Although each Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

        It is intended that each Trust's assets, income and distributions will be managed in such a way that a RIC investor in each Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company ("RIC"), assuming that the RIC investor invested all of its investable assets in each Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of its corresponding Trust as they are taken into account by that Trust.

        Each Trust may be subject to taxes on dividend or interest income paid by non-U.S. issuers and withheld at the source. The United States has entered into tax treaties with many foreign countries which may entitle each Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Trust's assets to be invested within various countries is not known.

        Each Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, each Trust will meet the income and diversification of assets tests of the Code applicable to RIC's. Each Trust and its corresponding Feeder Funds will rely on published guidance from the Internal Revenue Service that feeder funds that are RIC's will be treated as owners of their proportionate shares, subject to certain adjustments, of each Trust's assets and income for purposes of meeting these tests.

        The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on a March 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

        Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust through a Feeder Fund.

ITEM 20.  Underwriters.

        The placement agent for each Trust is Merrill Lynch. Merrill Lynch receives no compensation for acting as placement agent for each Trust.

ITEM 21.  Calculation of Performance Data.

        Not Applicable.

ITEM 22.   Financial Statements.

                         INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholder,
Master Money Trust:

We have audited the accompanying statement of assets and liabilities of Master Money Trust as of February 3, 2003. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets and liabilities. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

In our opinion, such statement of assets and liabilities presents fairly, in all material respects, the financial position of Master Money Trust as of February 3, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP


Princeton, New Jersey
February 6, 2003

(February 28, 2003 as to Note 5)

                              MASTER MONEY TRUST

                      STATEMENT OF ASSETS AND LIABILITIES
                               February 3, 2003

ASSETS:
    Cash......................................................        $100,000
    Prepaid offering costs (Note 3)...........................               0
                                                                      --------
          Total assets........................................        $100,000
Less liabilities and accrued expenses.........................               0
                                                                      --------
Net Assets applicable to investor's interest in the Trust
  (Note 1)....................................................        $100,000
                                                                      ========


Notes to Financial Statement.
(1) Master Money Trust (the "Trust") was organized as a Delaware statutory trust on August 29, 2002 and is registered under the Investment Company Act of 1940 as an open-end management investment company. As of February 3, 2003, the Trust has not had any transactions other than a $100,000 capital contribution to the Trust by CMA Money Fund. (See Note 5.)
(2) The Trust has entered into a management agreement with Fund Asset Management, L.P. (the "Manager"). (See "Management and Other Services" in Part B of this Registration Statement.) Certain officers and/or Trustees of the Trust are officers and/or directors of the Manager and Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Manager.
(3) Offering costs of $21,000, consisting of legal fees related to preparing the initial registration statement, will be incurred by the Manager. The Manager, on behalf of the Trust, will also incur organization costs estimated at $9,000.
(4) The Trust's financial statement is prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates.
(5) On February 13, 2003, CMA Money Fund transferred all of its assets
    (of approximately $23 billion) into the Trust.




                                                      MASTER MONEY TRUST
                                              SCHEDULE OF INVESTMENTS (Unaudited)
                                                    As of February 28, 2003
                                                        (In Thousands)

_____________________________________________________________________________________________________________________________

  Issue                                                              Face       Interest   Maturity      Value
                                                                    Amount        Rate*      Date
 _____________________________________________________________________________________________________________________________
  Certificates of Deposit - European - 2.6%
_____________________________________________________________________________________________________________________________
  Bank of Europe PLC                                              $      50,000  1.355+  %  3/11/2003 $      50,001
_____________________________________________________________________________________________________________________________
  Halifax Corporation                                                   300,000  1.34+      3/17/2003       300,008
_____________________________________________________________________________________________________________________________
  Lloyds TSB Bank PLC                                                    50,000  2.54+      5/30/2003        50,159
_____________________________________________________________________________________________________________________________
  National Australia Bank Limited                                       200,000  2.68+      4/22/2003       200,412
_____________________________________________________________________________________________________________________________
   Total Certificates of Deposit - European (Cost - $600,009)                                               600,580
_____________________________________________________________________________________________________________________________
  Certificates of Deposit - Yankee - 9.9%
_____________________________________________________________________________________________________________________________
  ABN-AMRO Bank NV                                                       50,000  2.605+     6/11/2003        50,189
_____________________________________________________________________________________________________________________________
  Abbey National Treasury Services PLC                                  170,000  2.675+     5/23/2003       170,552
_____________________________________________________________________________________________________________________________
  Canadian Imperial Bank of Commerce                                     70,000  2.66+      4/22/2003        70,142
                                                                        180,000  1.356+     3/15/2004       180,000
_____________________________________________________________________________________________________________________________
  Credit Agricole Indosuez                                              200,000  2.475+     6/12/2003       200,692
_____________________________________________________________________________________________________________________________
  Credit Communal de Belgique Dexia Bank                                 50,000  2.23+      6/24/2003        50,154
_____________________________________________________________________________________________________________________________
  Credit Suisse First Boston International Ltd.                          50,000  2.62+      6/10/2003        50,190
_____________________________________________________________________________________________________________________________
  Deutsche Bank AG                                                      500,000  1.30+     10/20/2003       500,000
_____________________________________________________________________________________________________________________________
  Dresdner US Finance                                                   150,000  1.37+      3/12/2003       150,004
_____________________________________________________________________________________________________________________________
  Merita Bank PLC                                                       200,000  2.48+      6/12/2003       200,695
_____________________________________________________________________________________________________________________________
  Rabobank Nederland NV                                                 100,000  2.65+      5/20/2003       100,308
                                                                        100,000  2.61+      6/17/2003       100,402
_____________________________________________________________________________________________________________________________
  Societe Generale                                                      250,000  1.30+      2/12/2004       249,988
_____________________________________________________________________________________________________________________________
  SwedBank Inc.                                                          75,000  1.27+      6/20/2003        74,993
_____________________________________________________________________________________________________________________________
  Toronto-Dominion Bank                                                 165,000  1.276+     9/26/2003       164,971
_____________________________________________________________________________________________________________________________
   Total Certificates of Deposit - Yankee (Cost - $2,309,974)                                             2,313,280
_____________________________________________________________________________________________________________________________
  Commercial Paper - 12.4%
_____________________________________________________________________________________________________________________________
  Amsterdam Funding Corp.                                                50,000  1.30       3/28/2003        49,951
_____________________________________________________________________________________________________________________________
  Apreco, Inc.                                                           50,000  1.27       4/08/2003        49,931
_____________________________________________________________________________________________________________________________
  Aspen Funding Corp.                                                    25,000  1.27       4/08/2003        24,966
_____________________________________________________________________________________________________________________________
  Asset Securitization Cooperative Corp.                                100,000  1.33       3/26/2003        99,910
_____________________________________________________________________________________________________________________________
  Blue Ridge Asset Funding Corp.                                         50,000  1.27       3/20/2003        49,965
_____________________________________________________________________________________________________________________________
  CC (USA) Inc. (Centauri)                                               47,500  1.30       3/31/2003        47,449
_____________________________________________________________________________________________________________________________
  Clipper Receivables Corp.                                              75,000  1.27       3/27/2003        74,929
_____________________________________________________________________________________________________________________________
  Corporate Receivables Corp.                                           150,000  1.27       3/07/2003       149,963
_____________________________________________________________________________________________________________________________
  Delaware Funding Corp.                                                 41,134  1.27       3/18/2003        41,108
                                                                         75,000  1.27       3/24/2003        74,937
                                                                         50,061  1.27       3/25/2003        50,017



                                                             B-26

                                                    MASTER MONEY TRUST
                                     SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                  As of February 28, 2003
                                                      (In Thousands)


_____________________________________________________________________________________________________________________________

  Issue                                                              Face       Interest   Maturity      Value
                                                                    Amount        Rate*      Date
_____________________________________________________________________________________________________________________________
  Edison Asset Securitization, LLC                                  $   180,000  1.34  %    3/17/2003    $  179,892
                                                                         51,260  1.34       3/18/2003        51,227
_____________________________________________________________________________________________________________________________
  Falcon Asset Securitization                                            77,788  1.27       3/06/2003        77,772
                                                                        100,000  1.28       3/19/2003        99,932
_____________________________________________________________________________________________________________________________
  Goldman Sachs Group, Inc.                                              20,000  1.388+    10/09/2003        19,844
                                                                        130,000  1.34+     10/10/2003       130,000
_____________________________________________________________________________________________________________________________
  Greyhawk Funding, LLC                                                 115,000  1.27       4/22/2003       114,785
_____________________________________________________________________________________________________________________________
  Kitty Hawk Funding Corp.                                               44,286  1.34       3/17/2003        44,259
                                                                         46,208  1.30       3/27/2003        46,165
_____________________________________________________________________________________________________________________________
  Morgan Stanley                                                         55,000  1.393+     4/15/2003        55,000
                                                                        145,000  1.393+     8/19/2003       145,000
_____________________________________________________________________________________________________________________________
  Newport Funding Corp.                                                  50,000  1.27       4/09/2003        49,929
_____________________________________________________________________________________________________________________________
  Old Line Funding Corp.                                                60,000  1.27        3/14/2003        59,970
                                                                        77,095  1.27        3/14/2003        77,057
_____________________________________________________________________________________________________________________________
  PB Finance (Delaware)                                                  50,000  1.33       3/17/2003        49,970
_____________________________________________________________________________________________________________________________
  Park Avenue Receivables Corp.                                          55,000  1.28       3/20/2003        54,961
                                                                         75,000  1.28       3/24/2003        74,936
_____________________________________________________________________________________________________________________________
  Preferred Receivables Funding Corp.                                    80,800  1.27       3/07/2003        80,780
                                                                         52,045  1.27       3/10/2003        52,027
                                                                         65,000  1.27       3/28/2003        64,936
_____________________________________________________________________________________________________________________________
  Rio Tinto Limited                                                      27,562  1.31       3/07/2003        27,555
_____________________________________________________________________________________________________________________________
  Salomon, Smith Barney Holdings, Inc.                                  175,000  1.31+      5/08/2003       175,000
_____________________________________________________________________________________________________________________________
  Sheffield Receivables Corporation                                      75,000  1.27       3/05/2003        74,987
_____________________________________________________________________________________________________________________________
  UBS Finance (Delaware) Inc.                                           100,000  1.36       3/03/2003        99,989
_____________________________________________________________________________________________________________________________
  Variable Funding Capital Corp.                                         50,000  1.30       3/04/2003        49,993
                                                                         90,000  1.27       3/05/2003        89,984
                                                                         60,000  1.27       4/08/2003        59,917
_____________________________________________________________________________________________________________________________
  Windmill Funding Corp                                                  50,000  1.27       3/25/2003        49,956
                                                                         38,000  1.30       3/28/2003        37,963
____________________________________________________________________________________________________________________________
   Total Commercial Paper (Cost - $2,907,042)                                                             2,906,912
_____________________________________________________________________________________________________________________________
  Corporate Notes - 0.4%
_____________________________________________________________________________________________________________________________
  Wal-Mart Stores, Inc.                                                  96,500  4.878+     6/01/2003        97,258
_____________________________________________________________________________________________________________________________
   Total Corporate Notes (Cost - $97,059)                                                                    97,258
_____________________________________________________________________________________________________________________________
  Funding Agreements - 4.6%
_____________________________________________________________________________________________________________________________
  Allstate Life Insurance Co.                                            45,000  1.41+      7/01/2003        45,000
                                                                         45,000  1.44+     11/03/2003        45,000
_____________________________________________________________________________________________________________________________
  GE Life and Annuity Assurance Co.                                      50,000  1.40+     11/03/2003        50,000
                                                                        150,000  1.40+     12/01/2003       150,000
_____________________________________________________________________________________________________________________________
  Metropolitan Life Insurance Company                                   165,000  1.41+      4/01/2003       165,000
                                                                         68,000  1.45+      2/02/2004        68,000
_____________________________________________________________________________________________________________________________
  Monumental Life Insurance Company                                     135,000  1.485+    11/14/2003       135,000
_____________________________________________________________________________________________________________________________



                                                             B-27

                                                    MASTER MONEY TRUST
                                     SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                  As of February 28, 2003
                                                      (In Thousands)


_____________________________________________________________________________________________________________________________

  Issue                                                              Face       Interest   Maturity      Value
                                                                    Amount        Rate*      Date
_____________________________________________________________________________________________________________________________

  New York Life Insurance Company                                   $   216,000  1.40+ %    5/30/2003    $  216,000
_____________________________________________________________________________________________________________________________
  Pacific Life Insurance Co.                                             40,000  1.42+      6/02/2003        40,000
                                                                         40,000  1.42+     10/01/2003        40,000
_____________________________________________________________________________________________________________________________
  The Travelers Insurance Company                                        70,000  1.40+      3/03/2003        70,000
                                                                         25,000  1.40+      5/01/2003        25,000
                                                                         25,000  1.39+      9/19/2003        25,000
_____________________________________________________________________________________________________________________________
   Total Funding Agreements (Cost - $1,074,000)                                                           1,074,000
_____________________________________________________________________________________________________________________________
  Medium-Term Notes - 4.8%
_____________________________________________________________________________________________________________________________
  American Honda Finance Corp.                                           25,000  1.35+     10/06/2003        25,010
                                                                         25,000  1.55+     11/10/2003        25,018
_____________________________________________________________________________________________________________________________
  BMW US Capital Group                                                   75,000  1.34+     12/10/2003        75,000
_____________________________________________________________________________________________________________________________
  BP Amoco Capital PLC                                                   50,000  1.295+     3/08/2004        50,000
_____________________________________________________________________________________________________________________________
  Bank of New York Co., Inc.                                             25,000  1.41+     10/30/2003        24,983
_____________________________________________________________________________________________________________________________
  Fleet National Bank                                                    35,000  1.56+      3/06/2003        35,002
                                                                         15,000  1.54+      7/31/2003        14,998
_____________________________________________________________________________________________________________________________
  General Electric Capital Corp.                                        290,605  1.369+     3/16/2004       290,605
_____________________________________________________________________________________________________________________________
  Goldman Sachs Group, Inc.                                             118,000  1.626+     3/16/2004       118,000
_____________________________________________________________________________________________________________________________
  Hancock II                                                            125,000  1.39+      1/12/2004       125,001
_____________________________________________________________________________________________________________________________
  Holmes Financing Number 6                                             105,300  1.339+    10/15/2003       105,300
_____________________________________________________________________________________________________________________________
  Morgan Stanley                                                         25,000  1.599+     8/07/2003        25,032
_____________________________________________________________________________________________________________________________
  National City Bank of Indiana                                          44,000  1.41+      5/23/2003        44,010
_____________________________________________________________________________________________________________________________
  National City Bank of Ohio                                             50,000  1.32+      3/03/2004        50,010
_____________________________________________________________________________________________________________________________
  Northern Rock PLC                                                     120,000  1.34+     11/19/2003       119,977
_____________________________________________________________________________________________________________________________
   Total Medium-Term Notes (Cost - $1,128,031)                                                            1,127,946
_____________________________________________________________________________________________________________________________
  Municipal - Anticipation Notes - 0.8%
_____________________________________________________________________________________________________________________________
  California State, RAN                                                 176,000  1.338+     6/20/2003       176,000
_____________________________________________________________________________________________________________________________
   Total Municipal - Anticipation Notes (Cost - $176,000)                                                   176,000
_____________________________________________________________________________________________________________________________
  U.S. Government Agency Obligations-Discount Notes -2.8%
_____________________________________________________________________________________________________________________________
  Fannie Mae                                                            150,000  1.25       3/12/2003       149,944
                                                                        200,000  1.29       4/28/2003       199,613
_____________________________________________________________________________________________________________________________
  Freddie Mac                                                           50,000  1.275       2/26/2004        49,375
                                                                        199,694 1.275       2/26/2004       197,198
                                                                        70,000  1.275       2/26/2004        69,125
_____________________________________________________________________________________________________________________________
   Total U.S. Government Agency Obligations-Discount Notes (Cost -                                          665,255
   $665,108)
_____________________________________________________________________________________________________________________________
  U.S. Government Agency Obligations-Non-Discount Notes - 56.3%
_____________________________________________________________________________________________________________________________
  Fannie Mae                                                             48,000  1.19+      4/15/2003        47,997
                                                                        100,000  1.173+     5/05/2003       100,004
                                                                        170,000  4.625+     5/15/2003       171,135
                                                                        300,000  1.198+     6/09/2003       299,956
                                                                        916,000  1.23+      6/16/2003       916,105



                                                             B-28

                                                    MASTER MONEY TRUST
                                     SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                  As of February 28, 2003
                                                      (In Thousands)

_____________________________________________________________________________________________________________________________

  Issue                                                              Face       Interest   Maturity      Value
                                                                    Amount        Rate*      Date
_____________________________________________________________________________________________________________________________
                                                                    $   300,000  1.27+ %    7/14/2003    $  299,988
                                                                        385,000  1.17+      8/01/2003       384,961
                                                                        200,000  1.27+      9/19/2003       199,988
                                                                        480,000  1.206+     1/16/2004       479,944
                                                                        188,000  1.208+     1/20/2004       187,929
                                                                        425,000  1.204+     1/22/2004       424,953
                                                                        650,000  1.205+     1/22/2004       649,781
                                                                        124,490  3.75+      5/12/2004       125,035
                                                                         70,000  2.46+      8/19/2004        70,349
                                                                         45,875  2.43+      8/20/2004        46,104
                                                                         66,825  2.50+      8/27/2004        67,180
                                                                        135,860  2.50+     10/01/2004       136,781
                                                                         46,745  2.25+     10/21/2004        47,023
                                                                         18,400  2.40+     10/29/2004        18,532
                                                                         50,330  2.20+     12/30/2004        50,707
                                                                         72,500  2.20+      1/14/2005        73,066
                                                                         32,550  2.00+      2/10/2005        32,733
                                                                         55,000  2.00+      2/18/2005        55,310
_____________________________________________________________________________________________________________________________
  Federal Farm Credit Banks                                             260,000  1.20+     10/01/2003       259,932
                                                                        200,000  1.20+     11/03/2003       199,959
                                                                        130,000  1.20+     11/14/2003       129,963
                                                                        450,000  1.20+     12/15/2003       449,875
                                                                        145,000  1.198+    12/24/2003       144,964
                                                                        200,000  1.201+     1/26/2004       199,946
                                                                         97,000  1.25+      2/23/2004        96,981
                                                                         99,750  1.22+      3/01/2004        99,720
                                                                        300,000  1.21+      3/16/2004       299,874
                                                                        240,000  1.215+     4/07/2004       239,882
                                                                        390,000  1.25+      6/21/2004       390,029
                                                                        100,000  1.23+      8/02/2004        99,972
                                                                         65,000  1.24+      8/10/2004        64,991
                                                                        200,000  1.258+    11/24/2004       200,000
                                                                        250,000  1.248+     1/27/2005       250,000
                                                                        127,000  1.25+      2/07/2005       126,951
                                                                        200,000  1.25+      2/11/2005       200,000
                                                                        175,000  1.248+     2/24/2005       174,965
                                                                         82,000  1.26+      2/21/2006        81,951
                                                                         54,750  1.29+      2/20/2008        54,723
_____________________________________________________________________________________________________________________________
  Federal Home Loan Banks                                               500,000  1.27+      3/12/2003       500,012
                                                                         95,000  1.20+      3/21/2003        94,997
                                                                        566,000  1.18+      4/30/2003       565,994
                                                                        380,000  1.24+      6/17/2003       380,076
                                                                         40,000  1.211+     7/15/2003        40,002
                                                                         70,500  4.125+     8/15/2003        71,403
                                                                        720,000  1.25+      9/15/2003       720,091
                                                                        260,500  1.235+    12/29/2003       260,550
                                                                         74,700  1.215+     1/02/2004        74,721
                                                                        130,000  3.75+      4/15/2004       133,449
                                                                         71,800  1.24+      7/06/2004        71,769
_____________________________________________________________________________________________________________________________
  Freddie Mac                                                           949,500  1.178+     8/05/2003       949,520
                                                                         50,000  3.75+      4/15/2004        51,371
                                                                        120,000  2.50+      8/20/2004       120,598
                                                                         56,300  2.35+     10/08/2004        56,629
_____________________________________________________________________________________________________________________________
  Student Loan Marketing Association                                    210,000  1.645+     6/25/2003       210,000
                                                                        230,000  1.415+     2/12/2004       229,957
_____________________________________________________________________________________________________________________________
   Total U.S. Government Agency Obligations-Non-Discount Notes                                           13,181,378
   (Cost - $13,170,729)
_____________________________________________________________________________________________________________________________



                                                            B-29

                                                    MASTER MONEY TRUST
                                     SCHEDULE OF INVESTMENTS -- (Concluded)(Unaudited)
                                                  As of February 28, 2003
                                                      (In Thousands)

_____________________________________________________________________________________________________________________________

  Repurchase Agreements - 4.3%
_____________________________________________________________________________________________________________________________
      Face Amount                                             Issue                                         Value

_____________________________________________________________________________________________________________________________
  $    500,000     J.P. Morgan Securities Inc., purchased on 2/28/2003 to yield  1.36% to 3/03/2003,     $  500,000
                   repurchase price $500,057, collateralized by FHLB, FHLMC, FNMA and RFCO obligations
       516,955     UBS Warburg Corp. LLC, purchased on 2/28/2003 to yield  1.36% to 3/03/2003,              516,955
                   repurchase price $517,014, collateralized by FHLB, FHLMC and FNMA obligations
 ____________________________________________________________________________________________________________________________
  Total Repurchase Agreements (Cost - $1,016,955)                                                         1,016,955
 ____________________________________________________________________________________________________________________________
  Common Stock - 0.4%
 ____________________________________________________________________________________________________________________________
      Shares Held
 ____________________________________________________________________________________________________________________________
        92,331     Merrill Lynch Premier Institutional Fund** ++                                             92,331
 ____________________________________________________________________________________________________________________________
  Total Common Stock (Cost  -  $92,331)                                                                      92,331
 ____________________________________________________________________________________________________________________________
  Partnership Interest - 0.5%
 ____________________________________________________________________________________________________________________________

      Partnership
      Interest
_____________________________________________________________________________________________________________________________
  $    112,848     Merrill Lynch Liquidity Series, LLC Money Market Series** ++                             112,848
_____________________________________________________________________________________________________________________________
  Total Partnership Interest (Cost  -  $112,848)                                                            112,848
_____________________________________________________________________________________________________________________________

  Total Investments  (Cost - $23,350,086)  - 99.8%                                                       23,364,743
  Other Assets Less Liabilities - 0.2%                                                                       45,025
                                                                                                        __________________
   Net Assets - 100.0%                                                                                  $23,409,768
                                                                                                        ==================


   *     Commercial Paper and certain U.S. Government Agency Obligations are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Money Trust.  Other securities bear interest at the rates shown, payable at fixed dates through maturity.  Interest rates on variable rate securities are adjusted periodically based on appropriate indexes.  The interest rates shown are the rates in effect at February 28, 2003.
  **     Security was purchased with the cash proceeds from securities loans.
   +     Variable rate notes.
  ++     Investments in companies considered to be an affiliate of the Money Trust (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940)
         are as follows:
         ______________________________________________________________________
                                                           Net        Interest
          Affiliate                                     Activity       Income
          _____________________________________________________________________
          Merrill Lynch Liquidity Series, LLC        $  112,848,314  $  12,736
          Money Market Series:
          Merrill Lynch Premier Institutional Fund       92,330,436     10,227
          _____________________________________________________________________

  See Notes to Financial Statements.


                                                 MASTER MONEY TRUST
                                 STATEMENT OF ASSETS AND LIABILITIES (Unaudited)
                                              As of February 28, 2003

--------------------------------------------------------------------------------------------------------------------
Assets:
Investments, at value (including securities loaned of $199,898,070)
(identified cost--$23,350,086,034+).............................................                   $ 23,364,742,628
Cash............................................................................                            100,633
Receivables:....................................................................
  Securities sold...............................................................$1,366,591,565
  Interest......................................................................    60,014,522
  Loaned securities.............................................................        22,963        1,426,629,050
                                                                                ------------------ -----------------
Total assets....................................................................                     24,791,472,311
                                                                                                   -----------------

Liabilities:
Collateral on securities loaned, at value.......................................                        205,178,750
Payables:
  Securities purchased.......................................................... 1,166,943,667
  Investment adviser............................................................     6,759,130
  Withdrawals...................................................................       328,668        1,174,031,465
                                                                                ---------------
Accrued expenses and other liabilities..........................................                          2,494,135
                                                                                                   ----------------
Total liabilities...............................................................                      1,381,704,350
                                                                                                   ----------------

Net Assets......................................................................                   $ 23,409,767,961
                                                                                                   =================

Net Assets Consist of:
Investors' capital..............................................................                   $ 23,395,111,367
Unrealized appreciation on investments-net......................................                         14,656,594
                                                                                                   -----------------
Net Assets......................................................................                   $ 23,409,767,961
                                                                                                   =================


+Cost for Federal income tax purposes. As of February 28, 2003, net unrealized appreciation for Federal income tax purposes amounted to $14,656,594, of which $14,909,507 related to appreciated securities and $252,913 related to depreciated securities.

See Notes to Financial Statements.

                              MASTER MONEY TRUST
                  NOTES TO FINANCIAL STATEMENTS (Unaudited)

1. Significant Accounting Policies:
Master Money Trust (the "Money Trust") is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Money Trust, subject to certain limitations. On February 13, 2003, the Money Trust received all of the assets of a registered investment company that converted to a master/feeder structure. The Money Trust's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The following is a summary of significant accounting policies followed by the Money Trust.

(a) Valuation of investments - Portfolio securities with remaining maturities of greater than sixty days, for which market quotations are readily available, are valued at market value. As securities transition from sixty-one to sixty days to maturity, the difference between the valuation existing on the sixty-first day before maturity and maturity value is amortized on a straight-line basis to maturity. Securities maturing sixty days or less from their date of acquisition are valued at amortized cost, which approximates market value. For purpose of valuation, the maturity of a variable rate security is deemed to be the next coupon date on which the interest rate is to be adjusted. Other investments for which market value quotations are not available are valued at their fair value as determined in good faith by or under the direction of the Money Trust's Board of Trustees.

(b) Repurchase agreements - The Money Trust invests in U.S. Government securities pursuant to repurchase agreements. Under such agreements, the counterparty agrees to repurchase the security at a mutually agreed upon time and price. The Money Trust takes possession of the underlying securities, marks to market such securities and, if necessary, receives additional securities daily to ensure that the contract is fully collateralized. If the counterparty defaults and the fair value of the collateral declines, liquidation of the collateral by the Money Trust may be delayed or limited.

(c) Income taxes - The Money Trust is classified as a partnership for Federal income tax purposes. As such, each investor in the Money Trust is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Money Trust. Accordingly, as a "pass through" entity, the Money Trust pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Money Trust's assets will be managed so an investor in the Money Trust can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income - Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income (including amortization of premium and discount) is recognized on the accrual basis.

(e) Securities lending - The Money Trust may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The market value of the loaned securities is determined at the close of business of the Money Trust and any additional required collateral is delivered to the Money Trust on the next business day. Where the Money Trust receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Money Trust typically receives the income on the loaned securities but does not receive the income on the

                              MASTER MONEY TRUST
            NOTES TO FINANCIAL STATEMENTS -- (Concluded)(Unaudited)

collateral. Where the Money Trust receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Money Trust may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Money Trust could experience delays and costs in gaining access to the collateral. The Money Trust also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Money Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Money Trust's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Money Trust. For such services, the Money Trust pays a monthly fee based upon the average daily value of the Money Trust's net assets at the following annual rates: .25% of the Money Trust's average daily net assets not exceeding $500 million; .175% of the average daily net assets in excess of $500 million, but not exceeding $1 billion; and .125% of the average daily net assets in excess of $1 billion.

The Money Trust has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to MLPF&S or its affiliates. As of February 28, 2003, the Money Trust lent securities with a value of $122,886,320 to MLPF&S. Pursuant to that order, the Money Trust also has retained Merrill Lynch Investment Managers, LLC ("MLIM, LLC"), an affiliate of MLIM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. MLIM, LLC may, on behalf of the Money Trust, invest cash collateral received by the Money Trust for such loans, among other things, in a private investment company managed by MLIM, LLC or in registered money market funds advised by MLIM or its affiliates. For the period February 13, 2003 (commencement of operations) to February 28, 2003, MLIM, LLC received $4,655 in securities lending agent fees.

Certain officers and/or trustees of the Money Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Reverse Repurchase Agreements:
Under a reverse repurchase agreement, the Money Trust sells securities to repurchase them at a mutually agreed upon date and price. At the time the Money Trust enters into a reverse repurchase agreement, it will establish a segregated account with the custodian containing cash, cash equivalents of liquid high grade debt securities having a value at least equal to the repurchase price.

The Money Trust had no reverse repurchase agreements outstanding for the period February 13, 2003 (commencement of operations) to February 28, 2003.

                         INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholder,
Master Government Securities Trust:

We have audited the accompanying statement of assets and liabilities of Master Government Securities Trust as of February 3, 2003. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets and liabilities. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

In our opinion, such statement of assets and liabilities presents fairly, in all material respects, the financial position of Master Government Securities Trust as of February 3, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP


Princeton, New Jersey
February 6, 2003

(February 28, 2003 as to Note 5)

                      MASTER GOVERNMENT SECURITIES TRUST

                      STATEMENT OF ASSETS AND LIABILITIES
                               February 3, 2003

ASSETS:
    Cash....................................................         $100,000
    Prepaid offering costs (Note 3).........................                0
                                                                     --------
          Total assets......................................         $100,000
Less liabilities and accrued expenses.......................                0
                                                                     --------
Net Assets applicable to investor's interest in the Trust
    (Note 1)................................................         $100,000
                                                                     ========


Notes to Financial Statement.
(1) Master Government Securities Trust (the "Trust") was organized as a Delaware statutory trust on August 29, 2002 and is registered under the Investment Company Act of 1940 as an open-end management investment company. As of February 3, 2003, the Trust has not had any transactions other than a $100,000 capital contribution to the Trust by CMA Government Securities Fund. (See Note 5.)
(2) The Trust has entered into a management agreement with Fund Asset Management, L.P. (the "Manager"). (See "Management and Other Services" in Part B of this Registration Statement.) Certain officers and/or Trustees of the Trust are officers and/or directors of the Manager and Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Manager.
(3) Offering costs of $21,000, consisting of legal fees related to preparing the initial registration statement, will be incurred by the Manager. The Manager, on behalf of the Trust, will also incur organization costs estimated at $9,000.
(4) The Trust's financial statement is prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates.
(5) On February 13, 2003, CMA Government Securities Fund transferred all of its assets (of approximately $1.6 billion) into the Trust.



                                          MASTER GOVERNMENT SECURITIES TRUST
                                         SCHEDULE OF INVESTMENTS (Unaudited)
                                               As of February 28, 2003
                                                    (In Thousands)

____________________________________________________________________________________________________________________

Issue                                                                    Face   Interest      Maturity       Value
                                                                        Amount    Rate        Date
____________________________________________________________________________________________________________________
                                                 U.S. Government Obligations*- 27.6%
____________________________________________________________________________________________________________________
U.S. Treasury Bills                                                   $  24,500  1.16%      3/06/2003     $  24,495
                                                                         48,000  1.225      3/20/2003        47,967
                                                                         44,000  1.22       3/27/2003        44,937
                                                                         48,000  1.225      3/27/2003        46,979
                                                                         13,500  1.16       5/22/2003        13,462
                                                                         19,500  1.22       7/17/2003        19,412
____________________________________________________________________________________________________________________
U.S. Treasury Notes                                                      15,050  4.25       3/31/2003        15,089
                                                                          4,500  3.625      8/31/2003         4,553
                                                                         43,000  2.75       9/30/2003        43,388
                                                                         10,000  2.75      10/31/2003        10,102
                                                                         57,600  3.25      12/31/2003        58,569
                                                                         22,700  3.625      3/31/2004        23,277
                                                                         30,000  3.375      4/30/2004        30,731
                                                                         15,400  2.875      6/30/2004        15,720
                                                                         10,875  2.25       7/31/2004        11,014
                                                                         13,700  2.125      8/31/2004        13,857
                                                                          5,500  1.875      9/30/2004         5,544
                                                                          5,200  2.125     10/31/2004         5,263
                                                                          4,400  1.75      12/31/2004         4,424
___________________________________________________________________________________________________________________
Total U.S. Government Obligations (Cost - $437,703)                                                         438,783
___________________________________________________________________________________________________________________
     Face Amount                                Issue                                                         Value
___________________________________________________________________________________________________________________
                                            Repurchase Agreements - 71.7%
___________________________________________________________________________________________________________________
    $  78,000      ABN-AMRO Bank NV, purchased on 2/28/2003 to yield 1.32% to 3/03/2003,                     78,000
                   repurchase price $78,009, collateralized by U.S. Treasury Notes
       78,000      Bank of America, NA, purchased on 2/28/2003 to yield 1.31% to 3/03/2003,                  78,000
                   repurchase price $78,009, collateralized by U.S. Treasury Notes
       78,000      Bank One Capital Markets, purchased on 2/28/2003 to yield 1.31% to 3/03/2003,             78,000
                   repurchase price $78,009, collateralized by U.S. Treasury Notes
       78,000      Bear Stearns, purchased on 2/28/2003 to yield 1.32% to 3/03/2003,                         78,000
                   repurchase price $78,009, collateralized by U.S. Treasury STRIPS
       78,000      Barclays Bank PLC, purchased on 2/28/2003 to yield 1.33% to 3/03/2003,                    78,000
                   repurchase price $78,009, collateralized by U.S. Treasury Bills and U.S. Treasury Notes
       79,000      Credit Suisse First Boston International Ltd., purchased on 2/25/2003 to                  79,000
                   yield 1.26% to 3/04/2003, repurchase price $79,017, collateralized by GNMA obligations
       78,000      Deutsche Bank Securities Inc., purchased on 2/28/2003 to yield 1.31% to 3/07/2003,        78,000
                   repurchase price $78,020, collateralized by GNMA obligations
       78,000      Goldman Sachs & Company, purchased on 2/05/2003 to yield 1.24% to 3/07/2003,              78,000
                   repurchase price $78,081, collateralized by GNMA obligations
       78,000      Greenwich Capital Markets, Inc., purchased on 2/27/2003 to yield 1.28%                    78,000
                   to 3/06/2003, repurchase price $78,019, collateralized by GNMA obligations
       78,000      HSBC Holdings PLC, purchased on 2/28/2003 to yield 1.33% to 3/03/2003,                    78,000
                   repurchase price $78,008, collateralized by U.S. Treasury STRIPS
       78,000      J.P. Morgan Securities Inc., purchased on 2/26/2003 to yield 1.26% to 3/05/2003,          78,000
                   repurchase price $78,019, collateralized by GNMA obligations
       79,000      Merrill Lynch Government Securities, purchased on 2/25/2003 to yield 1.26% to             79,000
                   3/04/2003, repurchase price $79,019, collateralized by GNMA obligations
       79,000      Salomon, Smith Barney, Inc., purchased on 2/25/2003 to yield 1.25% to 3/04/2003,          79,000
                   repurchase price $79,019, collateralized by GNMA obligations
       42,548      State Street Bank & Trust, purchased on 2/28/2003 to yield 1.28% to 3/03/2003,            42,548
                   repurchase price $42,552, collateralized by U.S. Treasury Notes
       78,000      UBS AG, purchased on 2/27/2003 to yield 1.28% to 3/06/2003,                               78,000
                   repurchase price $78,019, collateralized by GNMA obligations
 __________________________________________________________________________________________________________________
Total Repurchase Agreements (Cost - $1,137,548)                                                           1,137,548
___________________________________________________________________________________________________________________

Total Investments (Cost - $1,575,251) - 99.3%                                                             1,576,331

Other Assets Less Liabilities - 0.7%                                                                         10,580

                                                                                                        ___________

Net Assets - 100.0%                                                                                      $1,586,911
                                                                                                        ============
____________________________________________________________________________________________________________________



                                                        B-36

                                          MASTER GOVERNMENT SECURITIES TRUST
                                  SCHEDULE OF INVESTMENTS -- (Concluded)(Unaudited)
                                               As of February 28, 2003
                                                    (In Thousands)

____________________________________________________________________________________________________________________



  * U.S. Treasury Bills are traded on a discount basis; the interest rates shown are the discount rates paid at the time of purchase by the Government Trust. U.S. Treasury Notes bear interest at the rates shown, payable at fixed dates until maturity.





       See Notes to Financial Statements.


                           MASTER GOVERNMENT SECURITIES TRUST
                     STATEMENT OF ASSETS AND LIABILITIES (Unaudited)
                                 As of February 28, 2003

-------------------------------------------------------------------------------------------------------
Assets:
Investments, at value (identified cost--$1,575,251,123+)........................                $1,576,330,620
Cash............................................................................                       100,662
Receivables:
  Securities sold...............................................................$702,484,412
  Interest......................................................................   2,336,508       704,820,920
                                                                                ------------    --------------
Total assets....................................................................                 2,281,252,202
                                                                                                --------------

Liabilities:
Payables:
  Securities purchased.......................................................... 693,625,628
  Investment adviser............................................................     526,307       694,151,935
                                                                                ------------
Accrued expenses and other liabilities..........................................                       189,524
                                                                                                --------------
Total liabilities...............................................................                   694,341,459
                                                                                                --------------

Net Assets......................................................................                $1,586,910,743
                                                                                                ==============

Net Assets Consist of:
Investors' capital..............................................................                $1,585,831,246
Unrealized appreciation on investments-net......................................                     1,079,497
                                                                                                --------------
Net Assets......................................................................                $1,586,910,743
                                                                                                ==============


+ Cost for Federal income tax purposes. As of February 28, 2003 net unrealized appreciation for Federal income tax purposes amounted to $1,079,497, of which $1,081,057 is related to appreciated securities and $1,560 is related to depreciated securities.


See Notes to Financial Statements.

                      MASTER GOVERNMENT SECURITIES TRUST
                   NOTES TO FINANCIAL STATEMENTS (Unaudited)

1. Significant Accounting Policies: Master Government Securities Trust (the "Government Trust") is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Government Trust, subject to certain limitations. On February 13, 2003, the Government Trust received all of the assets of a registered investment company that converted to a master/feeder structure. The Government Trust's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The following is a summary of significant accounting policies followed by the Government Trust.

(a) Valuation of investments - Portfolio securities with remaining maturities of greater than sixty days, for which market quotations are readily available, are valued at market value. As securities transition from sixty-one to sixty days to maturity, the difference between the valuation existing on the sixty-first day before maturity and maturity value is amortized on a straight-line basis to maturity. Securities maturing sixty days or less from their date of acquisition are valued at amortized cost, which approximates market value. For the purpose of valuation, the maturity of a variable rate security is deemed to be the next coupon date on which the interest rate is to be adjusted. Other investments for which market value quotations are not available are valued at their fair value as determined in good faith by or under the direction of the Government Trust's Board of Trustees.

(b) Repurchase agreements - The Government Trust invests in U.S. government securities pursuant to repurchase agreements. Under such agreements, the counterparty agrees to repurchase the security at a mutually agreed upon time and price. The Government Trust takes possession of the underlying securities, marks to market such securities and, if necessary, receives additional securities daily to ensure that the contract is fully collateralized. If the counterparty defaults and the fair value of the collateral declines, liquidation of the collateral by the Government Trust may be delayed or limited.

(c) Income taxes - The Government Trust is classified as a partnership for Federal income tax purposes. As such, each investor in the Government Trust is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Government Trust. Accordingly, as a "pass through" entity, the Government Trust pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Government Trust's assets will be managed so an investor in the Government Trust can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income - Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income (including amortization of premium and discount) is recognized on the accrual basis.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Government Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

                      MASTER GOVERNMENT SECURITIES TRUST
           NOTES TO FINANCIAL STATEMENTS -- (Concluded)(Unaudited)


FAM is responsible for the management of the Government Trust's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Government Trust. For such services, the Government Trust pays a monthly fee based upon the average daily value of the Government Trust's net assets, at the following annual rates:
..25% of the Government Trust's average daily net assets not exceeding $500 million; .175% of the average daily net assets in excess of $500 million but not exceeding $1 billion; and .125% of the average daily net assets in excess of $1 billion.

Certain officers and/or trustees of the Government Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

                         INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholder,
Master Tax-Exempt Trust:

We have audited the accompanying statement of assets and liabilities of Master Tax-Exempt Trust as of February 3, 2003. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets and liabilities. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

In our opinion, such statement of assets and liabilities presents fairly, in all material respects, the financial position of Master Tax-Exempt Trust as of February 3, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP


Princeton, New Jersey
February 6, 2003

(February 28, 2003 as to Note 5)

                            MASTER TAX-EXEMPT TRUST

                      STATEMENT OF ASSETS AND LIABILITIES
                               February 3, 2003

ASSETS:
    Cash....................................................         $100,000
    Prepaid offering costs (Note 3).........................                0
                                                                     --------
          Total assets......................................         $100,000
Less liabilities and accrued expenses.......................                0
                                                                     --------
Net Assets applicable to investor's interest in the Trust
    (Note 1)................................................         $100,000
                                                                     ========


Notes to Financial Statement.
(1) Master Tax-Exempt Trust (the "Trust") was organized as a Delaware statutory trust on August 29, 2002 and is registered under the Investment Company Act of 1940 as an open-end management investment company. As of February 3, 2003, the Trust has not had any transactions other than a $100,000 capital contribution to the Trust by CMA Tax-Exempt Fund. (See
    Note 5.)
(2) The Trust has entered into a management agreement with Fund Asset Management, L.P. (the "Manager"). (See "Management and Other Services" in Part B of this Registration Statement.) Certain officers and/or Trustees of the Trust are officers and/or directors of the Manager and Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Manager.
(3) Offering costs of $21,000, consisting of legal fees related to preparing the initial registration statement, will be incurred by the Manager. The Manager, on behalf of the Trust, will also incur organization costs estimated at $9,000.
(4) The Trust's financial statement is prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates.
(5) On February 13, 2003, CMA Tax-Exempt Fund transferred all of its assets (of approximately $10.6 billion) into the Trust.



                                                       MASTER TAX-EXEMPT TRUST
                                                 SCHEDULE OF INVESTMENTS (Unaudited)
                                                       As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
 Alabama - 2.8%               $61,000   Alabama Special Care Facilities Financing Authority, Mobile Revenue                $61,000
                                        Refunding Bonds (Ascension Health Credit), VRDN, Series B,  1.05% due
                                        11/15/2039(d)
                               40,000   Birmingham, Alabama, Special Care Facilities, Financing Authority                   40,000
                                        Revenue Refunding Bonds (Ascension Health Credit), VRDN, Series B,
                                        1.10% due 11/15/2039(d)
                               27,765   Daphne, Alabama, Special Care Facilities Financing Authority Revenue                27,765
                                        Bonds, FLOATS, Series 593,  1.28% due 8/15/2008(b)(d)
                               12,950   Daphne, Alabama, Special Care Facilities Financing Authority Revenue                12,950
                                        Refunding Bonds (Presbyterian), VRDN, Series B, 1.15% due
                                        8/15/2023(a)(d)
                                        Eagle Tax-Exempt Trust, Alabama, VRDN, Class A (d):
                                7,835    1.16% due 2/01/2032                                                                 7,835
                                3,000    1.16% due 2/01/2038                                                                 3,000
                               68,300    1.13% due 2/01/2040                                                                68,300
                                8,000   Mobile, Alabama, Port City Medical Clinic Board Revenue Refunding Bonds              8,000
                                        (Infirmary), VRDN, Series A, 1% due 2/01/2025(d)
                                        Stevenson, Alabama, IDB, Environmental Improvement Revenue Bonds:
                                6,300    1.15% due 11/01/2033                                                                6,300
                               25,000    (Mead Corporation Project), VRDN, AMT,  1.25% due 1/01/2031(d)                     25,000
                               18,000    (Mead Corporation Project), VRDN, AMT, Series B, 1.15% due                         18,000
                                          4/01/2033(d)
                               12,390   West Jefferson, Alabama, IDB, PCR, Refunding (Alabama Power Company                 12,390
                                        Project), VRDN, 1.15% due 6/01/2028(d)
___________________________________________________________________________________________________________________________________
 Alaska - 0.4%                 45,500   Valdez, Alaska, Marine Terminal Revenue, CP, 2% due 1/01/2004                       45,685
 __________________________________________________________________________________________________________________________________
 Arizona - 0.9%                45,200   Apache County, Arizona, IDA, IDR (Tucson Electric Power Co.), VRDN,                 45,200
                                        Series 83-A,  1.10% due 12/15/2018(d)
                               10,200   Arizona Educational Loan Marketing Corporation, Educational Loan                    10,200
                                        Revenue Bonds, VRDN, AMT, Series A,  1.20% due 3/01/2015(d)(f)
                               28,556   Maricopa County, Arizona, IDA, S/F Mortgage Revenue Bonds, FLOATS,                  28,556
                                        AMT, Series 707, 1.23% due 12/01/2036(d)
                               13,620   Maricopa County, Arizona, IDA, S/F Mortgage Revenue Bonds, CP, Series               13,620
                                        R-2A,  1.391% due 12/01/2003
 __________________________________________________________________________________________________________________________________
 Arkansas - 1.2%                7,000   Arkansas State Development Finance Authority, Environmental Facilities               7,000
                                        Revenue Bonds (Teris LLC Project), VRDN, AMT,  1.18% due 3/01/2021(d)
                               42,335   Arkansas State Development Finance Authority, S/F Mortgage Revenue                  42,335
                                        Bonds, FLOATS, AMT, Series 708, 1.23% due 9/01/2004(d)
                               43,100   North Little Rock, Arkansas, Health Facilities Board, Health Care Revenue           43,100
                                        Bonds (Baptist Health), VRDN, Series B,  1.10% due 12/01/2021(d)(f)
                               22,000   Pulaski County, Arkansas, Lease Purpose Revenue Bonds, VRDN, Series A,              22,000
                                        1.18% due 3/01/2007(d)(g)
                                7,530   Pulaski County, Arkansas, Public Facilities Board, M/F Housing Revenue               7,530
                                        Refunding Bonds (Waterford Apartments), VRDN, AMT, 1.23% due
                                        7/01/2032(d)
 __________________________________________________________________________________________________________________________________
 California - 9.2%              6,250   California Health Facilities Financing Authority Revenue Bonds, FLOATS,              6,250
                                        Series 591,  1.11% due 3/01/2014(d)(f)
                                        California Pollution Control Financing Authority, PCR, Refunding (Pacific
                                        Gas & Electric), VRDN(d):
                               70,000       Series E,  1.20% due 11/01/2026                                                 70,000
                                6,625       Series C,  1.15% due 11/01/2026                                                  6,625
                               80,000   California School Cash Reserve Program Authority Revenue Bonds, CP, Series          80,358
                                        A, 3% due 7/03/2003
                               30,000   California State Department of Water, Resources Power Supply Revenue                30,000
                                        Bonds, VRDN, Series C-9, 1.80% due 5/01/2022(d)
                                        California State, RAN:
                              176,000       1.23% due 6/20/2003                                                            176,000
                              158,000       1.388% due 6/27/2003                                                           158,000




                                                                B-43

                                                       MASTER TAX-EXEMPT TRUST
                                        SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                      As of February 28, 2003
                                                            (In Thousands)


 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                           $  133,000       2.50% due 6/27/2003                                                          $ 133,338
                               15,840   California State Department of Water Resources, Power Supply Revenue                15,840
                                        Bonds, FLOATS, Series 765, 1.08% due 5/01/2015(d)
                               22,000   California Statewide Communities Development Authority Revenue                      22,000
                                        Refunding Bonds (Kaiser Permanente), VRDN, Series B, 1.70% due
                                        8/01/2031(d)
                               50,000   California Statewide Communities Development Authority, TRAN, Series                50,214
                                        A, 3% due 6/30/2003
                               29,000   Long Beach, California, Unified School District, COP, Refunding (Capital            29,000
                                        Improvement Refining Project), VRDN, 1.80% due 6/01/2024(a)(d)
                                        Los Angeles, California, Unified School District, GO, TRAN:
                               25,000       Series B, 3% due 7/01/2003                                                      25,109
                              100,000       Series C, 3.25% due 7/01/2003                                                  100,517
                               45,000   San Diego County and School District Revenue Bonds, TRAN, Series B,                 45,235
                                        3% due 7/31/2003
                               25,680   West Basin, California, Municipal Water District Revenue Bonds, COP                 25,680
                                        (Phase II - Recycled Water Project)  VRDN, Series B, 1.30% due 8/01/2027(d)
 __________________________________________________________________________________________________________________________________
 Colorado - 1.0%                7,900   Adams County, Colorado, School District Number 012, GO, ROCS, Series                 7,900
                                        II-R-1045, 1.16% due 12/15/2022(d)
                               10,300   Colorado Department of Transportation Revenue Refunding Bonds,                      10,300
                                        PUTTERS, Series 318, 1.20% due 6/15/2015(d)
                                6,060   Colorado School Mines Development Corporation Revenue Bonds, VRDN,                   6,060
                                        1.15% due 9/01/2026(d)
                                        Denver Colorado City and County Airport Revenue:
                                6,000       1.22% due 11/15/2012                                                             6,000
                               10,000       1.20% due 11/15/2025                                                            10,000
                               10,025   Denver, Colorado, City and County Airport Revenue Bonds, VRDN, AMT,                 10,025
                                        Series F, 1.20% due 11/15/2025(d)
                                6,500   Pitkin County, Colorado, IDR, Refunding (Aspen Skiing Company                        6,500
                                        Project), VRDN, AMT, Series B, 1.15% due 4/01/2014(d)
                               53,200   Platte River Power Authority, Colorado, Electric Revenue Refunding                  53,200
                                        Bonds, VRDN, Sub-Lien, Series S-1, 1.05% due 6/01/2018(d)
 __________________________________________________________________________________________________________________________________
 Connecticut - 0.8%            62,635   Connecticut State Health and Educational Facilities Authority Revenue               62,635
                                        Bonds (Yale University), VRDN, Series U, 1% due 7/01/2033(d)
                               24,750   Eagle Tax-Exempt Trust, Connecticut, VRDN, Series 96, Class 0701,                   24,750
                                        1.08% due 11/15/2004(d)
 __________________________________________________________________________________________________________________________________
 District of Columbia          17,350   District of Columbia, GO, Refunding, MSTR, VRDN, Series SGA-62,  1.15%              17,350
 - 1.8%                                 due 6/01/2017(a)(d)
                                        District of Columbia, GO, Refunding, VRDN(d):
                               64,155       Series C,  1.10% due 6/01/2026                                                  64,155
                               20,000       Series D,  1.10% due 6/01/2029                                                  20,000
                               18,795   District of Columbia Hospital Revenue Bonds, FLOATS, Series 712, 1.21%              18,795
                                        due 7/15/2019(d)
                               20,750   District of Columbia, Multi-Modal Revenue Bonds (Medlantic), Series B,              20,750
                                        1.10% due 8/15/2038(e)
                               50,000   District of Columbia, TAN, 2.50% due 9/30/2003                                     50,208
 __________________________________________________________________________________________________________________________________
 Florida - 1.8%                46,955   Bay County, Florida, HFA, S/F Mortgage Revenue Bonds, FLOATS, AMT,                  46,955
                                        Series 695, 1.30% due 6/01/2004(d)
                               13,885   Broward County, Florida, Professional Sports Facilities, Tax Revenue                13,885
                                        Bonds, MSTR, VRDN, Series SGA-38, 1.21% due 9/01/2021(d)(f)
                               33,820   Capital Trust Agency, Florida, M/F Housing Revenue Bonds, VRDN, Series              33,820
                                        1999-B, 1.48% due 12/01/2032(d)
                                5,000   Florida Housing Finance Corporation, Housing Revenue Bonds (Tuscany                  5,000
                                        Lakes), VRDN, AMT, Series 1, 1.23% due 11/15/2035(d)
                                5,000   Florida State Board of Education, Capital Outlay, GO, FLOATS, Series 557,            5,000
                                        1.16% due 1/01/2004(d)
                               11,678   Florida State Department of Environmental Protection, FLOATS, Series 722,
                                        1.16% due 7/01/2022(d)                                                              11,678
                                  845   Gulf Breeze, Florida, Local Government Revenue Bonds, VRDN, Series E,                  845
                                        1.10% due 12/01/2020(c)(d)
                                4,000   Hillsborough County, Florida, Aviation Authority Revenue Refunding                   4,000


                                                                B-44

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                     As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        Bonds, MERLOTS, AMT, Series A18, 1.22% due 10/01/2013(d)
                           $    5,500   Jacksonville, Florida, Health Facilities Authority, Hospital Revenue             $   5,500
                                        Refunding Bonds (Genesis Rehabilitation Hospital), VRDN, 1.10% due
                                        5/01/2021(d)
                                2,950   Lee County, Florida, Hospital Board of Directors, Hospital Revenue Bonds             2,950
                                        (Memorial Health System), VRDN, Series B, 1.15% due 4/01/2027(d)
                               32,100   Martin County, Florida, PCR, Refunding (Florida Power & Light Company               32,100
                                        Project), VRDN, 1.15% due 7/15/2022(d)
                               16,665   Orange County, Florida, Health Facilities Authority Revenue Bonds,                  16,665
                                        FLOATS, Series 532, 1.28% due 11/15/2015(a)(d)
                               10,000   Sarasota County, Florida, Public Hospital Board, Hospital Revenue Bonds             10,000
                                        (Sarasota Memorial Hospital), VRDN, Series A, 1.20% due 7/01/2037(d)
 __________________________________________________________________________________________________________________________________
 Georgia - 3.3%               120,000   Atlanta, Georgia, Airport Revenue Bonds, BAN, 2.25% due 10/30/2003                 120,195
                                6,194   Atlanta, Georgia, Urban Residential Finance Authority, S/F Mortgage                  6,195
                                        Revenue Bonds, Series R-3A, 1.391% due 12/01/2004
                                        Burke County, Georgia, Development Authority, PCR, Refunding (Georgia
                                        Power Corporation Plant Vogtle), First Series:
                               15,770       1.25% due 3/25/2004                                                             15,770
                               12,200       1.25% due 3/25/2005                                                             12,200
                                8,100   Bartow County, Georgia, Development Authority, PCR, Refunding                        8,100
                                        (Georgia Power Company Plant-Bowen Project), VRDN, 1.10% due
                                        3/01/2024(d)
                               11,500   Burke County, Georgia, Development Authority, PCR, Refunding                        11,500
                                        (Oglethorpe Power Corporation), VRDN, Series B, 1.10% due
                                        1/01/2020(a)(d)
                               20,470   De Kalb County, Georgia, School District, GO, TAN, Series 2002-2007,                20,636
                                        2% due 12/31/2007
                               10,585   Eagle Tax-Exempt Trust, Georgia, GO, VRDN, Series 01, Class 1001,                   10,585
                                        1.16% due 11/01/2017(d)
                                5,000   Eagle Tax-Exempt Trust, Series 2002-6001, Class A, 1.16% due 12/15/2028              5,000
                                4,255   Eagle Tax-Exempt Trust, Series 2002-6009, Class A, 1.16% due 1/01/2043               4,255
                               15,000   Fulton County, Georgia, Housing Authority Revenue Bonds, VRDN, 1.25%                15,000
                                        due 12/01/2034(d)
                               85,000   Gwinnett County, Georgia, School District, GO, Construction Sales Tax               85,632
                                        Notes, 2% due 12/29/2003
                                9,000   Monroe County, Georgia, Development Authority, PCR, Refunding (Georgia               9,000
                                        Power Company Plant), VRDN, 1st Series, 1.10% due 4/01/2032(d)
                                6,815   Georgia Municipal Electric Authority Power Revenue Bonds, VRDN, Series               6,815
                                        D, 1.16% due 1/01/2017(d)
                               15,995   Municipal Securities Trust Certificates Revenue Bonds, VRDN, AMT, Series            15,995
                                        2002-186, Class A, 1.21% due 2/25/2021(d)
 __________________________________________________________________________________________________________________________________
 Hawaii - 1.0%                  7,930   Eagle Tax-Exempt Trust, Hawaii, VRDN, Series 2001, Class 1101, 1.16%                 7,930
                                        due 7/01/2011(d)
                                        Honolulu Hawaii City & County:
                               16,700       1.30% due 12/01/2012                                                            16,700
                               16,600       1.30% due 12/01/2017                                                            16,600
                                4,100       1.30% due 12/01/2019                                                             4,100
                               19,000       1.20% due 9/15/2032                                                             19,000
                                        Hawaii State, GO(d):
                                7,220       FLOATS, Series 605,  1.16% due 8/01/2015(c)                                      7,220
                               28,740       VRDN, Series II-R-126,  1.16% due 1/01/2013(b)                                  28,740
 __________________________________________________________________________________________________________________________________
 Idaho - 0.4%                  45,500   Idaho State, GO, TAN, 3% due 6/30/2003                                              45,705
 __________________________________________________________________________________________________________________________________
 Illinois - 9.2%               14,285   ABN Amro Munitops Certificates Trust, GO, VRDN, Series 2001-31, 1.14%               14,285
                                        due 1/01/2009(c)(d)
                                        Chicago Illinois:
                               12,500       1.40% due 3/03/2003                                                             12,500
                               25,300       1.50% due 3/05/2003                                                             25,300
                               13,710   Chicago, Illinois, GO, VRDN, Series B,  1.10% due 1/01/2012(d)                      13,710
                               38,500   Chicago, Illinois, Metropolitan Water Reclamation District, Greater                 38,500
                                        Chicago Area, GO, Refunding, VRDN, Series A, 1% due 12/01/2031(d)
                               53,000   Chicago, Illinois, Midway Airport Revenue Bonds, Second Lien, VRDN,                 53,000



                                     B-45

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                       As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        AMT, Series A,  1.15% due 1/01/2029(d)(f)
                           $   36,000   Chicago, Illinois, Neighborhoods Alive 21, GO, VRDN, Series B, 1.05%             $ 36,000
                                        due 1/01/2037(d)
                                        Chicago, Illinois, O'Hare International Airport Revenue Bonds (American
                                        Airlines), DATES(d):
                               31,250       Series A,  1.55% due 12/01/2017                                                 31,250
                               35,200       Series B,  1.55% due 12/01/2017                                                 35,200
                                5,290   Chicago, Illinois, O'Hare International Airport Revenue Bonds (General               5,290
                                        Airport Second Lien), VRDN, Series B, 1.04% due 1/01/2015(d)
                               14,300   Chicago, Illinois, O'Hare International Airport, Special Facilities                 14,300
                                        Revenue Bonds (Compagnie Nationale-Air France), VRDN, AMT, 1.15%
                                        due 5/01/2018(d)
                               26,100   Chicago, Illinois, Revenue Bonds (Homestart Program), VRDN, Series A,               26,100
                                        1.16% due 6/01/2005(d)
                               11,000   Eagle Tax-Exempt Trust, Chicago Board of Education, VRDN, Series 01,                11,000
                                        Class 1309, 1.16% due 12/01/2026(d)
                                        Eagle Tax-Exempt Trust, Chicago, Illinois, GO, VRDN(d):
                               14,380       Series 95, Class 1301, 1.16% due 1/01/2024                                      14,380
                                9,900       Series 98, Class 1301, 1.16% due 1/01/2017                                       9,900
                               30,000   Eagle Tax-Exempt Trust, Cook County, Illinois, VRDN, Series 02, Class               30,000
                                        1303, 1.16% due 11/15/2025(d)
                               14,355   Eagle Tax-Exempt Trust, Illinois Metropolitan Expo Center, VRDN, Series             14,355
                                        98, Class 1306, 1.16% due 6/15/2029(d)
                               11,000   Eagle Tax-Exempt Trust, Illinois, GO, Series 01, Class 1307, 1.16% due              11,000
                                        11/01/2022(d)
                               11,100   Eagle Tax-Exempt Trust, Illinois State, GO, Series 02, Class 1302, 1.16%            11,100
                                        due 2/01/2027(d)
                                        Illinois Health Facilities:
                               10,000       1.05% due 5/15/2003                                                             10,000
                               13,000       1.10% due 3/27/2003                                                             13,000
                               16,785   Illinois State, GO, Refunding, FLOATS, Series 743D, 1.16% due 8/01/2015(d)          16,785
                                        Illinois Development Finance Authority Revenue Refunding Bonds (Provena
                                        Health), VRDN(d):
                               41,500       Series B,  1.30% due 5/01/2028                                                  41,500
                               20,000       Series C,  1.35% due 5/01/2028                                                  20,000
                                5,000   Illinois Development Finance Authority, Water Facilities Revenue                     5,000
                                        Refunding Bonds (Illinois American Water Company), VRDN, AMT, 1.15%
                                        due 3/01/2032(d)
                                        Illinois Educational Facilities Authority Revenue Bonds, VRDN(d):
                               66,000       (Art Institute of Chicago),  1.10% due 3/01/2034                                66,000
                                8,450       (Art Institute of Chicago),  1.10% due 3/01/2027                                 8,450
                                4,800       (Chicago Historical Society), 1.05% due 12/01/2025                               4,800
                                        Illinois Educational Facilities Authority Revenue Refunding Bonds, VRDN(d):
                               30,300       (Art Institute of Chicago),  1.10% due 3/01/2027                                30,300
                               17,800       (Northwestern University),  1.10% due 12/01/2025                                17,800
                                        Illinois HDA, M/F Housing Revenue Bonds (Danbury Court Apartments),
                                        VRDN, AMT(d):
                                6,300       Series A, 1.16% due 5/01/2037                                                    6,300
                                  450       Series B,  1.26% due 5/01/2037                                                     450
                                        Illinois Health Facilities Authority Revenue Bonds, Revolving Fund,
                                        Pooled, VRDN(d):
                               50,000       Series B,  1.10% due 8/01/2020                                                  50,000
                                7,000       Series F,  1.10% due 8/01/2015                                                   7,000
                                        Illinois Health Facilities Authority Revenue Refunding Bonds, VRDN(d):
                               18,660       (Little Company of Mary Hospital), Series A, 1.21% due 8/15/2021(f)             18,660
                               16,700       (Resurrection Health), Series B, 1.10% due 5/15/2029(e)                         16,700
                                1,800       (University of Chicago Hospitals),  1.10% due 8/01/2026(f)                       1,800
                                2,940   Illinois State Dedicated Tax (Macon Trust), VRDN, Series N, 1.18% due                2,940
                                        12/15/2020(d)
                               18,815   Illinois State, FLOATS, Series SG-60, 1.14% due 8/01/2019(d)                        18,815
                                9,000   Illinois State, GO, MERLOTS, Series B04, 1.17% due 12/01/2024(d)                     9,000
                                5,980   Illinois State, GO, Refunding, MERLOTS, Series A49, 1.17% due                        5,980
                                        8/01/2013(d)(f)
                                4,500   Illinois Student Assistance Commission, Student Loan Revenue Bonds,                  4,500



                                                                B-46

                                                       MASTER TAX-EXEMPT TRUST
                                         SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                      As of February 28, 2003
                                                          (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        VRDN, AMT, Series A, 1.15% due 3/01/2006(d)
                           $   10,000   Madison County, Illinois, Environmental Improvement Revenue Bonds                $  10,000
                                        (Shell Wood River Project), VRDN, AMT, Series A, 1.15% due
                                        3/01/2033(d)
                               29,085   Municipal Securities Trust Certificates, GO, Refunding, VRDN, Series                29,085
                                        2001-145, Class A, 1.21% due 11/15/2029(c)(d)
                               33,895   Municipal Securities Trust Certificates, GO, Refunding, VRDN, Series                33,895
                                        2002-191, Class A,  1.34% due 3/18/2019(c)
                               29,950   Municipal Securities Trust Certificates Revenue Bonds, VRDN, AMT, Series            29,950
                                        2001-151, Class A, 1.17% due 6/30/2015(a)(d)
                               31,615   Municipal Securities Trust Certificates Revenue Refunding Bonds, VRDN,              31,615
                                        Series 2001-157, Class A, 1.21% due 10/05/2017(c)(d)
                               25,445   Municipal Securities Trust Certificates Revenue Refunding, VRDN, AMT,               25,445
                                        Series 2000-93, Class A, 1.17% due 10/04/2012(a)(d)
                                5,190   Regional Transportation Authority, Illinois, Revenue Bonds, MERLOTS,                 5,190
                                        Series B 15, 1.17% due 6/01/2027(d)
                                        Regional Transportation Authority, Illinois (d):
                               19,970       GO, MERLOTS, Series A-24, 1.17% due 7/01/2032(f)                                19,970
                                5,000       GO, MERLOTS, Series A-41, 1.17% due 6/01/2017(c)                                 5,000
                               21,350       FLOATS, Series SG-82,  1.14% due 6/01/2025                                      21,350
                               11,100   Southwestern Illinois Development Authority, Solid Waste Disposal                   11,100
                                        Revenue Bonds (Shell Oil Company-Wood River Project), VRDN, AMT,
                                        1.15% due 8/01/2021(d)
                                7,000   Will County, Illinois, Exempt Facilities Revenue Bonds (Amoco Chemical               7,000
                                        Company Project), VRDN, AMT, 1.15% due 3/01/2028(d)
 __________________________________________________________________________________________________________________________________
 Indiana - 5.2%                10,000   ABN Amro Munitops Certificates Trust, VRDN, Series 1998-5, 1.14% due                10,000
                                        4/05/2006(d)(e)
                               13,000   Goshen, Indiana, EDR, Refunding (Goshen College Project), VRDN,                    13,000
                                        1.10% due 10/01/2037(d)
                              107,600   Indiana Bond Bank Revenue Bonds, Advance Funding Program Notes,                    108,474
                                        Series A, 2% due 1/27/2004
                                        Indiana Bond Bank:
                                1,600      1.60% due 1/06/2004                                                               1,601
                               17,400      2% due 1/06/2004                                                                 17,510
                                5,875   Indiana Bond Bank Revenue Bonds, FLOATS, Series 670, 1.16% due                       5,875
                                        10/01/2022(d)(f)
                                1,650   Indiana Health Facilities Financing Authority Revenue Bonds (Capital                 1,650
                                        Access Designated Pool), VRDN, 1.05% due 1/01/2012(d)
                               67,190   Indiana Health Facilities Financing Authority Revenue Refunding Bonds               67,190
                                        (Ascension Health Credit), VRDN, Series B, 1.10% due 11/15/2039(d)
                                        Indiana Health Facilities Financing Authority, Hospital Revenue Bonds,
                                        VRDN(d):
                               83,500       (Clarian Health Obligation Group), Series C, 1.05% due 3/01/2030                83,500
                               15,000       (Community Hospitals Project), Series A, 1.10% due 7/01/2027                    15,000
                                        Indiana Health Facilities Financing Authority, Hospital Revenue Refunding
                                        Bonds (Clarian Health Partners), VRDN(d):
                               51,800       Series B, 1.10% due 2/15/2026                                                   51,800
                               50,800       Series C, 1.10% due 2/15/2026                                                   50,800
                               41,330   Indiana Secondary Market Educational Loans Inc., Educational Loan                   41,330
                                        Revenue Bonds, VRDN, AMT, Series B, 1.15% due 12/01/2014(a)(d)
                               18,900   Indiana State HFA, S/F Mortgage Revenue Bonds, VRDN, AMT, Series E-2,               18,900
                                         1.40% due 1/01/2034(d)
                                8,335   Indianapolis, Indiana, Local Public Improvement Bond Bank Revenue                    8,335
                                        Bonds, PUTTERS, Series 331, 1.25% due 2/01/2023(d)
                               34,995   Municipal Securities Trust Certificates, GO, VRDN, Series 2002-192, Class           34,995
                                        A, 1.21% due 6/18/2014(d)(f)
                               10,000   Whiting, Indiana, Environmental Facilities Revenue Refunding Bonds (BP              10,000
                                        Products Project), VRDN, AMT, Series C, 1.15% due 7/01/2034(d)
                                7,600   Whiting, Indiana, Industrial Sewer and Solid Waste Disposal Revenue                  7,600
                                        Refunding Bonds (Amoco Oil Company Project), VRDN, AMT, 1.15% due
                                        1/01/2026(d)
 __________________________________________________________________________________________________________________________________
 Iowa - 0.4%                   30,000   Iowa State School Cash Anticipation Program, TRAN, 2.75% due                        30,100



                                                                B-47

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                       As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        6/20/2003(e)
                           $   14,500   Iowa Student Loan Liquidity Corporation, Student Loan Revenue Bonds,             $  14,500
                                        VRDN, AMT, Series B,  1.10% due 12/01/2013(a)(d)
 __________________________________________________________________________________________________________________________________
 Kansas - 0.4%                  9,100   Butler County, Kansas, Solid Waste Disposal Facilities Revenue Bonds                 9,100
                                        (Texaco Refining and Marketing), VRDN, AMT, Series A, 1.15% due
                                        8/01/2024(d)
                               16,800   Kansas State Development Finance Authority, Health Facilities Revenue               16,800
                                        Bonds (Stormont-Vail), VRDN, Series M,  1.15% due 11/15/2023(d)(f)
 __________________________________________________________________________________________________________________________________
 Kentucky - 4.4%                5,100   Ashland, Kentucky, PCR, Refunding (Calgon Carbon Corporation Project),               5,100
                                        FLOATS, Series A, 1.30% due 10/01/2006(d)
                               26,495   Breckinridge County, Kentucky, Lease Program Revenue Bonds (Kentucky                26,495
                                        Association of Counties Leasing Trust), VRDN, Series A, 1.10% due
                                        2/01/2032
                               20,930   Carrol County, Kentucky, Solid Waste Revenue Bonds, CP, 1.20% due 3/19/2003         20,930
                                        Daviess County, Kentucky, Solid Waste Disposal Facility Revenue Bonds
                                        (Scott Paper Company Project), VRDN, AMT(d):
                               44,100       Series A, 1.15% due 12/01/2023                                                  44,100
                               16,300       Series A, 1.15% due 5/01/2024                                                   16,300
                               26,200       Series B, 1.15% due 12/01/2023                                                  26,200
                               21,700       Series B, 1.15% due 5/01/2024                                                   21,700
                               16,000   Jefferson County, Kentucky, CP,  1.15% due 3/06/2003                                16,000
                                        Kentucky Asset/Liability Commission General Fund Revenue Notes:
                               85,000       2.75% due 6/26/2003                                                             85,295
                               45,000       RANS,  1.23% due 6/26/2003                                                      45,000
                               75,000   Kentucky Association of Counties, Advance Revenue Cash Flow                         75,325
                                        Borrowing, COP, TRAN,  3% due 6/30/2003
                                5,900   Kentucky State Property and Buildings Commission Revenue Refunding                   5,900
                                        Bonds, FLOATS, Series 575, 1.16% due 2/01/2017(d)(e)
                               36,475   Kentucky State Turnpike Authority, Resource Recovery Road Revenue                   36,475
                                        Bonds, FLOATS, Series 488, 1.16% due 7/01/2007(d)(e)
                               20,330   Logan/Todd, Kentucky, Regional Water Commission Revenue Refunding                   20,441
                                        Bonds, BAN, 3% due 8/01/2003
                               14,700   Trimble County, Kentucky, CP, 1.10% due 3/06/2003                                   14,700
 __________________________________________________________________________________________________________________________________
 Louisiana - 3.1%               5,100   Ascension Parish, Louisiana, PCR, Refunding (Shell Oil Company                       5,100
                                        Project), VRDN, 1.10% due 9/01/2023(d)
                               17,700   Ascension Parish, Louisiana, Revenue Bonds (BASF Corporation                        17,700
                                        Project), VRDN, AMT, 1.20% due 3/01/2025(d)
                               31,500   Calcasieu Parish, Louisiana, IDB, Environmental Revenue Refunding                   31,500
                                        Bonds (Citgo Petroleum Corp.), VRDN, AMT, 1.15% due 3/01/2025(d)
                                        East Baton Rouge, Louisiana, Mortgage Finance Authority Revenue Bonds
                                        (Convertible Program Notes), VRDN(d):
                               22,500       Series A-R-2, 1.109% due 3/10/2005                                              22,500
                               11,680       Series A-R-3, 1.109% due 3/10/2005                                              11,680
                               25,000   Jefferson Parish, Louisiana, Hospital Service District Number 001,                  25,000
                                        Hospital Revenue Bonds (West Jefferson Medical Center), VRDN, Series B,
                                         1.10% due 1/01/2028(d)(e)
                                6,000   Louisiana Local Government, Environmental Facilities, Community                      6,000
                                        Development Authority Revenue Bonds (Honeywell International Inc.
                                        Project), VRDN, AMT, 1.28% due 12/01/2037(d)
                               35,115   Louisiana Local Government, Environmental Facilities, Community                     35,115
                                        Development Authority Revenue Bonds (LCDA Loan Financing Program),
                                        VRDN, Series A, 1.65% due 6/01/2031(d)
                               15,620   Louisiana Public Facilities Authority Revenue Bonds (Equipment and                  15,620
                                        Capital Facilities Loan Program), VRDN, Series C, 1.18% due 7/01/2024(d)
                               21,645   Louisiana Public Facilities Authority Revenue Bonds (Equipment and
                                        Capital Facilities Loan Program), VRDN, Series B, 1.16% due 7/01/2023(d)            21,645
                                2,845   Louisiana State GO, FLOATS, Series 667,  1.18% due 4/01/2019(c)(d)                   2,845
                                5,100   Louisiana State Offshore Terminal Authority, Deepwater Port Revenue                  5,100
                                        Refunding Bonds (First Stage A-Loop Inc.), VRDN, 1.10% due
                                        9/01/2008(d)
                               10,000   New Orleans, Louisiana, Finance Authority, S/F Mortgage Revenue                     10,000



                                                                B-48

                                                       MASTER TAX-EXEMPT TRUST
                                         SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                     As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        Refunding Bonds, Series R2, 1.486% due 3/13/2003
                           $   25,000   New Orleans, Louisiana, Finance Authority, S/F Mortgage Revenue                  $  25,000
                                        Refunding Bonds, Series C, 1.376% due 6/01/2042
                               24,200   Plaquemines Parish, Louisiana, Environmental Revenue Bonds (BP                      24,200
                                        Exploration & Oil), VRDN, AMT, 1.15% due 10/01/2024(d)
                                4,400   Saint Charles Parish, Louisiana, PCR, Refunding (Shell Oil Company                   4,400
                                        Project), VRDN, 1.05% due 6/01/2005(d)
                                        Saint Charles Parish, Louisiana, PCR, VRDN, AMT(d):
                               15,100       (Shell Oil Company-Norco Project), 1.15% due 9/01/2023                          15,100
                               24,400       (Shell Oil Company-Norco Project), 1.15% due 11/01/2021                         24,400
                               21,000       (Shell Oil Company Project), Series A, 1.15% due 10/01/2022                     21,000
                                4,400   South Louisiana Port Commission, Port Revenue Refunding Bonds                        4,400
                                        (Occidental Petroleum), VRDN,  1.10% due 7/01/2018(d)
 __________________________________________________________________________________________________________________________________
 Maine - 0.2%                  16,500   Windham, Maine, GO, BAN, 2.25% due 6/30/2003                                        16,565
 __________________________________________________________________________________________________________________________________
 Maryland - 1.3%                5,245   Anne Arundel County, Maryland, Pollution Revenue Bonds (Baltimore Gas                5,245
                                        & Electric Company), VRDN,  2.20% due 7/01/2014(d)
                               35,700   Baltimore, Maryland, Port Facilities Revenue Bonds (Occidental                      35,700
                                        Petroleum), FLOATS, 1.05% due 10/14/2011(d)
                               39,760   Maryland State Community Development, CP, 1.20% due 12/18/2003                      39,760
                               36,300   Maryland State Energy Financing Administration, Solid Waste Disposal                36,300
                                        Revenue Bonds (Cimenteries Project), VRDN, AMT, 1.15% due
                                        5/01/2035(d)
                               16,500   Montgomery County, Maryland, CP, 1.05% due 3/10/2003                                16,500
 __________________________________________________________________________________________________________________________________
 Massachusetts -               10,000   Eagle Tax-Exempt Trust, Massachusetts Commuter Facilities, VRDN, Series             10,000
 1.6%                                   2001, Class 2101, 1.08% due 6/15/2033(d)
                               53,925   Franklin, Massachusetts, GO, BAN, 3% due 5/01/2003                                  54,015
                                6,150   Hudson, Massachusetts, GO, BAN, 3% due 5/14/2003                                     6,162
                               29,973   Massachusetts State, GO, Refunding, FLOATS, Series 716D, 1.08% due                  29,973
                                        8/01/2018(d)
                               12,166   Mattapoisett, Massachusetts, GO, BAN, 3% due 5/01/2003                              12,184
                               22,000   Natick, Massachusetts, GO, BAN, 3% due 5/01/2003                                    22,036
                               17,940   Peabody, Massachusetts, GO, Refunding, BAN, 3% due 4/14/2003                        17,962
                               17,000   Springfield, Massachusetts, GO, BAN, 3% due 4/14/2003                               17,041
 __________________________________________________________________________________________________________________________________
 Michigan - 2.0%                8,000   ABN Amro Munitops Certificates Trust, Michigan, GO, Series 2002-29,                  8,000
                                        1.60% due 11/01/2010
                                        Detroit, Michigan, City School District VRDN(d):
                                4,615       GO, Series A,  1.16% due 5/01/2029(d)(e)                                         4,615
                               14,730       MERLOTS, Series A-113,  1.17% due 5/01/2029                                     14,730
                                8,460   Holly, Michigan, Area School District, FLOATS, Series SG-50, 1.14% due               8,460
                                        5/01/2020(d)
                                        Kent Hospital Finance Authority, Michigan, Revenue Refunding Bonds
                                        (Spectrum Health), VRDN(d)(f):
                               24,200       Series B,  1.05% due 1/15/2026                                                  24,200
                               16,800       Series C,  1.05% due 1/15/2026                                                  16,800
                               22,000   Michigan State Hospital Finance Authority Revenue Refunding Bonds,                  22,000
                                        MERLOTS, VRDN, Series K, 1.17% due 11/15/2023(d)(f)
                               20,000   Michigan State Hospital Finance Authority Revenue Refunding Bonds                   20,000
                                        (Trinity Health), VRDN, Series E, 1.10% due 12/01/2030(d)
                               16,505   Municipal Securities Trust Certificates Revenue Refunding Bonds (Michigan           16,505
                                        State Hospital), VRDN, Series 1997-24, Class A, 1.21% due
                                        12/01/2005(d)(e)
                               76,920   Wayne Charter County, Michigan, Airport Revenue Bonds (Detroit                      76,920
                                        Metropolitan Wayne County), VRDN, AMT, Series A, 1.10% due
                                        12/01/2032(c)(d)
 __________________________________________________________________________________________________________________________________
 Minnesota - 1.4%              15,000   City of Rochester, Minnesota, CP, 1.05% due 4/01/2003                               15,000
                               46,825   Eagle Tax-Exempt Trust, Minnesota, GO, VRDN, Series 93-A, 1.16% due                 46,825
                                        8/01/2003(d)
                                        Minnesota State Revenue Bonds, CP:
                                9,000       1.05% due 4/01/2003                                                              9,000
                               81,000       1.10% due 4/03/2003                                                             81,000



                                                                B-49

                                                       MASTER TAX-EXEMPT TRUST
                                        SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                       As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
 Mississippi - 1.0%        $    7,000   Jackson County, Mississippi, Industrial Sewer Facilities Revenue Bonds           $   7,000
                                        (Chevron U.S.A. Inc. Project), VRDN, AMT, 1.15% due 12/15/2024(d)
                                6,000   Mississippi Business Finance Corporation, Mississippi Solid Waste                    6,000
                                        Disposal Revenue Bonds (Mississippi Power Company Project), VRDN,
                                        AMT, 1.10% due 7/01/2025(d)
                                3,520   Mississippi Business Finance Corporation, Mississippi, Solid Waste                   3,520
                                        Disposal Revenue Refunding Bonds (Mississippi Power Company
                                        Project), VRDN, AMT, 1.10% due 5/01/2028(d)
                               12,500   Mississippi Home Corporation, Lease Purpose Revenue Bonds, VRDN,                    12,500
                                        1.18% due 10/01/2007(d)
                               28,984   Mississippi Home Corporation, S/F Revenue Bonds, FLOATS, AMT, Series                28,984
                                        714, 1.23% due 10/03/2005
                                        Mississippi Hospital Equipment and Facilities Authority Revenue Bonds,
                                        VRDN(d):
                               19,300       (Baptist Memorial Hospital Project), 1.11% due 5/01/2021                        19,300
                               25,900       (Mississippi Baptist Medical Center), 1.12% due 7/01/2012                       25,900
 __________________________________________________________________________________________________________________________________
 Missouri - 1.4%               10,665   Missouri-Illinois Bi-State Development Agency, Metropolitan District                10,665
                                        Revenue Bonds, PUTTERS, Series 311, 1.20% due 10/01/2013(d)
                               40,000   Lees Summit, Missouri, M/F Housing Revenue Bonds (Affordable Housing                40,000
                                        Acquisition), VRDN, Series A, 1.45% due 7/01/2046(d)
                                        Missouri Higher Education Loan Authority, Student Loan Revenue
                                        Bonds, VRDN, AMT(d):
                                7,800       Series A, 1.15% due 6/01/2017                                                    7,800
                               37,800       Series B, 1.15% due 6/01/2020                                                   37,800
                               49,835   Tobacco Settlement Financing Authority, Missouri, General Fund Revenue              49,847
                                        Bonds, Temporary Notes, Series A, 1.60% due 6/15/2003
 __________________________________________________________________________________________________________________________________
  Nebraska - 1.5%               4,995   Nebhelp Inc., Nebraska, Revenue Bonds, ROCS, AMT, Series II-R-205,                   4,995
                                        1.15% due 6/01/2013(d)
                               24,000   Nebraska Investment Finance Authority, S/F Housing Revenue Refunding                24,000
                                        Bonds, VRDN, AMT, Series E, 1.15% due 9/01/2033(d)
                                        Nebraska Public Power District, RAN:
                               47,500       1.05% due 3/11/2003                                                             47,500
                                4,995       1.15% due 1/01/2003                                                              4,995
                                        Omaha, Nebraska Public Power District, CP:
                               30,000       1.07% due 5/01/2003                                                             30,000
                               24,750       1.10% due 4/14/2003                                                             24,750
                               18,600       1.15% due 5/27/2003                                                             18,600
 __________________________________________________________________________________________________________________________________
 Nevada - 1.9%                 29,185   ABN Amro Munitops Certificates Trust, VRDN, Series 1999-15, 1.13% due               29,185
                                        1/02/2008(d)
                              151,600   Clark County, Nevada, Airport Improvement Revenue Refunding Bonds,                 151,600
                                        VRDN, Series A, 1.15% due 7/01/2012(d)(f)
                                9,065   Las Vegas Valley, Nevada, Water District, GO, Refunding, MERLOTS,                    9,065
                                        VRDN, Series B 10, 1.17% due 6/01/2024(d)
                                6,795   Nevada Housing Division Revenue Bonds (Multi-Unit Housing-Mesquite),                 6,795
                                        VRDN, AMT, Series B, 1.30% due 5/01/2028(d)
 __________________________________________________________________________________________________________________________________
 New Hampshire -                5,475   New Hampshire Higher Educational and Health Facilities Authority                     5,475
 0.2%                                   Revenue Refunding Bonds, FLOATS, Series 772, 1.16% due 1/01/2017(d)
                                7,415   New Hampshire State Business Finance Authority, Resource Recovery                    7,415
                                        Revenue Refunding Bonds (Wheelabrator), VRDN, Series A, 1.10% due
                                        1/01/2018(d)
                                5,400   New Hampshire State HFA, M/F Housing Revenue Bonds (P.R.A.                           5,400
                                        Properties-Pheasant Run Project), VRDN, AMT, 1.10% due 5/01/2025(d)
 __________________________________________________________________________________________________________________________________
 New Jersey - 0.3%             17,200   Atlantic City, New Jersey, GO, BAN, 2.75% due 4/07/2003                             17,211
                               14,000   Bayonne, New Jersey, Municipal Utilities Authority Revenue Refunding                14,142
                                        Bonds (Water Project Notes), CP, 5.35% due 6/26/2003
 __________________________________________________________________________________________________________________________________
 New Mexico -                  30,000   Bernalillo County, New Mexico, GO, TRAN, Series A, 2% due 12/15/2003                30,195
 0.3%
 __________________________________________________________________________________________________________________________________



                                                                B-50

                                                       MASTER TAX-EXEMPT TRUST
                                        SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                      As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________

 New York - 7.9%           $   16,279   Afton, New York, Central School District, GO, Refunding, BAN, 2.75%              $  16,309
                                        due 5/22/2003
                               19,720   Babylon, New York, IDA Residential Recovery Revenue Refunding Bonds                 19,720
                                        (Ogden Martin Project), VRDN, 1.15% due 1/01/2019(d)
                               24,700   Eagle Tax-Exempt Trust, New York State (Memorial Sloan), VRDN, Series               24,700
                                        98, Class 3202, 1.11% due 7/01/2023(d)
                               10,900   Fonda-Fultonville, New York, Central School District, GO, BAN, 3% due               10,908
                                        4/11/2003
                               19,000   Freeport, New York, GO, Refunding, BAN, Series A, 1.75% due 1/22/2004               19,076
                               12,000   Hempstead, New York, Union Free School District, GO, TAN, 2.75% due                 12,037
                                        6/26/2003
                               15,000   Johnson City, New York, Central School District, GO, BAN, 2.75% due                 15,047
                                        6/25/2003
                               14,885   Metropolitan Transportation Authority, New York, Service Contract                   14,885
                                        Revenue Refunding Bonds, FLOATS, Series 741, 1.11% due 1/01/2017(d)
                               17,600   Monroe County, New York, Public Improvement, GO, BAN, 2% due                        17,712
                                        12/19/2003
                               13,700   New York State Local Government Assistance Corporation Revenue Bonds,               13,700
                                        VRDN, Series B, 1.05% due 4/01/2025(d)
                               24,000   New York City, New York, City Housing Development Corporation, M/F                  24,000
                                        Mortgage Revenue Bonds (West 55th Street Development), VRDN, AMT,
                                        Series A, 1.28% due 12/01/2034(d)
                               21,500   New York City, New York, City Municipal Water Finance Authority,                    21,500
                                        Water and Sewer System Revenue Refunding Bonds, MSTR, VRDN, Series
                                        SGB-27, 1.11% due 6/15/2024(d)(e)
                               63,000   New York City, New York, City Transitional Finance Authority, BAN,                  63,564
                                        Refunding, Series 2, 2% due 2/19/2004
                               95,000   New York City, New York, GO, FLOATS, Series L28J, 1.10% due                         95,000
                                        4/11/2003(d)
                               20,000   New York City, New York, Municipal Water Bonds, CP, 1.10% due 3/06/2003             20,000
                                        New York State Housing Agency Revenue Bonds, VRDN (d):
                               17,500       1.20% due 3/15/2026                                                             17,500
                                3,000       1.40% due 11/01/2034                                                             3,000
                                        New York State and Local Government Assistance Corporation, VRDN(d):
                               16,885       Series 8V, 1.15% due 4/01/2019                                                  16,885
                               41,665       1.10% due 4/01/2020                                                             41,665
                               57,500       1.15% due 4/01/2022                                                             57,500
                                5,995   New York State Power Authority Revenue Bonds, ROCS, Series II-R-210,                 5,995
                                        1.15% due 11/15/2015(d)
                               12,700   New York State HFA Revenue Bonds (East 84th Street), VRDN, AMT,                     12,700
                                        Series A, 1.35% due 11/01/2028(d)
                                6,796   Northport-East Northport, New York, Union Free School District, GO,                  6,804
                                        BAN, 2.75% due 4/30/2003
                               20,934   Sandy Creek, New York, Central School District, GO, Refunding, BAN,                 20,987
                                        2.50% due 6/27/2003
                                5,000   South Huntington, New York, Union Free School District, GO, TAN,                     5,014
                                        2.50% due 6/26/2003
                               15,000   Starpoint, New York, Central School District, GO, BAN,  2.75% due                   15,049
                                        6/27/2003
                              175,000   Suffolk County, New York, GO, TAN, Series I, 1.75% due 8/14/2003                    175,554
                                        Triborough Bridge & Tunnel Authority New York:
                               31,910       1.11% due 11/15/2019                                                            31,910
                               25,000       1.05% due 1/01/2032                                                             25,000
                                8,000   West Islip, New York, Union Free School District, GO, TAN, 2.50% due                 8,024
                                        6/27/2003
 __________________________________________________________________________________________________________________________________
 North Carolina -              19,995   Municipal Securities Trust Certificates, GO, Refunding, VRDN, Series                19,995
 0.4%                                   2002-201, Class A, 1.19% due 4/12/2017(d)
                               10,000   Municipal Securities Trust Certificates, GO, VRDN, Series 2001-125, Class           10,000
                                        A, 1.10% due 7/23/2015(d)
                                8,165   North Carolina Eastern Municipal Power Agency, Power System Revenue                  8,165
                                        Bonds, MERLOTS, VRDN, Series A22, 1.17% due 1/01/2024(d)
                                  700   North Carolina Medical Care Commission, Hospital Revenue Bonds (Pooled                 700
                                        Financing Project), ACES, VRDN, Series A, 1.10% due 10/01/2020(d)



                                                                B-51

                                                       MASTER TAX-EXEMPT TRUST
                                         SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                       As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                           $    4,500   Wake County, North Carolina, Industrial Facilities and Pollution                 $   4,500
                                        Control Financing Authority Revenue Bonds (Solid Waste
                                        Disposal-Highway 55), VRDN, AMT, 1.23% due 9/01/2013(d)
 __________________________________________________________________________________________________________________________________
 North Dakota -                 6,355   Oliver City, North Dakota, PCR, Refunding, MERLOTS, VRDN, Series 7                   6,355
 0.1%                                   1.17% due 1/01/2027(d)
 __________________________________________________________________________________________________________________________________
 Ohio - 1.7%                            Clinton County, Ohio, Hospital Revenue Bonds (Ohio Hospital Capital
                                        Asset Inc. Pooled Loan), VRDN(d):
                                2,135       1.65% due 6/01/2028                                                              2,135
                               10,830       1.16% due 7/01/2029                                                             10,830
                               38,000   Dayton, Ohio, City School District, GO, BAN, 2% due 7/10/2003                       38,114
                               22,275   Eagle Tax-Exempt Trust, Ohio State Turnpike, VRDN, Series 98, Class                 22,275
                                        3503, 1.16% due 2/15/2026(d)
                               10,500   Eagle Tax-Exempt Trust, Ohio, Water Authority Revenue Bonds (Ohio                   10,500
                                        Edison), VRDN, Series 95, Class 3502, 1.16% due 7/01/2015(d)
                               23,875   Franklin County, Ohio, Hospital Revenue Bonds (Holy Cross Health                    23,875
                                        System), VRDN, 1.10% due 6/01/2016(d)
                               16,020   Franklin County, Ohio, Hospital Revenue Refunding and Improvement Bonds             16,020
                                        (U.S. Health Corporation), VRDN, Series A, 1.05% due 12/01/2021(d)
                               23,000   Kettering, Ohio, City School District, GO, BAN, 2% due 6/25/2003                    23,062
                                1,765   Ohio HFA, M/F Housing Revenue Bonds (Kenwood Congregate-Retire),                     1,765
                                        VRDN, 1% due 12/01/2015(d)
                                9,600   Ohio HFA Revenue Bonds, ROCS, AMT, Series II-R-187, 1.20% due                        9,600
                                        9/01/2007(d)
                                5,000   Ohio State, GO, FLOATS, Series 603, 1.16% due 9/15/2020(d)                           5,000
                               12,500   Toledo, Ohio, City School District, GO, BAN, 2% due 7/23/2003                       12,545
 __________________________________________________________________________________________________________________________________
 Oklahoma - 1.2%                7,500   Grand Gateway, Oklahoma, Home Finance Authority, S/F Mortgage                        7,500
                                        Revenue Bonds, VRDN, Series A, 1.376% due 2/01/2006(d)
                               12,839   Oklahoma County, Oklahoma, Home Finance Authority, S/F Mortgage                     12,839
                                        Revenue Bonds, VRDN, Series D, 1.376% due 6/02/2003(d)
                               35,000   Oklahoma County, Oklahoma, Finance Authority Revenue Bonds (Oklahoma                35,000
                                        County Housing Preservation), VRDN, 1.25% due 1/01/2033(d)
                               55,360   Oklahoma State Industries Authority Revenue Refunding Bonds (Integris               55,360
                                        Baptist), VRDN, Series B, 1.10% due 8/15/2029(d)(f)
                               15,000   Tulsa County, Oklahoma, Home Finance Authority, S/F Mortgage Revenue                15,000
                                        Bonds, CP, Series G, 1.361% due 12/01/2003
 __________________________________________________________________________________________________________________________________
 Oregon - 1.4%                 11,730   ABN Amro Munitops Certificates Trust, GO, VRDN, Series 2001-4, 1.14%                11,730
                                        due 6/01/2009(d)(f)
                                4,250   Gilliam County, Oregon, Solid Waste Disposal Revenue Bonds (Waste                    4,250
                                        Management Inc. Project), VRDN, 1.10% due 7/01/2027(d)
                                7,170   Oregon State Health, Housing, Educational and Cultural Facilities                    7,170
                                        Authority Revenue Bonds (Sacred Heart Medical Center), VRDN, Series A,
                                        1.10% due 11/01/2028(d)
                              125,190   Oregon State, TAN, Series A,  3.25% due 5/01/2003                                  125,450
 __________________________________________________________________________________________________________________________________
 Pennsylvania -                 7,800   Arkansas State Development Finance Authority, M/F Housing Revenue                    7,800
 2.2%                                   Bonds (Chapelridge Benton Project), VRDN, AMT, Series C, 1.23% due
                                        6/01/2032(d)
                                2,500   Butler County, Pennsylvania, IDA, IDR, Refunding (Wetterau Finance Co.               2,500
                                        Project), VRDN, 1.15% due 12/01/2014(d)
                               25,240   Dauphin County, Pennsylvania, General Authority Revenue Refunding Bonds             25,240
                                        (School District Pooled Financing Program II), VRDN, 1.17% due
                                        9/01/2032(a)(d)
                                6,000   Delaware Valley, Pennsylvania, Regional Finance Authority, Local                     6,000
                                        Government Revenue Bonds, VRDN, Mode 1,  1.05% due 8/01/2016(d)
                               18,735   Eagle Tax-Exempt Trust, Pennsylvania, GO, VRDN, Series 94, Class 3803,              18,735
                                        1.16% due 5/01/2008(d)
                                        Emmaus, Pennsylvania, General Authority Revenue Bonds, VRDN:
                               13,200       (Pennsylvania Loan Program), Series A, 1.12% due 3/01/2030(d)(e)                13,200
                                7,500       Series D,  1.18% due 3/01/2024(d)                                                7,500
                                5,200       Series G,  1.18% due 3/01/2024(d)                                                5,200
                               23,195   Harrisburg, Pennsylvania, Authority Revenue Bonds, VRDN, 1.13% due                  23,195



                                                                B-52

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                      As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        3/01/2034(d)
                           $    5,600   Huntingdon County, Pennsylvania, General Authority, College Revenue              $   5,600
                                        Bonds (Juniata College Project), VRDN, Series A, 2.05% due 5/01/2026(d)
                               12,000   Lackawanna County, Pennsylvania, GO, MSTR, VRDN, Series SGB-38,                     12,000
                                        1.16% due 9/15/2020(d)
                                5,000   Mount Lebanon, Pennsylvania, School District, GO, MERLOTS, VRDN,                     5,000
                                        Series B19, 1.17% due 2/15/2027
                               18,700   Pennsylvania State Higher Education Assistance Agency, Student Loan                 18,700
                                        Revenue Bonds, VRDN, Series A, 1.10% due 12/01/2025
                               50,000   Pennsylvania State Higher Education Assistance Agency, Student Loan                 50,000
                                        Revenue Bonds, VRDN, AMT, Series A, 1.10% due 6/01/2029(a)(d)
                                2,900   Pennsylvania State Higher Educational Facilities Authority Revenue Bonds             2,900
                                        (Association of Independent Colleges and Universities), VRDN, Series H-9,
                                         2.20% due 5/01/2031(d)
                                        Pennsylvania State Turnpike Commission, Turnpike Revenue Refunding
                                        Bonds:
                               20,000       Series A-1, 1.05% due 12/01/2030                                                20,000
                                8,800       Series A-3, 1.05% due 12/01/2032                                                 8,800
 __________________________________________________________________________________________________________________________________
  Rhode Island - 0.4%                   Rhode Island State and Providence Plantations, GO, FLOATS(d):
                               26,160       Series 568,  1.16% due 9/01/2017(f)                                             26,160
                               16,170       Series 720,  1.16% due 11/01/2022                                               16,170
 __________________________________________________________________________________________________________________________________
 South Carolina -              12,195   ABN Amro Munitops Certificates Trust, GO, VRDN, Series 2001-37, 1.14%               12,195
 2.3%                                   due 2/01/2010(d)(c)
                                        Berkeley County, South Carolina, Exempt Facilities, Industrial Revenue
                                        Bonds (Amoco Chemical Company Project), VRDN, AMT(d):
                               15,300       1.15% due 4/01/2027                                                             15,300
                                5,700       1.15% due 4/01/2028                                                              5,700
                              118,000   Charleston County, South Carolina, School District, GO, BAN, 2% due                119,022
                                        2/25/2004
                                        Florence County, South Carolina, Solid Waste Disposal and Wastewater
                                        Treatment Revenue Bonds (Roche Carolina Inc. Project), VRDN, AMT(d):
                               35,000       1.15% due 4/01/2026                                                             35,000
                               19,200       1.15% due 4/01/2027                                                             19,200
                                        South Carolina Jobs EDA, Economic Development Revenue Bonds
                                        (Wellman Inc. Project), VRDN, AMT(d):
                                5,400       1.20% due 12/01/2010                                                             5,400
                               12,295       1.20% due 12/01/2012                                                            12,295
                               12,500   South Carolina Transportation Infrastructure Revenue Bonds, FLOATS,
                                         Series 728, 1.16% due 10/01/2022(d)                                                12,500
                               10,700   York County, South Carolina, PCR, Refunding (Duke Power Company                     10,700
                                        Project), UPDATES, 1.45% due 3/05/2003(d)
 __________________________________________________________________________________________________________________________________
 South Dakota -                13,300   Lawrence County, South Dakota, Solid Waste Disposal Revenue Bonds                   13,300
 0.1%                                   (Homestake Mining), VRDN, AMT, Series A, 1.15% due 7/01/2032(d)
 __________________________________________________________________________________________________________________________________
 Tennessee - 5.2%                       Blount County, Tennessee, Public Building Authority, Local Government
                                        Public Improvement Revenue Bonds, VRDN(a)(d):
                                2,500       Series A-1-D,  1.10% due 6/01/2025                                               2,500
                                8,000       Series A-2-E,  1.10% due 6/01/2035                                               8,000
                               22,600   Clarksville, Tennessee, Public Building Authority Revenue Bonds, Pooled             22,600
                                        Financing (Tennessee Municipal Bond Fund), VRDN, 1.10% due 1/01/2033
                                        Clarksville, Tennessee, Public Building Authority Revenue Bonds, Pooled
                                        Financing (Tennessee Municipal Bond Fund), VRDN(d):
                               46,405       1.05% due 11/01/2027                                                            46,405
                               81,200       1.05% due 6/01/2029                                                             81,200
                                   70       1.10% due 7/01/2031                                                                 70
                                        Knoxville, Tennessee, Utilities Board Revenue Bonds, VRDN(d)(e):
                               12,080       (Sub-Electric System), 1.05% due 1/15/2005                                      12,080
                               15,915       (Sub-Gas System), 1.05% due 1/15/2005                                           15,915
                               18,625       (Sub-Wastewater System), 1.05% due 1/15/2005                                    18,625
                                8,100   Loudon, Tennessee, IDB, PCR, Refunding (A.E. Staley Manufacturing                    8,100
                                        Company Project), VRDN, 1.08% due 6/01/2023(d)
                               25,000   Memphis, Tennessee, Health, Educational and Housing Facility Board                  25,000



                                                                B-53

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                      As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        Revenue Bonds (Not-for Profit M/F Program), VRDN, 1.48% due
                                        8/01/2032(d)
                           $    4,430   Metropolitan Government of Nashville and Davidson County, Tennessee,             $   4,430
                                        Health and Education Facilities Board Revenue Bonds, FLOATS, Series 533,
                                         1.28% due 11/15/2016(d)
                                        Montgomery County, Tennessee, Public Building Authority, Pooled
                                        Financing Revenue Bonds, VRDN(d):
                               34,195       (Montgomery County Loan), 1.05% due 7/01/2019                                   34,195
                               36,360       (Tennessee County Loan Pool), 1.05% due 11/01/2027                              36,360
                                        Sevier County, Tennessee, Public Building Authority Revenue Bonds,
                                        Local Government Public Improvement II, VRDN(a)(d):
                               15,000       Series F-3, 1.10% due 6/01/2005                                                 15,000
                                5,560       Series E-2,  1.10% due 6/01/2021                                                 5,560
                                7,100       Series A-1,  1.10% due 6/01/2024                                                 7,100
                                        Sevier County, Tennessee, Public Building Authority Revenue Bonds,
                                        Local Government Public Improvement III, VRDN(d):
                               73,000       AMT, Series A, 1.15% due 6/01/2028(a)                                           73,000
                               10,000       Series D-2, 1.10% due 6/01/2017(a)                                              10,000
                                4,690       Series D-6, 1.10% due 6/01/2020(a)                                               4,690
                               19,100       Series E-1, 1.10% due 6/01/2025                                                 19,100
                               10,000       Series E-4, 1.10% due 6/01/2025                                                 10,000
                                        Sevier County, Tennessee, Public Building Authority Revenue Bonds,
                                        Local Government Public Improvement IV, VRDN(d):
                                5,700       1.10% due 6/01/2020                                                              5,700
                                5,000       1.10% due 6/01/2025                                                              5,000
                                6,170       Series A-4, 1.10% due 6/01/2020(e)                                               6,170
                                7,000       Series B-3, 1.10% due 6/01/2013(e)                                               7,000
                                6,000       Series B-4, 1.10% due 6/01/2025(e)                                               6,000
                                6,635       Series E-3,  1.10% due 6/01/2024(a)                                              6,635
                                3,865       Series E-4,  1.10% due 6/01/2020(a)                                              3,865
                                6,000       Series G-2,  1.10% due 6/01/2022                                                 6,000
                                4,100   Sevier County, Tennessee, Public Building Authority, Local Government                4,100
                                        Public Improvement Revenue Bonds, VRDN, Series IV-B-5, 1.10% due
                                        6/01/2022(d)(e)
                               26,000   Shelby County, Tennessee, CP, 1.12% due 4/01/2003                                   26,000
                               12,000   Shelby County, Tennessee, Health, Educational and Housing Facilities                12,000
                                        Board Revenue Bonds (Hutchison School Project), VRDN, 1.12% due
                                        5/01/2026(d)
 __________________________________________________________________________________________________________________________________
 Texas - 10.1%                  9,030   ABN Amro Munitops Certificates Trust, GO, VRDN, Series 2001-8, 1.14%                 9,030
                                        due 2/15/2007(d)
                               15,750   ABN Amro Munitops Certificates Trust, VRDN, AMT, Series 1998-15,                    15,750
                                        1.18% due 7/05/2006(c)(d)
                               13,500   ABN Amro Munitops Certificates Trust, VRDN, Series 1998-22, 1.14% due               13,500
                                        1/03/2007(d)(f)
                               29,950   ABN Amro Munitops Certificates Trust, VRDN, Series 1999-10, 1.14% due               29,950
                                        3/07/2007(d)
                                5,075   Aldine, Texas, Independent School District, GO, Refunding, ROCS, Series              5,075
                                        II-R-158, 1.16% due 2/15/2020(d)
                                7,445   Austin, Texas, Utility System Revenue Refunding Bonds, ROCS, Series                  7,445
                                        II-R-159, 1.16% due 5/15/2014(d)(e)
                                        Bell County, Texas, Health Facilities Development Corporation, Hospital
                                        Revenue Bonds (Scott & White Memorial Hospital), VRDN(d)(f):
                                2,000       Series 2001-1, 1.10% due 8/15/2031                                               2,000
                               18,900       Series B-1, 1.10% due 8/15/2029                                                 18,900
                               26,500       Series B-2, 1.10% due 8/15/2029                                                 26,500
                               13,925   Bexar County, Texas, Revenue Bonds, FLOATS, Series 454, 1.16% due                   13,925
                                        8/15/2008(d)(f)
                               10,000   Brazos River Authority, Texas, Harbor Navigational District, Brazoria               10,000
                                        County Revenue Bonds (BASF Corp.), VRDN, AMT, 1.20% due
                                        4/01/2032(d)
                                7,470   Corpus Christi, Texas, Business and Job Development Corporation, Sales               7,470
                                        Tax Revenue Refunding Bonds, ROCS, Series II-R-2001, 1.16% due
                                        9/01/2017(d)



                                                                B-54

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                       As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                           $    4,000   Corpus Christi, Texas, Industrial Development Crop, IDR (Dedietrich USA          $   4,000
                                        Incorporated Project), VRDN, AMT, 1.25% due 11/01/2008(d)
                               13,500   Dallas-Fort Worth, Texas, International Airport Facility, Improvement               13,500
                                        Corporation Revenue Refunding Bonds (United Parcel Service Inc.), VRDN,
                                         1.15% due 5/01/2032(d)
                                        Dallas-Fort Worth, Texas, Regional Airport Revenue Bonds, MSTR,
                                        VRDN, AMT(d)(f):
                               25,300       Series SGB-49,  1.17% due 11/01/2023                                            25,300
                                9,495       Series SGB-52,  1.24% due 11/01/2017                                             9,495
                                        Dallas-Fort Worth, Texas, Regional Airport Revenue Refunding Bonds,
                                        MSTR, VRDN(d):
                               23,885       AMT, Series SGB-46, 1.24% due 11/01/2020(f)                                     23,885
                                6,600       Series SGB-52,  1.16% due 11/01/2015(c)                                          6,600
                                6,000   Eagle Tax-Exempt Trust, Dallas, Texas, VRDN, Series 01, Class 4310,                  6,000
                                        1.16% due 12/01/2026(d)
                                9,900   Eagle Tax-Exempt Trust, Dallas-Fort Worth, Texas, VRDN, Series 96C,                  9,900
                                        Class 4301, 1.16% due 11/01/2005(d)
                                4,915   Eagle Tax-Exempt Trust, San Antonio, Texas, VRDN, Series 01, Class                   4,915
                                        4311, 1.16% due 8/15/2026(d)
                                5,300   Grapevine, Texas, Industrial Development Corporation, Airport Revenue                5,300
                                        Refunding Bonds (Southern Air Transport), VRDN, 1.15% due
                                        3/01/2010(d)
                                7,300   Gulf Coast IDA, Texas, Marine Terminal Revenue Bonds (Amoco Oil                      7,300
                                         Company Project), VRDN, AMT, 1.15% due 4/01/2028(d)
                                7,400   Gulf Coast IDA, Texas, Solid Waste Disposal Revenue Bonds (Citgo                     7,400
                                        Petroleum Corporation Project), VRDN, AMT,  1.15% due 4/01/2026(d)
                               12,500   Gulf Coast, Texas, Waste Disposal Authority Revenue Bonds (Air Products             12,500
                                        Project), VRDN, AMT, 1.35% due 3/01/2035(d)
                                        Gulf Coast Waste Disposal Authority, Texas, Environmental Facilities
                                         Revenue Bonds, VRDN, AMT(d):
                               25,000       (American Acryl LP Project), Series B, 1.20% due 9/01/2036                      25,000
                                6,000       (Exxon-Mobil Project), 1.05% due 12/01/2025                                      6,000
                                        Gulf Coast Waste Disposal Authority, Texas, Environmental Facilities
                                        Revenue Refunding Bonds (Amoco Oil Company Project), VRDN, AMT(d):
                               13,800       1.15% due 1/01/2026                                                             13,800
                               14,700       1.15% due 1/01/2026                                                             14,700
                               36,300   Gulf Coast Waste Disposal Authority, Texas, PCR (Amoco Oil Company                  36,300
                                        Project), VRDN, AMT, 1.15% due 6/01/2024(d)
                               17,710   Harris County, Texas, FLOATS, Series SG-45,  1.14% due 8/15/2016(d)                 17,710
                               10,400   Harris County, Texas, Health Facilities Development Corporation, Special            10,400
                                        Facilities Revenue Bonds (Texas Medical Center Project), VRDN, 1.10%
                                        due 2/15/2022(d)(f)
                                        Harris County, Texas, Industrial Development Corporation, Solid Waste
                                        Disposal Revenue Bonds, VRDN, AMT(d):
                               12,500       (Deer Park), Series 95-B,  1.25% due 3/01/2023                                  12,500
                               46,100       (Deer Park Limited Partnership), Series A, 1.25% due 2/01/2023                  46,100
                               10,415   Harris County, Texas, Revenue Refunding Bonds, ROCS, Series II-R-1030,              10,415
                                        1.16% due 8/15/2017(d)
                                7,840   Houston, Texas, Water and Sewer System Revenue Bonds, MERLOTS,                       7,840
                                        Series A-128, 1.17% due 12/01/2029(d)
                                9,760   Laredo, Texas, Housing Finance Corporation, S/F Mortgage Revenue                     9,760
                                        Bonds, FLOATS, Series 715, 1.23% due 5/03/2004(d)
                                4,970   Middle Rio Grande, Texas, Housing Finance Corporation, S/F Revenue                   4,970
                                        Bonds, FLOATS, AMT, Series 709, 1.23% due 8/02/2004(d)
                               10,395   Municipal Securities Trust Certificates Revenue Refunding, VRDN, Series             10,395
                                        2001-134, Class A, 1.21% due 5/15/2010(d)(e)
                                2,000   North Central Texas, Health Facility Development Corporation Revenue                 2,000
                                        Bonds (Methodist Hospitals-Dallas), VRDN, Series B, 1.10% due
                                        10/01/2015(d)(f)
                                        North Texas Higher Education Authority Inc., Student Loan Revenue
                                        Bonds, VRDN, AMT(a)(d):
                               12,800       Series C, 1.15% due 4/01/2020                                                   12,800
                               13,700       Series F, 1.15% due 4/01/2020                                                   13,700
                                        North Texas Higher Education Authority Inc., Student Loan Revenue



                                                                B-55

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                      As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        Refunding Bonds, VRDN, AMT(d):
                           $   26,000       1.15% due 12/01/2032                                                         $  26,000
                               29,000       Series A, 1.15% due 4/01/2005                                                   29,000
                                5,000       Series A, 1.15% due 4/01/2020                                                    5,000
                                3,000   North Texas Thruway Authority, Dallas, North Thruway Systems Revenue                 3,000
                                        Refunding Bonds, VRDN, Series II-R-166,  1.16% due 1/01/2016(c)(d)
                                5,000   Northside Texas District School, VRDN 1.27% due 8/01/2033(d)                         5,000
                                        Panhandle-Plains, Texas, Higher Education Authority Incorporated,
                                        Student Loan Revenue Bonds, VRDN, AMT, Series A(d):
                                9,000       1.10% due 6/01/2021                                                              9,000
                               13,700       1.10% due 6/01/2025                                                             13,700
                                4,700   Panhandle-Plains, Texas, Higher Education Authority Incorporated,                    4,700
                                        Student Loan Revenue Refunding Bonds, VRDN, AMT, Series A, 1.10%
                                        due 6/01/2008(d)
                               17,335   Port Arthur, Texas, Navigation District, Environmental Facilities                   17,335
                                        Revenue Refunding Bonds (Motiva Enterprises Project), VRDN, AMT,
                                        1.30% due 12/01/2027(d)
                               10,000   Port Arthur, Texas, Navigation District, Industrial Development                     10,000
                                        Corporation, Exempt Facilities Revenue Bonds (Air Products and
                                        Chemicals Project), VRDN, AMT,  1.35% due 4/01/2036(d)
                                        Port Arthur, Texas, Navigation District Revenue Bonds, VRDN, AMT:
                               20,000       (BASF Corporation Project), 1.20% due 4/01/2033(d)                              20,000
                               10,000       Multi-Mode (Atofina Petrochemicals), Series B,  1.25% due 4/01/2027(d)          10,000
                               50,000   Port Corpus Christi, Texas, Nueces County Solid Waste Disposal Revenue              50,000
                                        Refunding Bonds (Flint Hills Resources), VRDN, AMT, Series A, 1.45%
                                        due 7/01/2029(d)
                               19,200   Port Corpus Christi, Texas, Industrial Development Corporation,                     19,200
                                        Environmental Facilities Revenue Bonds (Citgo Petroleum Corporation
                                        Project), VRDN, AMT, 1.15% due 8/01/2028(d)
                               18,800   Port Corpus Christi, Texas, Industrial Development Corporation, Sewer               18,800
                                        and Solid Waste Revenue Bonds (Citgo Petroleum Corporation Project),
                                        VRDN, AMT, 1.20% due 4/01/2026(d)
                               10,000   San Antonio, Texas, Hotel Occupancy Revenue Bonds, FLOATS, Series                   10,000
                                        SG-51, 1.14% due 8/15/2019(d)
                               12,000   San Antonio, Texas, Water Revenue Bonds, CP, 1% due 4/09/2003                       11,999
                                2,200   South Texas Higher Education Authority Incorporated Revenue Bonds,                   2,200
                                        VRDN, AMT, 1.10% due 12/01/2027(d)(f)
                               10,000   Southeast, Texas, Housing Finance Corporation Revenue Refunding Bonds,              10,000
                                        CP, Series R-2, 1.109% due 3/13/2003
                               50,000   Texas State Department of Housing and Community Affairs, Residential                50,000
                                        Mortgage Revenue Bonds, AMT, Series B,  1.25% due 10/01/2003
                              107,840   Texas State TRAN, 2.75% due 8/29/2003                                              108,690
                               45,000   Texas State, College Student Loan, GO, Refunding, 1.125% due 7/01/2003              45,000
                                5,545   Texas State University, System Financing Revenue Refunding Bonds, ROCS,              5,545
                                        Series II-R-1011, 1.16% due 3/15/2019(d)
                                        Texas State, GO, Refunding(d):
                                9,195       FLOATS, Series 657, 1.16% due 4/01/2010                                          9,195
                               17,490       (Veterans Housing Assistance Fund I), VRDN, 1% due 12/01/2016                   17,490
                                4,200   West Side Calhoun County, Texas, Navigation District Sewer and Solid                 4,200
                                        Waste District Revenue Bonds (BP Chemicals Inc. Project), VRDN, AMT,
                                        1.15% due 4/01/2031(d)
 __________________________________________________________________________________________________________________________________
 Utah - 0.7%                   20,000   Intermountain, Utah, CP, 1.10% due 4/09/2003                                        20,000
                               21,100   Utah County, Utah, Hospital Revenue Refunding Bonds (IHC Health
                                        Services Inc.), VRDN, Series C, 1.15% due 5/15/2035(d)                              21,100
                               20,000   Utah State Board of Regents, Student Loan Revenue Bonds, VRDN, AMT,                 20,000
                                        Series C, 1.10% due 11/01/2013(a)(d)
                               12,500   Weber County, Utah, Hospital Revenue Bonds (IHC Health Services),                   12,500
                                        VRDN, Series A, 1.10% due 2/15/2031(d)
 __________________________________________________________________________________________________________________________________
 Vermont - 0.0%                 3,460   Vermont HFA, S/F Revenue Bonds, VRDN, AMT, Series 16 A, 1.21% due                    3,460
                                        5/01/2032(d)(e)
 __________________________________________________________________________________________________________________________________
  Virginia - 1.3%               6,000   Metropolitan Washington DC, Airport Authority System Revenue Bonds,                  6,000



                                                                B-56

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Continued)(Unaudited)
                                                      As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        ROCS, Series II-R-195, 1.20% due 10/01/2032
                           $   56,000   Metropolitan Washington DC, CP, 1.10% due 4/07/2003                              $  56,000
                               66,400   Norfolk, Virgina, CP, 1.06% due 3/11/2003                                           66,400
                                3,320   Virginia State, GO, Refunding, ROCS, Series II-R-170, 1.16% due                      3,320
                                        6/01/2015(d)
 __________________________________________________________________________________________________________________________________
 Washington - 2.5%             20,000   ABN Amro Munitops Certificates Trust, VRDN, Series 1998-16, 1.13% due               20,000
                                        10/04/2006(d)(f)
                               22,900   Clark County, Washington, Public Utility District Number 001,                       22,900
                                        Generating System Revenue Refunding Bonds, MSTR, VRDN, Series
                                        SGA-118, 1.15% due 1/01/2025(d)(e)
                               14,810   King County, Washington, Sewer Revenue Refunding Bonds, FLOATS,                     14,810
                                        Series 554,  1.16% due 7/01/2009(c)(d)
                               14,070   Municipal Securities Trust Certificates, GO, VRDN, Series 2001-112, Class           14,070
                                        A, 1.15% due 1/07/2021(d)
                                5,000   Port Seattle, Washington, Revenue Bonds, MERLOTS, VRDN, AMT, Series                  5,000
                                        B 04, 1.22% due 9/01/2015(d)
                                        Seattle, Washington, Municipal Light & Power Revenue Bonds, RAN:
                               24,700       2.50% due 11/21/2003                                                            24,877
                               25,550       5.25% due 3/28/2003                                                             25,618
                               30,200   Snohomish County, Washington, Public Utility District Number 001,                   30,200
                                        Electric Revenue Bonds (Generation System), VRDN, 1.15% due
                                        1/01/2025(d)(f)
                               14,105   Tacoma, Washington, Water Revenue Refunding Bonds, FLOATS, Series                   14,105
                                        555, 1.16% due 12/01/2009(c)(d)
                               12,985   Washington State, GO, Refunding, MERLOTS, VRDN, Series A57, 1.17%                   12,985
                                        due 1/01/2011(d)
                               15,075   Washington State, GO, PUTTERS, VRDN, Series 333, 1.25% due                          15,075
                                        12/01/2014(d)
                                        Washington State Housing Finance Commission, M/F Housing Revenue
                                        Bonds, VRDN, AMT(d):
                                6,400       (Arbors on the Park Project), 1.25% due 10/01/2024                               6,400
                                9,870       (Courtside Apartments Project), 1.25% due 1/01/2026                              9,870
                               24,910   Washington State Public Power Supply Systems Revenue Refunding Bonds                24,910
                                        (Nuclear Project Number 1), VRDN, Series 1A-2, 1% due 7/01/2017(d)
                                        Washington State Public Power Supply Systems, Electric Revenue
                                        Refunding Bonds, VRDN(d)(f):
                                8,700       (Project Number 2), Series 2A-1, 1% due 7/01/2012                                8,700
                                6,500       (Project Number 2), Series 2A-2, 1% due 7/01/2012                                6,500
                                4,600       (Project Number 3), Series 3-A, 1.10% due 7/01/2018                              4,600
 __________________________________________________________________________________________________________________________________
 West Virginia -               10,695   ABN Amro Munitops Certificates Trust, VRDN, Series 2000-12, 1.14% due               10,695
 0.2%                                   6/04/2008(d)(f)
                               11,220   Hancock County, West Virginia, County Commission, IDR, Refunding (The               11,220
                                        Boc Group Inc. Project), VRDN,  1.08% due 8/01/2005(d)
 __________________________________________________________________________________________________________________________________
 Wisconsin - 1.8%              16,000   Carlton, Wisconsin, PCR, Refunding (Wisconsin Power and Light Company               16,000
                                        Project), VRDN, Series B, 1.45% due 9/01/2005(d)
                               14,850   Eagle Tax-Exempt Trust, Wisconsin Ball Park, VRDN, Series 98, Class                 14,850
                                        4901, 1.16% due 12/15/2026(d)
                                  655   Eagle Tax-Exempt Trust,  Wisconsin Housing and Economic Development,                   655
                                        VRDN, Series 94C, Class 4901, 1.16% due 9/01/2015(d)
                                4,235   Hartland, Wisconsin, IDR (Commercial Communications Inc. Project),                   4,235
                                        VRDN, AMT, 1.30% due 8/01/2009(d)
                               50,000   Milwaukee, Wisconsin, RAN, Series B, 2.75% due 8/28/2003                            50,324
                               19,000   Pleasant Prairie, Wisconsin, Pollution Revenue Refunding Bonds                      19,000
                                        (Wisconsin Electric Power Company), VRDN, Series C, 1.30% due
                                        9/01/2030(d)
                                        Wisconsin State, GO, CP:
                               16,000       1.07% due 3/12/2003                                                             16,000
                               26,500       1.12% due 4/04/2003                                                             26,500
                               10,400       1.13% due 3/07/2003                                                             10,400
                               12,670       1.15% due 5/29/2003                                                             12,670
                                8,000   Wisconsin Housing and Economic Development Authority, Home Ownership                 8,000



                                                                B-57

                                                       MASTER TAX-EXEMPT TRUST
                                          SCHEDULE OF INVESTMENTS -- (Concluded)(Unaudited)
                                                      As of February 28, 2003
                                                           (In Thousands)

 __________________________________________________________________________________________________________________________________

 STATE                     Face                                            Issue                                         Value
                         Amount
 __________________________________________________________________________________________________________________________________
                                        Revenue Refunding Bonds, VRDN, AMT, Series E, 1.20% due
                                        3/01/2028(d)
                           $   14,050   Wisconsin State Transportation Revenue Bonds, ROCS, Series II-R-1021,            $  14,050
                                        1.16% due 7/01/2021(d)
 __________________________________________________________________________________________________________________________________
 Wyoming - 0.6%                12,960   Lincoln County, Wyoming, PCR, Refunding (Pacificorp Projects), VRDN,                12,960
                                        1.20% due 11/01/2024(a)(d)
                               16,960   Sweetwater County, Wyoming, PCR, Refunding (Pacificorp Project), VRDN,              16,960
                                         1.20% due 11/01/2024(a)(d)
                               35,000   Wyoming State Education Fund, TRAN, 2.50% due 6/27/2003                             35,104
 __________________________________________________________________________________________________________________________________
 Puerto Rico - 0.3%            33,380   Puerto Rico Commonwealth TRAN, 2.50% due 7/30/2003                                  33,521
 __________________________________________________________________________________________________________________________________
                                        Total Investments (Cost - $10,645,664+)  - 100.8%                               10,645,664
                                        Liabilities in Excess of other Assets - (0.8)%                                     (88,117)
                                                                                                                    _______________
                                        Net Assets - 100.0%                                                             $10,557,547
                                                                                                                    ===============

 __________________________________________________________________________________________________________________________________


  (a)        AMBAC Insured.
  (b)        Prerefunded.
  (c)        FGIC Insured.
  (d)        The interest rate is subject to change periodically based upon prevailing market rates.  The interest rate shown is the rate in effect at February 28, 2003.
  (e)        FSA Insured.
  (f)        MBIA Insured.
  (g)        FHLMC Collateralized.
   +         Cost for Federal income tax purposes.
  See Notes to Financial Statements.



   Portfolio                To simplify the listings of Tax-Exempt Trust's portfolio holdings in the
   Abbreviations            Schedule of Investments, we have abbreviated the names of many of the securities according to the list below.

            ACES            Adjustable Convertible Extendible Securities
            AMT             Alternative Minimum Tax (subject to)
            BAN             Bond Anticipation Notes
            COP             Certificates of Participation
            CP              Commercial Paper
            DATES           Daily Adjustable Tax-Exempt Securities
            EDR             Economic Development Revenue Bonds
            FLOATS          Floating Rate Securities
            GO              General Obligation Bonds
            HDA             Housing Development Authority
            HFA             Housing Finance Agency
            IDA             Industrial Development Authority
            IDB             Industrial Development Board
            IDR             Industrial Development Revenue Bonds
            M/F             Multi-Family
            MERLOTS         Municipal Extendible Receipt Liquidity Option Tender
            MSTR            Municipal Securities Trust Receipts
            PCR             Pollution Control Revenue Bonds
            PUTTERS         Puttable Tax-Exempt Receipts
            RAN             Revenue Anticipation Notes
            ROCS            Reset Options Certificates
            S/F             Single-Family
            TAN             Tax Anticipation Notes
            TRAN            Tax Revenue Anticipation Notes
            UPDATES         Unit Price Demand Adjustable Tax-Exempt Securities
            VRDN            Variable Rate Demand Notes



                                              MASTER TAX-EXEMPT TRUST
                                  STATEMENT OF ASSETS AND LIABILITIES (Unaudited)
                                            As of February 28, 2003

-----------------------------------------------------------------------------------------------------------------
Assets:
Investments, at value (identified cost--$10,645,663,756)+.......................                 $10,645,663,756
Receivables:
   Securities sold..............................................................$164,364,820
   Interest ....................................................................  40,490,637         204,855,457
                                                                                --------------   ----------------
Total assets....................................................................                  10,850,519,213
                                                                                                 ----------------

Liabilities:
Payables:
  Securities purchased..........................................................261,338,949
  Custodian bank.................................................................28,137,370
  Investment adviser............................................................  3,111,824
  Withdrawals...................................................................     77,010          292,665,153
                                                                                --------------
Accrued expenses and other liabilities..........................................                        306,654
                                                                                                 ----------------
Total liabilities...............................................................                     292,971,807
                                                                                                 ----------------

Net Assets......................................................................                 $10,557,547,406
                                                                                                 ================

Net Assets Consist of:
Investors' capital..............................................................                 $10,557,822,745
Unrealized depreciation on investments-net......................................                        (275,339)
                                                                                                 ----------------
Net Assets......................................................................                 $10,557,547,406
                                                                                                 ================

+ Cost for Federal income tax purposes.

See Notes to Financial Statements.


                            MASTER TAX-EXEMPT TRUST
                   NOTES TO FINANCIAL STATEMENTS (Unaudited)


1. Significant Accounting Policies:
Master Tax-Exempt Trust (the "Tax-Exempt Trust") is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Tax-Exempt Trust, subject to certain limitations. On February 13, 2003, the Tax-Exempt Trust received all of the assets of a registered investment company that converted to a master/feeder structure. The Tax-Exempt Trust's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The following is a summary of significant accounting policies followed by the Tax-Exempt Trust.


(a) Valuation of investments - Investments are valued at amortized cost, which approximates market value. For the purpose of valuation, the maturity of a variable rate demand instrument is deemed to be the demand notice payment period. In the case of a floating rate instrument, the remaining maturity is the next coupon date on which the interest rate is to be adjusted.

(b) Income taxes - The Tax-Exempt Trust is classified as a partnership for Federal income tax purposes. As such, each investor in the Tax-Exempt Trust is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Tax-Exempt Trust. Accordingly, as a "pass through" entity, the Tax-Exempt Trust pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Tax-Exempt Trust's assets will be managed so an investor in the Tax-Exempt Trust can satisfy the requirements of subchapter M of the Internal Revenue Code.

(c) Security transactions and investment income - Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income (including amortization of premium and discount) is recognized on the accrual basis.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Tax-Exempt Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Tax-Exempt Trust's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Tax-Exempt Trust. For such services, the Tax-Exempt Trust pays a monthly fee based upon the average daily value of the Tax-Exempt Trust's net assets at the following annual rates: .25% of the Tax-Exempt Trust's average daily net assets not exceeding $500 million; ..175% of the average daily net assets in excess of $500 million but not exceeding $1 billion; and .125% of the average daily net assets in excess of $1 billion.

Certain officers and/or trustees of the Tax-Exempt Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

                         INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholder,
Master Treasury Trust:

We have audited the accompanying statement of assets and liabilities of Master Treasury Trust as of February 3, 2003. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets and liabilities. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

In our opinion, such statement of assets and liabilities presents fairly, in all material respects, the financial position of Master Treasury Trust as of February 3, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP


Princeton, New Jersey
February 6, 2003

(February 28, 2003 as to Note 5)

                             MASTER TREASURY TRUST

                      STATEMENT OF ASSETS AND LIABILITIES
                               February 3, 2003

ASSETS:
    Cash.....................................................         $100,000
    Prepaid offering costs (Note 3)..........................                0
                                                                      --------
          Total assets.......................................         $100,000
Less liabilities and accrued expenses........................                0
                                                                      --------
Net Assets applicable to investor's interest in the Trust
    (Note 1).................................................         $100,000
                                                                      ========


Notes to Financial Statement.
(1) Master Treasury Trust (the "Trust") was organized as a Delaware statutory trust on August 29, 2002 and is registered under the Investment Company Act of 1940 as an open-end management investment company. As of February 3, 2003, the Trust has not had any transactions other than a $100,000 capital contribution to the Trust by CMA Treasury Fund. (See Note 5.)
(2) The Trust has entered into a management agreement with Fund Asset Management, L.P. (the "Manager"). (See "Management and Other Services" in Part B of this Registration Statement.) Certain officers and/or Trustees of the Trust are officers and/or directors of the Manager and Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Manager.
(3) Offering costs of $21,000, consisting of legal fees related to preparing the initial registration statement, will be incurred by the Manager. The Manager, on behalf of the Trust, will also incur organization costs estimated at $9,000.
(4) The Trust's financial statement is prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates.
(5) On February 13, 2003, CMA Treasury Fund transferred all of its assets
    (of approximately $1.4 billion) into the Trust.



                                                    MASTER TREASURY TRUST
                                            SCHEDULE OF INVESTMENTS (Unaudited)
                                                  As of February 28, 2003
                                                        (In Thousands)
_____________________________________________________________________________________________________________________________

Issue                                                                      Face    Interest        Maturity      Value
                                                                          Amount     Rate            Date

_____________________________________________________________________________________________________________________________
                                                        U.S. Government Obligations* -95.6%
_____________________________________________________________________________________________________________________________
U.S. Treasury Bills                                                    $    1,250   1.149 %        3/06/2003   $        1,250
                                                                           70,000   1.15           3/06/2003           69,986
                                                                           78,871   1.155          3/06/2003           78,855
                                                                           95,000   1.165          3/06/2003           94,982
                                                                            1,973   1.20           3/06/2003            1,973
                                                                           48,469   1.22           3/06/2003           48,460
                                                                           15,000   1.67           3/06/2003           14,997
                                                                           96,000   1.15           3/13/2003           95,960
                                                                           34,288   1.155          3/13/2003           34,274
                                                                           48,000   1.158          3/13/2003           47,980
                                                                            2,890   1.16           3/13/2003            2,889
                                                                           40,000   1.16           3/20/2003           39,975
                                                                           22,892   1.165          3/20/2003           22,878
                                                                           11,599   1.175          3/20/2003           11,592
                                                                           61,217   1.18           3/20/2003           61,179
                                                                            1,273   1.181          3/20/2003            1,272
                                                                            7,171   1.139          3/27/2003            7,165
                                                                           20,000   1.15           3/27/2003           19,983
                                                                           50,924   1.155          3/27/2003           50,882
                                                                           65,000   1.16           3/27/2003           64,945
                                                                            6,008   1.161          3/27/2003            6,003
                                                                           49,000   1.185          3/27/2003           48,959
                                                                            5,000   1.22           3/27/2003            4,996
                                                                           22,000   1.225          3/27/2003           21,982
                                                                           11,671   1.165          4/10/2003           11,656
                                                                            7,264   1.14           4/17/2003            7,253
                                                                              787   1.145          4/24/2003              786
                                                                            4,155   1.146          4/24/2003            4,148
                                                                            5,357   1.145          5/01/2003            5,347
                                                                           20,000   1.150          5/01/2003           19,961
                                                                            8,267   1.153          5/01/2003            8,251
                                                                              122   1.147          5/08/2003              122
                                                                           92,000   1.148          5/08/2003           91,799
                                                                           17,531   1.15           5/08/2003           17,492
                                                                            6,622   1.165          5/22/2003            6,604
                                                                           90,000   1.175          5/22/2003           89,760
                                                                           38,967   1.19           5/22/2003           38,863
                                                                           18,969   1.25           6/05/2003           18,910
                                                                           25,000   1.285          6/05/2003           24,922
                                                                           69,812   1.225          6/12/2003           69,579
                                                                           10,000   1.225          6/19/2003            9,964
                                                                           10,000   1.26           6/19/2003            9,965
                                                                           15,000   1.225          6/26/2003           14,943
                                                                           30,000   1.23           6/26/2003           29,886
                                                                           18,000   1.175          8/21/2003           17,898
_____________________________________________________________________________________________________________________________



                                     B-63

                                                    MASTER TREASURY TRUST
                                       SCHEDULE OF INVESTMENTS -- (Concluded)(Unaudited)
                                                  As of February 28, 2003
                                                      (In Thousands)

Issue                                                                      Face    Interest        Maturity      Value
                                                                          Amount     Rate            Date
_____________________________________________________________________________________________________________________________
U.S. Treasury Notes                                                    $   10,000   2.75  %        9/30/2003       $   10,090
                                                                           15,000   3.25          12/31/2003           15,255
                                                                            6,000   3.625          3/31/2004            6,153
                                                                            9,750   3.375          4/30/2004            9,988
                                                                            7,000   2.875          6/30/2004            7,145
                                                                            5,000   2.25           7/31/2004            5,064
                                                                           11,000   2.125          8/31/2004           11,126
                                                                            5,500   2.125         10/31/2004            5,566
_____________________________________________________________________________________________________________________________
Total U.S. Government Obligations (Cost - $1,421,403)                                                               1,421,913
_____________________________________________________________________________________________________________________________


Total Investments (Cost - $1,421,403) - 95.6%                                                                       1,421,913

Other Assets Less Liabilities - 4.4%                                                                                   66,048
                                                                                                                   ----------

Net Assets - 100.0%                                                                                                $1,487,961
                                                                                                                   ==========

_____________________________________________________________________________________________________________________________


* U.S. Treasury Bills are traded on a discount basis; the interest rates shown are the discount rates paid at the time of purchase by the Treasury
      Trust. U.S. Treasury Notes bear interest at the rates shown, payable at fixed dates until maturity.

      See Notes to Financial Statements.




                                                    MASTER TREASURY TRUST
                                         STATEMENT OF ASSETS AND LIABILITIES (Unaudited)
                                                  As of February 28, 2003

------------------------------------------------------------------------------------------------------------
Assets:
Investments, at value (identified cost-$1,421,403,499+).........................              $1,421,912,503
Cash............................................................................                     100,430
Receivables:
  Securities sold...............................................................$76,537,603
  Interest .....................................................................    589,196       77,126,799
                                                                                ------------
Other assets....................................................................                  11,443,811
                                                                                              --------------
Total assets....................................................................               1,510,583,543
                                                                                              --------------

Liabilities:
Payables:
  Securities purchased.......................................................... 21,979,787
  Investment adviser............................................................    475,644       22,455,431
                                                                                ------------
Accrued expenses and other liabilities..........................................                     166,703
                                                                                              ---------------
Total liabilities...............................................................                  22,622,134
                                                                                              ---------------

Net Assets......................................................................              $1,487,961,409
                                                                                              ===============

Net Assets Consist of:
Investors' capital..............................................................              $1,487,452,405
Unrealized appreciation on investments-net......................................                     509,004
                                                                                              ---------------
Net Assets......................................................................              $1,487,961,409
                                                                                              ===============


+Cost for Federal income tax purposes. As of February 28, 2003, net unrealized appreciation for Federal income tax purposes amounted to $509,004, all of which is related to appreciated securities.

See Notes to Financial Statements.

                             MASTER TREASURY TRUST
                   NOTES TO FINANCIAL STATEMENTS (Unaudited)

1. Significant Accounting Policies:
Master Treasury Trust (the "Treasury Trust") is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Treasury Trust, subject to certain limitations. On February 13, 2003, the Treasury Trust received all of the assets of a registered investment company that converted to a master/feeder structure. The Treasury Trust's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The following is a summary of significant accounting policies followed by the Treasury Trust.

(a) Valuation of investments - Portfolio securities with remaining maturities of greater than sixty days, for which market quotations are readily available, are valued at market value. As securities transition from sixty-one to sixty days to maturity, the difference between the valuation existing on the sixty-first day before maturity and maturity value is amortized on a straight-line basis to maturity. Securities maturing sixty days or less from their date of acquisition are valued at amortized cost, which approximates market value. For the purpose of valuation, the maturity of a variable rate security is deemed to be the next coupon date on which the interest rate is to be adjusted. Other investments for which market value quotations are not available are valued at their fair value as determined in good faith by or under the direction of the Treasury Trust's Board of Trustees.

(b) Income taxes - The Treasury Trust is classified as a partnership for Federal income tax purposes. As such, each investor in the Treasury Trust is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Treasury Trust. Accordingly, as a "pass through" entity, the Treasury Trust pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Treasury Trust's assets will be managed so an investor in the Treasury Trust can satisfy the requirements of subchapter M of the Internal Revenue Code.

(c) Security transactions and investment income - Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income (including amortization of premium and discount) is recognized on the accrual basis.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Treasury Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Treasury Trust's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Treasury Trust. For such services, the Treasury Trust pays a monthly fee based upon the average daily value of the Treasury Trust's net assets at the following annual rates: .25% of the Treasury Trust's average daily net assets not exceeding $500 million; .175% of the average daily net assets in excess of $500 million, but not exceeding $1 billion; and .125% of the average daily net assets in excess of $1 billion.

                             MASTER TREASURY TRUST
                   NOTES TO FINANCIAL STATEMENTS (Concluded)(Unaudited)

Certain officers and/or trustees of the Treasury Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

                              MASTER MONEY TRUST

                          PART C.  OTHER INFORMATION
ITEM 23.     Exhibits.


Exhibit
Number
1   (a)  --Certificate of Trust, dated August 29, 2002.(a)
    (b)  --Declaration of Trust, dated August 29, 2002.(a)
2        --By-Laws of the Registrant.(a)
3        --Portions of the Declaration of Trust and By-Laws of the Registrant
           defining the rights of holders of interests in the Registrant.(b)
4        --Management Agreement between the Registrant and Fund Asset
           Management, L.P. (the "Manager").(a)
5        --Omitted pursuant to Paragraph 2(b) of Instruction B of the General
           Instructions to Form N-1A.
6        --None.
7        --Form of Custody Agreement between State Street Bank and Trust
           Company and the Registrant.(c)
8   (a)  --Placement Agent Agreement between the Registrant and the
           Distributor.(a)
    (b) --Form of Subscription Agreement for the acquisition of an interest in the Registrant.(a)
    (c) --Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(e)
9        --Omitted pursuant to Paragraph 2(b) of Instruction B of the General
           Instructions to Form N-1A.
10  (a)  --Consent of Deloitte & Touche LLP, independent auditors for the
           Registrant.
    (b) --Consent of Sidley Austin Brown & Wood LLP, counsel for the Registrant.(a)
11       --None.
12       --Certificate of CMA Money Fund.(a)
13       --None.
14       --None.
15       --Code of Ethics.(d)

------------------
(a) Previously filed on February 10, 2003 as an exhibit to the Registrant's Registration Statement on Form N-1A (File No. 811-21299).
(b) Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10,
    3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7,
    5.8, and 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2),
    Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6)
    of the Registrant's Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant's By-Laws, filed as
    Exhibit 2 to the Registration Statement.
(c) Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873), filed on October 30, 2001.
(d) Incorporated by reference to Exhibit 15 to Post-Effective Amendment No. 9 to Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (File No. 33-50417), filed on November 22, 2000.

(e) Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.



ITEM 24.   Persons Controlled by or Under Common Control with the Trust.


        As of March 1, 2003, CMA Money Fund, a Massachusetts business trust, owned approximately 100% of the beneficial interests in the Trust.


ITEM 25.   Indemnification.


        Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to Section 3.12 of
Article III and Sections 8.2 and 8.3 of Article VIII of the Registrant's Declaration of Trust (the "Declaration of Trust") (Exhibit 1(b) to this Registrant Statement), Section 6.2 of Article VI of the Registrant's By-Laws (the "By-Laws") (Exhibit 2 to this Registration Statement), Article IV of the Registrant's Management Agreement (Exhibit 4 to this Registration Statement),
Section 6 of the Registrant's Placement Agent Agreement (Exhibit 8(a) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.


        Article III, Section 3.12 of the Declaration of Trust provides, inter alia, that the Trustees shall have the power to:

        (d) purchase, and pay for out of Trust Property, insurance policies insuring the Trust Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Declaration or the By-Laws, insuring the Manager, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; [and] (e) indemnify any person with whom the Trust has dealings, including the Holders, Trustees, officers, employees, agents, Manager, Administrator, placement agent and independent contractors of the Trust, to such extent permitted by law and not inconsistent with the applicable provisions of this Declaration....

        Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

        Article VIII, Section 8.2 of the Registrant's Declaration of Trust provides:

        The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses

(including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

                      (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

                      (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                      (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                             (i)  a majority of a quorum of Trustees who
                      are neither Interested Persons of the Trust nor parties to the Proceedings; or

                             (ii) an independent legal counsel in a written
                      opinion.

        Article VIII, Section 8.3 of the Registrant's Declaration of Trust further provides:

        Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or
Section 8.2 hereof or in any agreement of the character described in Section
4.1 or Section 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Manager to the Trust.


        Article VI, Section 6.2 of the Registrant's By-Laws provides:

        The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust; provided, that nothing contained in the Declaration or the By-Laws shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        Article IV of the Registrant's Management Agreement provides:

        The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Trust contemplated hereby and the partners, directors, officers and employees of the Manager and of such affiliates.

        Section 6 of the Registrant's Placement Agent Agreement provides:

        (a) The Trust shall indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that any registration statement or other offering materials, as from time to time amended and supplemented, or any annual or interim report to the shareholders of the Trust, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Placement Agent; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Placement Agent and any such controlling persons to be deemed to protect such Placement Agent or any such controlling persons thereof against any liability to the Trust or its shareholders to which the Placement Agent or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this

Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Placement Agent or any such controlling persons, unless the Placement Agent or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Placement Agent or such controlling persons (or after the Placement Agent or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Placement Agent or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Placement Agent or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Placement Agent or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Trust shall promptly notify the Placement Agent of the commencement of any litigation or proceedings against it or any of the Trust's officers or Trustees in connection with the issuance or sale of any of the Shares.

        (b) The Placement Agent shall indemnify and hold harmless the Trust and each of the Trustees of the Trust and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Placement Agent for use in connection with its registration statement or any related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of subsection (a) of this Section 6.


        The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

ITEM 26.  Business and Other Connections of the Investment Adviser.


        See Item 6 in the Trust Part A and Item 15 in Part B of the Trust's Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from
Item 26 in Part

C of each CMA Registration Statement on Form N-1A and Item 26 in Part C of each WCMA Registration Statement on Form N-1A.


ITEM 27.  Principal Underwriters.


        Merrill Lynch acts as the placement agent for the Registrant and as the principal underwriter for each of the following open-end investment companies: CBA Money Fund, CMA Money Fund, CMA Treasury Fund, CMA Tax-Exempt Fund, nine other series of CMA Multi-State Municipal Series Trust; CMA Government Securities Fund, The Corporate Fund Accumulation Program, Inc., The Municipal Fund Accumulation Program, Inc., WCMA Money Fund, WCMA Government Securities Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund. Merrill Lynch also acts as the principal underwriter for the following closed-end registered investment company: The S&P 500(R) Protected Equity Fund, Inc.


        (b) Set forth below is information concerning each director and executive officer of Merrill Lynch. The principal business address of each such person is 4 World Financial Center, New York, New York 10281.


                           Position(s) and Office(s)                            Position(s) and Office(s)
Name                       with Merrill Lynch                                   with Registrant
-------------------------  --------------------------------------------------   --------------------------
E. Stanley O'Neal          Chairman of the Board, Chief Executive Officer and
                             Director                                           None
Thomas H. Patrick          Director and Executive Vice President                None
Rosemary T. Berkery        Executive Vice President                             None
Dominic A. Carone          Controller and First Vice President                  None
Barry S. Friedberg         Executive Vice President                             None
John J. Fosina             Chief Financial Officer and First Vice President     None
James B. Gorman            Executive Vice President                             None
Jerome P. Kenny            Executive Vice President                             None
John A. McKinley           Executive Vice President                             None
Arshad R. Zakaria          Executive Vice President                             None
Judith A. Witterschein     Secretary and First Vice President                   None

        (c)  Not Applicable.

ITEM 28.     Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act and the Rules thereunder will be maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

ITEM 29.   Management Services.


        Other than as set forth or incorporated by reference in Item 6 of the Trust Part A and Item 13 and Item 15 in Part B of the Trusts' Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 30.   Undertakings.

        Not Applicable.

                                  SIGNATURES



        Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 27th day of March, 2003.



                                            MASTER MONEY TRUST
                                            (Registrant)



                                            By: /s/  TERRY K. GLENN
                                                -------------------------------
                                                    (Terry K. Glenn, President)

                               INDEX TO EXHIBITS


Exhibit Number   Description
--------------   ------------
  10(a)          --Consent of Deloitte & Touche LLP, independent auditors for the Registrant.

                                                                 Exhibit 10(a)


INDEPENDENT AUDITORS' CONSENT




        We consent to the use in this Amendment No. 2 to Registration Statement No. 811-21299 under the Investment Company Act of 1940 of Master Money Trust on Form N-1A of our reports dated February 6, 2003 (February 28, 2003 as to Note
5) on Master Money Trust, Master Government Securities Trust, Master Tax-Exempt Trust and Master Treasury Trust, each appearing in Part B of this Registration Statement.




/s/ Deloitte & Touche LLP


Princeton, New Jersey
March 26, 2003